UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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HARRIS CORPORATION
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HARRIS CORPORATION 1025 West NASA Boulevard Melbourne, Florida 32919

September 6, 2018
Dear Fellow Shareholder:
On behalf of your Board of Directors, I am pleased to invite you to attend the 2018 Annual Meeting of Shareholders of Harris Corporation. The meeting will be held at the Harris Global Innovation Center located at 1025 West NASA Boulevard, Melbourne, Florida, on Friday, October 26, 2018, starting at 1:00 p.m. local time.
The accompanying Notice of 2018 Annual Meeting of Shareholders and Proxy Statement describe the matters to be acted on at the meeting, which include:

•	election of the 11 nominees for director named in the accompanying Proxy Statement for a one-year term;

•	an advisory vote to approve the compensation of our named executive officers;

•	ratification of the appointment of our independent registered public accounting firm for fiscal year 2019; and

•	such other business as may properly come before the meeting or any adjournments or postponements thereof.
Your Board of Directors unanimously recommends a vote FOR election of its nominees for director, FOR advisory approval of the compensation of our named executive officers and FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019. These matters are discussed in greater detail in the accompanying Proxy Statement.
The attendance of shareholders at our annual meetings has been helpful in maintaining communication and understanding. We hope you will be able to join us. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you can also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/voting instruction card.

Sincerely,

William M. Brown Chairman, President and Chief Executive Officer

VOTING YOUR SHARES IS IMPORTANT. PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION OVER THE INTERNET OR BY TELEPHONE.
YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN
YOUR PROXY/VOTING INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919

Notice of
2018 Annual Meeting of Shareholders
to be held on October 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 26, 2018:
The Proxy Statement and 2018 Annual Report to Shareholders are available at:
harris.com/about/corporate-governance
TO THE HOLDERS OF COMMON STOCK
OF HARRIS CORPORATION:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders of Harris Corporation will be held at the Harris Global Innovation Center located at 1025 West NASA Boulevard, Melbourne, Florida, on Friday, October 26, 2018, starting at 1:00 p.m. local time, for the following purposes:

1.	to elect as directors the 11 nominees named in the accompanying Proxy Statement for a one-year term expiring at the 2019 Annual Meeting of Shareholders;

2.	to hold an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.	to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019; and

4.	to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The accompanying Proxy Statement more fully describes these matters. We have not received notice of other matters that may be properly presented at the Annual Meeting.
Only holders of common stock of record at the close of business on August 31, 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. No ticket is required for admission to the Annual Meeting. For security purposes, however, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting. Packages, boxes, handbags, briefcases and other items are subject to inspection.
Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials about how to view the proxy materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating and promptly mailing your proxy/voting instruction card that was included. If you attend the Annual Meeting, you may vote in person.
By Order of the Board of Directors
Scott T. Mikuen
Senior Vice President,
General Counsel and Secretary
Melbourne, Florida
September 6, 2018

IMPORTANT NOTICE
Voting your shares is important. If you do not expect to attend the Annual Meeting of Shareholders or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you can also submit your proxy/voting instruction by completing, signing, dating and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

HARRIS CORPORATION
2018 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

Proxy Statement
for
2018 Annual Meeting of Shareholders
to be held on October 26, 2018

The Board of Directors (our “Board”) of Harris Corporation (which we refer to as “Harris,” “Company,” “we,” “our” or “us”) is making this proxy statement available to you over the Internet or delivering this proxy statement to you by mail in connection with the solicitation of proxies by our Board and the solicitation of voting instructions by the trustee of the Harris Corporation Retirement Plan (“Retirement Plan”), in each case for use at the 2018 Annual Meeting of Shareholders to be held on October 26, 2018, and at any adjournments or postponements thereof.
On September 10, 2018, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our shareholders, and we also will commence mailing to some of our shareholders, and make available electronically over the Internet to all of our shareholders: (1) the Notice of 2018 Annual Meeting of Shareholders and this proxy statement, and (2) our 2018 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended June 29, 2018 and our audited financial statements. If you receive your proxy materials by mail, a proxy/voting instruction card will be included.
Summary Information Regarding 2018 Annual Meeting of Shareholders

Date and Time:	October 26, 2018, 1:00 p.m. Eastern time
Location:	Harris Global Innovation Center, 1025 West NASA Boulevard, Melbourne, Florida 32919
Record Date:	August 31, 2018
Voting Methods:

Internet :	Telephone »	Mail +	In Person Ä

Visit www.proxyvote.com

Available until 11:59 p.m. Eastern time on October 25, 2018.

You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.

Call 1-800-690-6903

Available until 11:59 p.m. Eastern time on October 25, 2018.

You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.
		Complete, sign and date your proxy/voting instruction card and mail in the postage-paid return envelope.	If you plan to attend to vote in person, you will need to present at the meeting evidence of your share ownership and a valid, government-issued photo identification.

PROXY SUMMARY
This proxy summary highlights selected information discussed in other parts of this proxy statement regarding the following:

•	The voting matters for the 2018 Annual Meeting of Shareholders

•	Our nominees for election as director

•	Our corporate governance

•	Our key fiscal 2018 financial results and total shareholder return results

•	Our executive compensation program and fiscal 2018 compensation decisions
This summary does not contain all information shareholders should consider, and we encourage shareholders to read carefully the entire proxy statement.
Voting Matters and Board Voting Recommendations

Proposal 1: Election of Directors
Our Board unanimously recommends voting FOR election of its 11 nominees for director for a 1-year term
FOR ☑

•
Balanced slate of longer-tenured members with in-depth knowledge of our business and newer members, who collectively have broad and diverse leadership and other experience, qualifications, skills and attributes, including in key areas our Board views as valuable
•
All nominees are independent, except Mr. Brown, our CEO
•
Board oversaw setting of fiscal 2018 strategy and achievement of strong fiscal 2018 financial results and total shareholder return results

è See pages 9 - 35 for further information.

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers
Our Board unanimously recommends voting FOR approval of the compensation of our named executive officers as disclosed in this proxy statement
FOR ☑

•
Executive compensation decisions made by independent members of our Board and our Management Development and Compensation Committee
•
Input from our independent executive compensation consulting firm
•
Pay-for-performance alignment, with strong fiscal 2018 financial results and total shareholder return results

è See pages 36 - 84 for further information.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Board unanimously recommends voting FOR ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2019
FOR ☑

•
Independent accounting firm with breadth of knowledge, support and expertise of accessible national office
•
Significant industry and government contracting expertise
•
Periodic mandated rotation of audit firm’s lead engagement partner

è See pages 86 - 88 for further information.

Board Nominee Highlights
The following table and graphs provide summary information regarding each of our Board’s nominees for election as director as well as their tenure, independence and broad and diverse valuable experience:

Nominee	Age	Independent with Respect to Harris	Harris Director Since	Harris Committees				Other Public Company Boards Currently Serving On
				Audit Committee	Governance and Corporate Responsibility Committee	Finance Committee	Management Development and Compensation Committee
James F. Albaugh	68	✓	2016					3
Sallie B. Bailey	58	✓	2018					—
William M. Brown	55	✗	2011					1
Peter W. Chiarelli	68	✓	2012					—
Thomas A. Dattilo	67	✓	2001					—
Roger B. Fradin	65	✓	2016					3
Lewis Hay III	62	✓	2002					2
Vyomesh I. Joshi	64	✓	2013					1
Leslie F. Kenne	70	✓	2004					1
Gregory T. Swienton	68	✓	2000					1
Hansel E. Tookes II	70	✓	2005					3
= Chairperson = Member

Balance among tenures

All independent, except CEO

Broad and diverse experience, including in key valuable areas

Corporate Governance Highlights

Our Board has long been focused on and committed to responsible and effective corporate governance in order to enhance the creation of sustainable, long-term shareholder value and to be accountable and responsive to our shareholders. The following summary highlights certain key aspects of our corporate governance:
Board Structure and Governance

•	Independent directors currently comprise approximately 92% of our Board and 100% of each of its standing committees.

•	All directors are elected annually using a majority voting standard in uncontested elections, with offer to tender resignation required for not receiving more “for” than “against” votes.

•	Our Lead Independent Director is broadly empowered with defined responsibilities and authority.

•	Independent directors regularly hold executive sessions led by our Lead Independent Director, as well as executive sessions of all directors led by our Chairman and CEO.

•	Our Board and each of its standing committees conduct an annual self-assessment for continuous improvement in performance and effectiveness.

•
Our Board membership criteria applicable to all nominees by our Board include consideration of diversity of viewpoints, background, experience, gender, race, ethnicity and similar demographics, as well as avoiding potential overboarding (more than 4 other public company boards, under our guidelines).

•	Our director retirement policy requires that a director not stand for re-election if he or she would be age 72 or older at the time of election.

•
A focus area of our Board has been Board refreshment, with the addition of 3 new directors in the last 2 years and preparation for 4 director retirements in the next 3 years, which will lower average director tenure.

•	Our Board reviews and evaluates management development and succession plans.

•	Our stock ownership guidelines for non-employee directors provides for owning at least $500,000 of our stock or stock equivalent units within 5 years after election or appointment to our Board.

•	We prohibit short sales, hedging, other derivative transactions and pledging of our common stock by directors and executive officers.

•
We have an annual “say-on-pay” advisory vote and seek input of our large shareholders on key aspects of our executive compensation program. (See “Executive Compensation Summary” below in this proxy summary for additional summarized governance practices and features of our executive compensation program.)

•
Our strong ethics and business conduct program reflects our commitment to adherence to our Code of Conduct and broader compliance principles, to responsible corporate citizenship and sustainability and to our belief that we should conduct all business dealings with honesty, integrity and responsibility.

Shareholder Rights

•
Our Board, based on shareholder engagement, adopted a robust proxy access By-Law provision in fiscal 2018 that is broadly consistent with other S&P 500 companies and allows eligible shareholders to nominate and include in our proxy materials candidates for election to our Board.

•	Our Board has adopted a By-Law provision that shareholders holding at least 25% of our common stock have the right to call a special meeting.

Key Fiscal 2018 Financial Results
Our strong fiscal 2018 financial results and total shareholder return (“TSR”) results reflected our successful execution against the key strategic priorities we set for fiscal 2018, which were:

•	Grow revenue in all three business segments;

•	Drive flawless execution while maintaining margins through operational excellence; and

•	Maximize cash flow with balanced capital deployment.

Fiscal 2018 and 2017 Results Comparison

	FY17 Results	FY18 Results	Change
	(in millions, except per share amounts)
Orders	$6,026	$7,429	23%
Revenue	$5,900	$6,182	5%
Operating income	$1,073	$1,122	5%
Non-GAAP operating income*	$1,131	$1,186	5%
Income from continuing operations per diluted common share	$5.12	$5.94	16%
Non-GAAP income from continuing operations per diluted common share*	$5.53	$6.50	18%
Operating cash flow	$569	$751	$182
Adjusted free cash flow*	$850	$915	$65
Cash used to retire debt	$575	$555	n/m
Cash used to repurchase shares of our common stock	$710	$272	n/m
Annualized cash dividend rate per share**	$2.12	$2.28	8%
Cash used to pay dividends	$262	$272	n/m
Cash used to make voluntary contributions to qualified defined benefit pension plans	$400	$300	n/m
Company-sponsored research and development	$310	$311	—

n/m = not meaningful
* Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix A.
** On August 25, 2018, our Board increased our quarterly cash dividend from $.57 per share to $.685 per share, for an annualized cash dividend rate of $2.74 per share.

TSR Results(1) at End of Fiscal 2018
(1) TSR results reflect reinvestment of dividends and, in the case of the median of our compensation comparison peer group for fiscal 2018, exclude Orbital ATK, Inc. due to its acquisition in fiscal 2018.

Executive Compensation Summary

Overall Objective — encourage and reward creation of sustainable, long-term shareholder value
Guiding Principles	{	◦ Alignment with shareholders’ interests ◦ Competitiveness at target performance level ◦ Motivate achievement of financial goals and strategic objectives ◦ Align realized pay with performance

Key Features of Our Executive Compensation Program

What We Do
✓	Executive compensation decisions made by independent members of our Board and Compensation Committee
✓	Retain independent executive compensation consulting firm
✓	Periodically review and change composition of compensation comparison peer group, as appropriate
✓	Make significant portion of each executive’s overall compensation dependent on our performance against pre-determined targets for short- and long-term financial measures
✓
Provide significant portion of each executive’s overall compensation opportunity in the form of equity to establish a strong relationship between executive’s compensation and our stock price performance

✓	Align performance share unit award payouts with our stock price performance by including a relative TSR adjustment metric
✓	Have meaningful stock ownership guidelines to maintain alignment of executives’ interests with those of our shareholders
✓	Have annual “say-on-pay” advisory vote and seek input of our large shareholders on key aspects of our executive compensation program
✓	Review and evaluate plans for management development and succession
✓	Pay cash severance payments under executive change in control severance agreements only on a “double trigger” basis
✓	Have a “clawback” policy to recover cash and equity incentive payments from executives in the event of a restatement of our financial statements as a result of errors, omissions or fraud

What We Don’t Do
✗	Provide excessive perquisites
✗	Permit repricing or back-dating of options
✗	Provide excise tax gross-ups under executive change in control severance agreements
✗	Pay dividend equivalents to executive officers on performance share unit or restricted stock unit awards (unless, and only to extent, earned at end of the applicable period)
✗	Permit executives (or directors or other employees) to engage in short sales or enter into hedging, puts, calls or other “derivative” transactions with respect to our securities
✗	Permit executives (or directors) to hold or purchase our stock on margin or in a margin account or otherwise pledge our stock as collateral for margin accounts, loans or any other purpose

Fiscal 2018 Named Executive Officers

•	William M. Brown, Chairman, President and Chief Executive Officer;

•	Rahul Ghai, Senior Vice President and Chief Financial Officer;

•	Sheldon J. Fox, Senior Vice President, Operations and Information Technology;

•	Dana A. Mehnert, Senior Vice President, Chief Global Business Development Officer; and

•	Scott T. Mikuen, Senior Vice President, General Counsel and Secretary.

Summary of Fiscal 2018 Compensation Actions for our Named Executive Officers
Target direct compensation
High percentage for performance-based, at-risk (tied to our performance) portion of fiscal 2018 total target direct compensation (total of base salary rate, target annual cash incentive award and target value of performance share units, stock options and restricted stock units granted as part of our annual cycle of grants to executive officers)

CEO
28.5%
71.5%
Restricted Stock Units, 17.5%
Base Salary, 11%
Target Annual Cash Incentive, 19%
Stock Options, 17.5%
Performance Share Units, 35%
Fixed
Base Salary
Restricted Stock Units
At Risk / Performance-Based
Target Annual Cash Incentive
Performance Share Units
Stock Options
Other Named Executive Officers on Average
39.75%
60.25%
Restricted Stock Units, 13.75%
Base Salary, 26%
Stock Options, 13.75%
Performance Share Units, 27.5%
Target Annual Cash Incentive, 19%

	Fiscal 2018 Base Salary Rate	Fiscal 2018 Target Annual Cash Incentive Award	Fiscal 2018 Target Value of Performance Share Units	Fiscal 2018 Target Value of Stock Options	Fiscal 2018 Target Value of Restricted Stock Units
Mr. Brown	$1,300,000	$2,200,000	$4,100,000	$2,050,000	$2,050,000
Mr. Ghai	$550,000	$412,500	$650,000	$325,000	$325,000
Mr. Fox	$555,000	$416,250	$575,000	$287,500	$287,500
Mr. Mehnert	$555,000	$416,250	$575,000	$287,500	$287,500
Mr. Mikuen	$550,000	$385,000	$550,000	$275,000	$275,000
Base salary rates

	Fiscal 2017 Base Salary Rate	Fiscal 2018 Base Salary Rate	% Increase	Reason for Increase
Mr. Brown	$1,250,000	$1,300,000	4.0%	Merit
Mr. Ghai	$500,000	$550,000	10.0%	Merit and market adjustment
Mr. Fox	$540,000	$555,000	2.8%	Merit
Mr. Mehnert	$540,000	$555,000	2.8%	Merit
Mr. Mikuen	$525,000	$550,000	4.8%	Merit

Annual cash incentive targets and payouts under our Annual Incentive Plan

	Fiscal 2017 Cash Incentive Target as % of Base Salary Rate	Fiscal 2018 Cash Incentive Target as % of Base Salary Rate	% Change	Fiscal 2018 Cash Incentive Payout as % of Target*	Reason for Payout Relative to Target*
Mr. Brown	168%	169%	1%	120.0%	Individual performance
Mr. Ghai	75%	75%	0%	121.2%	Individual performance
Mr. Fox	75%	75%	0%	99.6%	—
Mr. Mehnert	75%	75%	0%	99.6%	—
Mr. Mikuen	70%	70%	0%	110.4%	Individual performance
*Payouts based on weighted adjusted financial measure achievement of 99.6% of target, unless otherwise noted.
Equity compensation target value under our Equity Incentive Plan

	Fiscal 2017 Equity Compensation Target Value in Dollars	Fiscal 2018 Equity Compensation Target Value in Dollars	% Change	Reason for Change
Mr. Brown	$7,650,000	$8,200,000	7.2%	Merit
Mr. Ghai	$1,150,000	$1,300,000	13.0%	Merit and market adjustment
Mr. Fox	$1,150,000	$1,150,000	0%	—
Mr. Mehnert	$1,150,000	$1,150,000	0%	—
Mr. Mikuen	$1,000,000	$1,100,000	10.0%	Merit
Performance share unit award payouts for three-year performance period of fiscal 2016-2018

	Performance Share Units Granted	Weighted Relative TSR Adjusted Payout %*	Shares Paid Out
Mr. Brown	44,140	102.0%	45,023
Mr. Ghai	2,210	102.0%	2,254
Mr. Fox	7,255	102.0%	7,400
Mr. Mehnert	7,255	102.0%	7,400
Mr. Mikuen	6,310	102.0%	6,436
*Payouts at 102.0% of target, principally because our TSR performance over the fiscal 2016-2018 performance period compared with companies in the Standard & Poor’s 500 was in the top quintile and resulted in an upward payout adjustment of 33%.

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1: Election of Directors
Our Board unanimously recommends voting FOR election of its 11 nominees for director for a 1-year term
FOR ☑

•
Balanced slate of longer-tenured members with in-depth knowledge of our business and newer members, who collectively have broad and diverse leadership and other experience, qualifications, skills and attributes, including in key areas our Board views as valuable
•
All nominees are independent, except Mr. Brown, our CEO
•
Board oversaw setting of fiscal 2018 strategy and achievement of strong fiscal 2018 financial results and total shareholder return results

More specific information relevant to this proposal can be found below and in the following sections:
•
Nominees for election - pages 11 - 17
•
Our Board’s role and responsibilities and related matters - pages 20 - 25
•
Our Board’s structure and processes - pages 26 - 31
•
Director compensation and benefits - pages 32 - 35

Proposal Overview
Our Restated Certificate of Incorporation provides that our Board shall consist of not less than eight or more than 13 directors, the exact number of directors to be determined from time to time by our Board. As described further in the paragraphs below, the authorized number of directors was increased to 13 effective April 26, 2018 and will be reduced to 11 effective at the 2018 Annual Meeting of Shareholders. Our entire Board is elected annually by our shareholders. In accordance with our Restated Certificate of Incorporation, a director holds office until the Annual Meeting of Shareholders for the year in which that director’s term expires, and until that director’s successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office. Vacancies may be filled by a majority of the remaining directors.
Eleven of our 13 incumbent directors are standing for election for a new one-year term expiring at the 2019 Annual Meeting of Shareholders. Effective April 26, 2018, our Board increased the authorized number of directors from 12 to 13 and appointed Ms. Sallie B. Bailey as a director for a term expiring at the 2018 Annual Meeting of Shareholders. Mr. Terry D. Growcock and Dr. James C. Stoffel are retiring from our Board effective at the 2018 Annual Meeting of Shareholders and are not standing for election for a new one-year term.
Based on the recommendation of our Governance and Corporate Responsibility Committee, our Board has nominated 11 of our 13 incumbent directors (Ms. Bailey, Ms. Kenne and Messrs. Albaugh, Brown, Chiarelli, Dattilo, Fradin, Hay, Joshi, Swienton and Tookes) for a new one-year term expiring at the 2019 Annual Meeting of Shareholders, as well as voted to reduce the authorized number of directors on our Board from 13 to 11 directors, effective at the 2018 Annual Meeting of Shareholders.
None of our directors (including each of the nominees) is related to any other director or nominee or to any executive officer of Harris or its subsidiaries, by blood, marriage or adoption.
Summary information regarding each of the nominees is set forth in the following table and more detailed biographical summaries of the nominees, as well as information on their experience, qualifications, attributes and skills that our Board has determined support their nomination and service as a director of Harris, appear on subsequent pages. Data with respect to the number of shares of our common stock beneficially owned by each of our directors as of August 31, 2018 is set forth in the table on page 89.
With respect to the proposal to elect the 11 nominees for director named in this proxy statement for a one-year term expiring at the 2019 Annual Meeting of Shareholders, you may:

•	Vote “For” election of one or more of the nominees;

•	Vote “Against” election of one or more of the nominees; or

•	“Abstain” from voting as to the election of one or more of the nominees.
Vote Required and Related Matters
Pursuant to our By-Laws and Corporate Governance Guidelines, the voting standard for the election of our directors is a majority voting standard in uncontested elections and a plurality voting standard in contested elections. The election of directors at the 2018 Annual Meeting of Shareholders is an uncontested election. To be elected in an uncontested election under a majority voting standard, a director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted. If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, then he or she must promptly offer to tender his or her resignation following certification of the vote. Our Governance and Corporate Responsibility Committee shall make a recommendation to our Board regarding action to be taken with respect to such offer to resign. If our Board does not accept the resignation, then the nominee will continue to serve as a director until the next Annual Meeting of Shareholders and until his or her successor shall be duly elected and qualified, or until his or her prior death, resignation, retirement or removal from office. For additional information regarding the majority voting standard, see “Majority Voting for Directors” beginning on page 19.
Proxies will be voted for the election of each of Ms. Bailey, Ms. Kenne and Messrs. Albaugh, Brown, Chiarelli, Dattilo, Fradin, Hay, Joshi, Swienton, and Tookes to serve for a one-year term expiring at the 2019 Annual Meeting of Shareholders, unless otherwise specified in the proxy/voting instructions. Proxies cannot be voted for more than the 11 nominees for director named in this proxy statement. Each of the nominees has consented to stand for election. If any nominee becomes unavailable for election, which we do not currently anticipate, proxies instructing a vote for that nominee may be voted for a substitute nominee selected by our Board or, in lieu thereof, our Board may determine to leave the vacancy temporarily unfilled or reduce the number of directors in accordance with our By-Laws.
Board Voting Recommendation Regarding Proposal 1
Our Board unanimously recommends voting “FOR” election of each of its 11 nominees for director for a one-year term in this uncontested election of directors. If not otherwise specified, proxies will be voted “FOR” election of each of the nominees as recommended by our Board.
Summary Information Regarding Each of the Nominees

Nominee	Age	Independent with Respect to Harris	Harris Director Since	Harris Committees				Other Public Company Boards Currently Serving On
				Audit Committee	Governance and Corporate Responsibility Committee	Finance Committee	Management Development and Compensation Committee
James F. Albaugh	68	✓	2016					3
Sallie B. Bailey	58	✓	2018					—
William M. Brown	55	✗	2011					1
Peter W. Chiarelli	68	✓	2012					—
Thomas A. Dattilo	67	✓	2001					—
Roger B. Fradin	65	✓	2016					3
Lewis Hay III	62	✓	2002					2
Vyomesh I. Joshi	64	✓	2013					1
Leslie F. Kenne	70	✓	2004					1
Gregory T. Swienton	68	✓	2000					1
Hansel E. Tookes II	70	✓	2005					3
= Chairperson = Member

Broad and diverse experience, including in key valuable areas

NOMINEES FOR ELECTION

James F. Albaugh, 68
Position, Principal Occupation and Professional Experience
•
Advisor and consultant to financial services and investment firms (since July 2016)
•
Senior Advisor to The Blackstone Group, a private investment firm (Dec. 2012 - July 2016)
•
37-year career with The Boeing Company, an aerospace company manufacturing commercial jetliners and defense, space and security systems (1975 - 2012), having held various senior positions, including:
◦
President and Chief Executive Officer of Boeing’s Commercial Airplanes business unit (Sept. 2009 - Oct. 2012)
◦
President and Chief Executive Officer of Boeing’s Integrated Defense Systems business unit (July 2002 - Sept. 2009)
◦
Joined Boeing in 1975 and held various other executive positions, including as President and Chief Executive Officer of its Space and Communications business unit

Other Directorships, Trusteeships and Memberships
•
Arconic Inc. (since 2017)
•
American Airlines Group Inc. (since 2013)
•
Goldman Sachs Acquisition Holdings Corp. (since June 2018)
•
B/E Aerospace, Inc. (2014 - 2017)
•
TRW Automotive Holdings Corp. (2007 - 2015)
•
Chairman of National Aeronautic Association (currently)
•
Former President of American Institute of Aeronautics and Astronautics
•
Board of Visitors of Columbia University Engineering School
•
Board of Trustees of Willamette University
•
Board of Aerospace Industries Association (2007 - 2012; Chairman in 2011)
•
Elected member of National Academy of Engineering (2011)

Independent director Director since Sept. 2016 Harris committees • Governance and Corporate Responsibility • Management Development and Compensation

Qualifications, Skills and Attributes Valuable to Harris Board
•
Experience in complex manufacturing operations, supply chain, domestic and international operations, business development, human resources and talent management, safety management, enterprise risk management, technology-driven business environment, accounting and internal controls gained through prior service as senior executive of large aerospace and defense company
•
Experience with very large aerospace and defense government projects and with the government procurement process, including experience with major U.S. Department of Defense programs, which also makes him a valuable strategic advisor to our U.S. Government businesses
•
Public company board and corporate governance experience

Sallie B. Bailey, 58
Position, Principal Occupation and Professional Experience
•
Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation (Dec. 2011 - July 2018)
•
Vice President and Chief Financial Officer of Ferro Corporation (Jan. 2007 - July 2010)
•
11-year career at The Timken Company in various senior management positions of increasing responsibility (1995 - 2006), lastly as Senior Vice President, Finance and Controller
•
Previously with Tenneco Inc. in various finance organization roles (1988 - 1995), lastly as Assistant Treasurer
•
Previously with Deloitte and Touche LLP as an audit supervisor

Other Directorships, Trusteeships and Memberships
•
General Cable Corporation (2013 - 2018)
•
Milacron Holdings Corp. (2004 - 2008)

Independent director Director since April 2018 No Harris committees

Qualifications, Skills and Attributes Valuable to Harris Board
•
Knowledge of corporate finance, strategic planning, banking relationships, operations, complex information technology and other systems, enterprise risk management and investor relations gained through prior service as senior executive of large global manufacturing companies
•
Knowledge and experience with complex financial and accounting functions and internal controls, including as chief financial officer for complex organizations
•
Finance education and experience provide knowledge relevant to many of our capital structure and related credit and finance matters and financial processes
•
Public company board and corporate governance experience through service on other public company boards

William M. Brown, 55
Position, Principal Occupation and Professional Experience
•
Chairman of the Board, President and Chief Executive Officer of Harris Corporation (since April 2014)
•
President and Chief Executive Officer of Harris Corporation (Nov. 2011 - April 2014)
•
14-year career in U.S. and international roles at United Technologies Corporation (“UTC”), a diversified global building and aerospace company (1997 - 2011), including Senior Vice President, Corporate Strategy and Development; 5 years as President of UTC’s Fire & Security Division; and President of Asia Pacific Operations of UTC’s Carrier Corporation
•
Previously with McKinsey & Company as senior engagement manager and with Air Products and Chemicals, Inc. as project engineer

Other Directorships, Trusteeships and Memberships
•
Celanese Corporation (since 2016)
•
Board of Directors of Fire Department of NYC Foundation
•
Board of Trustees of Florida Institute of Technology
•
National Security Telecommunications Advisory Committee
•
Aerospace Industries Association Executive Committee
•
Council of Trustees of Association of the United States Army

Employee director (not independent) Director since Dec. 2011 No Harris committees

Qualifications, Skills and Attributes Valuable to Harris Board
•
Current role as our Chief Executive Officer and the terms of employment agreement (failure to nominate would constitute “constructive termination”), as well as his leadership and management skills
•
Knowledge of complex strategic, operational, management and financial issues faced by a large company with international operations gained through prior service as senior executive and in management and leadership positions at UTC
•
Knowledge and expertise related to strategic planning, global supply chain and procurement, productivity and lean manufacturing initiatives, international sales, marketing and operations, domestic and international mergers and acquisitions, regulatory challenges, and enterprise risk management gained through prior work experience
•
Engineering and finance education and experience provide knowledge relevant to many of our businesses and overall capital structure and financial processes

Peter W. Chiarelli, 68
Position, Principal Occupation and Professional Experience
•
Chief Executive Officer, 1516 LLC (since 2018), a company engaged in public policy and electoral research and analysis
•
Chief Executive Officer, Interologic LLC (since 2018), a company that uses advanced data analytics and machine learning to optimize the digital “personality” of clients
•
Chief Executive Officer of One Mind, a non-profit organization bringing together healthcare providers, researchers and academics to cure brain disorders (April 2012 - Jan. 2018)
•
General, U.S. Army (Retired), retired in March 2012 after nearly 40 years of service with U.S. Army, commanding troops at all levels from platoon to Multi-National Corps and holding various senior officer positions, including:
◦
Vice Chief of Staff (Army’s second-highest-ranking officer), with responsibility for oversight of day-to-day operations and for leading budget planning and execution and efforts to modernize equipment, procedures and formations
◦
Senior Military Assistant, Secretary of Defense (principal military advisor to Secretary of Defense)
◦
Commander of Multi-National Corps - Iraq (senior tactical commander of U.S. and Coalition troops in Iraq)
◦
Division Commander, Fort Hood, Texas and Baghdad, Iraq
◦
U.S. Army Chief of Operations, Training and Mobilization
◦
Executive Officer, Supreme Allied Commander, Europe (principal military assistant and advisor to Supreme Allied Commander, Europe)

Other Directorships, Trusteeships and Memberships
•
1516 LLC (since 2018) (non-public company)
•
Interologic LLC (since 2018) (non-public company)

Independent director Director since Aug. 2012 Harris committees • Audit

Qualifications, Skills and Attributes Valuable to Harris Board
•
Knowledge and expertise in complexities of both U.S. and international militaries, defense communities and defense industries gained through vast U.S. and global military leadership experience during distinguished career in U.S. Army, which also makes him a valuable strategic advisor to our U.S. Government businesses
•
Experience addressing complex operational and strategic issues, managing significant operating budgets, and handling legislative and public affairs and extensive background in military operations and national security gained through responsibility as a senior U.S. Army officer
•
Appreciation and understanding of medical research, healthcare industry and military healthcare gained through healthcare-related leadership experience in U.S. Army and more recent experience as Chief Executive Officer of healthcare-related non-profit organization

Thomas A. Dattilo, 67
Position, Principal Occupation and Professional Experience
•
Advisor to various private investment firms (currently)
•
Chairman and Senior Advisor to Portfolio Group, a privately-held provider of outsourced financial services to automobile dealerships specializing in aftermarket extended warranty and vehicle service contract programs (Jan. 2013 - June 2016)
•
Senior Advisor for Cerberus Operations and Advisory Company, LLC, a unit of Cerberus Capital Management, a private investment firm (2007 - 2009)
•
Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company (“Cooper”), which specializes in design, manufacture and sale of passenger car and truck tires (2000 - 2006)
•
President and Chief Operating Officer of Cooper (1999 - 2000)
•
Previously held senior positions with Dana Corporation, including President of its sealing products group

Other Directorships, Trusteeships and Memberships
•
Haworth, Inc. (since 2010) (non-public company)
•
Portfolio Group (2013 - 2016) (non-public company)
•
Solera Holdings, Inc. (2013 - 2016)
•
Alberto-Culver Company (2006 - 2011)
•
Cooper Tire & Rubber Company (1999 - 2006)
•
Former Chairman of Rubber Manufacturers Association
•
Former Chairman of Board of Trustees of Manufacturers Alliance for Productivity and Innovation

Independent director
Director since Aug. 2001
Lead Independent Director
(April 2014 - Oct. 2016)
Chairman of the Board
(Jan. 2012 - April 2014)
Harris committees
•
Audit
•
Management Development and Compensation (Chairperson)

Qualifications, Skills and Attributes Valuable to Harris Board
•
Knowledge of complex operational, management, financial, strategic and governance issues faced by a large global public company gained through prior service as senior executive of large, publicly traded companies and as executive of a manufacturing company
•
Knowledge and expertise related to global supply chain and distribution, mergers and acquisitions, lean manufacturing and related initiatives, international operations, human resources and talent management, accounting and internal controls, and investor relations gained through prior work experience
•
Additional experience and knowledge related to strategic planning, capital raising, mergers and acquisitions, and economic analysis gained through more recent experience as advisor to private investment firms
•
Understanding of public company governance and executive compensation based on senior executive experience and service on other public company boards

Roger B. Fradin, 65
Position, Principal Occupation and Professional Experience
•
Operating Executive with The Carlyle Group, a global alternative asset manager (since Feb. 2017)
•
17-year career in senior positions with Honeywell International Inc. (“Honeywell”), a diversified technology and manufacturing company (2000 - 2017), including:
◦
Vice Chairman (2014 - 2017)
◦
President and Chief Executive Officer, Automation and Controls business unit (2004 - 2014)
◦
President and Chief Executive Officer, Security and Fire Solutions business unit

Other Directorships, Trusteeships and Memberships
•
Goldman Sachs Acquisition Holdings Corp. (since June 2018)
•
Signode Industrial Group (since 2017) (non-public company)
•
Pitney Bowes Inc. (since 2012)
•
MSC Industrial Direct Co., Inc. (since 1998)

Independent director Director since Oct. 2016 Harris committees • Audit • Finance

Qualifications, Skills and Attributes Valuable to Harris Board
•
Knowledge of complex strategic, operational, financial, management and governance issues faced by a large public company gained through prior service as senior executive of a large global diversified technology and manufacturing company
•
Knowledge of domestic and international operations, business development, strategic planning, product development and marketing, technology innovation, corporate finance, mergers and acquisitions, human resources and talent management, accounting and internal controls gained through prior work experience
•
Entrepreneurial background, with experience in driving growth for businesses under his leadership, and experience in entering new markets, both organically and through acquisitions
•
Finance education and experience also provide knowledge and experience particularly relevant to our capital structure and related credit and finance matters
•
Public company board and corporate governance experience through service on several public company boards

Lewis Hay III, 62
Position, Principal Occupation and Professional Experience
•
Operating Advisor for Clayton, Dubilier & Rice, LLC, a private equity investment firm (since Jan. 2014)
•
14-year career in senior positions with NextEra Energy, Inc. (formerly FPL Group, Inc.) (“NextEra”), one of the nation’s leading electricity-related services companies and the largest renewable energy generator in North America (1999 - 2013), including:
◦
Chairman and Chief Executive Officer of NextEra (Dec. 2006 - July 2012)
◦
Chairman, President and Chief Executive Officer of NextEra (Jan. 2002 - Dec. 2006)
◦
Chief Executive Officer of Florida Power & Light Company (Jan. 2002 - July 2008)

Other Directorships, Trusteeships and Memberships
•
Anthem, Inc. (since 2013)
•
Capital One Financial Corporation (since 2003)
•
NextEra Energy, Inc. (2001 - 2013)
•
Former director and Chairman of Institute of Nuclear Power Operations
•
Former director and Chairman of Edison Electric Institute
•
Business Board of Advisors at Carnegie Mellon University’s Tepper School of Business (2001 - 2017)
•
Former member of Business Roundtable and Florida Council of 100
•
President Obama’s Council on Jobs and Competitiveness (2011 - 2013)

Independent director Director since Feb. 2002 Harris committees • Finance (Chairperson) • Management Development and Compensation

Qualifications, Skills and Attributes Valuable to Harris Board
•
Knowledge of complex strategic, operational, management, regulatory, financial and governance issues faced by a large public company gained through prior service as senior executive of a large, publicly traded company, a chief financial officer of another large company and a strategy consultant for 9 years
•
Knowledge and expertise related to strategic planning, capital raising, financial planning, enterprise risk management, accounting and internal controls, mergers and acquisitions, and investor relations gained through prior work experience
•
Science and engineering education and training provide knowledge and experience relevant to some of our businesses
•
Understanding of executive compensation and public company governance through senior executive experience and service on several public company boards

Vyomesh I. Joshi, 64
Position, Principal Occupation and Professional Experience
•
President and Chief Executive Officer of 3D Systems Corporation (since April 2016), a company that provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools
•
32-year career with Hewlett-Packard Company (“HP”), a company engaged in personal computing and access devices, imaging and printing-related products and services and information technology software and solutions (1980 - 2012), starting as research and development engineer and progressing through a series of management positions with increasing responsibility and to overseeing some of HP’s most successful global commercial enterprises, including as Executive Vice President, Imaging and Printing Group (2002 - 2012)

Other Directorships, Trusteeships and Memberships
•
3D Systems Corporation (since 2016)
•
Wipro Limited (2012 - 2016)
•
Yahoo! Inc. (2005 - 2012)
•
Dean’s Advisory Council at The Rady School of Management at the University of California, San Diego

Independent director Director since Sept. 2013 Harris committees • Governance and Corporate Responsibility

Qualifications, Skills and Attributes Valuable to Harris Board
•
Knowledge of complex strategic, research and development, operational, management and financial issues faced by a large publicly traded, technology-driven company with global operations gained through service as President and CEO of 3D Systems, prior service as senior executive of HP and more than 30 years of experience focused on strategy and technology
•
Knowledge and expertise related to strategic planning, technology innovation, research and development, new product introductions, global manufacturing and operations, regional “go to market” organizations, supply chain and distribution, joint ventures and strategic alliances, and human resources and talent management gained through prior work experience
•
Science and engineering education and training provide knowledge and experience relevant to some of our businesses
•
Understanding of public company governance and operations gained through service on other public company boards

Leslie F. Kenne, 70
Position, Principal Occupation and Professional Experience
•
Independent consultant for various defense companies and agencies (since Sept. 2003)
•
Lieutenant General, U.S. Air Force (Retired), retired in Sept. 2003 after 32-year military career and holding various senior officer positions, including:
◦
Deputy Chief of Staff for Warfighting Integration at Air Force headquarters
◦
Commanded Electronic Systems Center at Hanscom Air Force Base
◦
Directed a number of major procurement programs, including F-16 and F-35 programs

Other Directorships, Trusteeships and Memberships
•
Oshkosh Corporation (since 2010)
•
Unisys Corporation (2006 - 2017)
•
EDO Corporation (2004 - 2007)

Independent director Director since April 2004 Harris committees • Finance

Qualifications, Skills and Attributes Valuable to Harris Board
•
Experience managing significant operating budgets and addressing complex operational and strategic issues and first-hand experience on large government projects and the government procurement process gained through responsibilities during distinguished career as senior officer in U.S. Air Force
•
Knowledge and expertise in complexities of both U.S. military and defense industry, which also makes her a valuable strategic advisor to our U.S. Government businesses
•
Knowledge and expertise regarding program development, resourcing and other aspects of managing major U.S. Department of Defense programs, as well as operations and systems engineering
•
Understanding of business conduct and compliance matters particularly relevant to a U.S. Government contractor gained through recent experience serving as compliance monitor for large organizations
•
Understanding of public company governance and operations gained through service on several public company boards

Gregory T. Swienton, 68
Position, Principal Occupation and Professional Experience
•
Retired Chairman and Chief Executive Officer of Ryder System, Inc. (“Ryder”), a logistics and transportation services company, after 14-year career in senior positions (1999 - 2013), including as Chairman, President and Chief Executive Officer of Ryder (May 2002 - Dec. 2012)
•
Senior positions with Burlington Northern Santa Fe Corporation (“BNSF”) and the former Burlington Northern Railroad (1994 - 1999), including Senior Vice President-Growth Initiatives of BNSF
•
Previous 12-year career in various executive and management positions with DHL Worldwide Express (1982 - 1994)

Other Directorships, Trusteeships and Memberships
•
Lennox International, Inc. (since 2010)
•
Ryder System, Inc. (1999 - 2013)

Independent director Director since Feb. 2000 Harris committees • Audit (Chairperson) • Finance

Qualifications, Skills and Attributes Valuable to Harris Board
•
Knowledge of complex strategic, operational, financial, management and governance issues faced by a large public company gained through prior service as senior executive of large, publicly traded companies and more than 40 years of experience in large, global businesses, including long-term overseas assignments
•
Knowledge and expertise in supply chain, logistics, domestic and international operations, business development, corporate finance, banking, human resources and talent management, accounting and internal controls, safety management, enterprise risk management, complex information technology and investor relations gained through prior work experience
•
Finance education and experience provide knowledge and expertise particularly relevant to our capital structure and related credit and finance matters

Hansel E. Tookes II, 70
Position, Principal Occupation and Professional Experience
•
Retired from Raytheon Company, a company engaged in defense and government electronics, space and airborne systems, information technology, technical services and business and special mission aircraft, in Dec. 2002 after holding various senior positions (1999 - 2002), including:
◦
President of Raytheon International
◦
Chairman, President and Chief Executive Officer of Raytheon’s Aircraft Company subsidiary, a commercial, military and regional aircraft manufacturing company
•
19-year career in senior leadership positions with United Technologies Corporation (1980 - 1999), including President of Pratt & Whitney Large Military Engines Group
•
Previously served as Lieutenant Commander and pilot in U.S. Navy and later as commercial pilot with United Airlines

Other Directorships, Trusteeships and Memberships
•
Corning Incorporated (since 2001)
•
NextEra Energy, Inc. (since 2005)
•
Ryder System, Inc. (since 2002)

Independent director Director since April 2005 Harris committees • Governance and Corporate Responsibility (Chairperson) • Management Development and Compensation

Qualifications, Skills and Attributes Valuable to Harris Board
•
Experience in complex operations, manufacturing, regulatory issues, performance excellence, global compliance, business development, technology-driven business environments, accounting and internal controls, and enterprise risk management gained through prior service as senior executive and prior management and leadership positions with large international public aerospace and defense companies
•
Knowledge of, and experience with, large aerospace and defense government projects and with the government procurement process, including experience with major U.S. Department of Defense programs, which also makes him a valuable strategic advisor to our U.S. Government businesses
•
Science, engineering and business education and training provide knowledge and experience relevant to many of our businesses
•
Broad public company governance experience gained through service on other public company boards

Director Nomination Process and Criteria, and Board Diversity
Our Board is responsible for approving nominees to stand for election as directors. Our Governance and Corporate Responsibility Committee assists our Board in this process and identifies individuals it determines are qualified to become Board members and recommends nominees.
Our Board has a long-standing policy to consider director nominees recommended by shareholders. A shareholder who wishes to recommend a nominee for our Governance and Corporate Responsibility Committee’s consideration must include at least the following information about the proposed nominee: name, age, business or residence address, principal occupation or employment, and the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected. The required information should be sent to our Secretary at 1025 West NASA Boulevard, Melbourne, Florida 32919. Our Secretary will forward properly submitted shareholder-recommended nominations to the Chairperson of our Governance and Corporate Responsibility Committee for consideration at a future Governance and Corporate Responsibility Committee meeting. Individuals recommended by shareholders in accordance with these procedures will be evaluated and considered by our Governance and Corporate Responsibility Committee in the same manner as it evaluates other proposed nominees.
In addition to recommending nominees for consideration to our Governance and Corporate Responsibility Committee, shareholders may (i) submit nominees for inclusion in Harris-sponsored proxy materials for an annual meeting of our shareholders pursuant to the new “proxy access” provision of our By-Laws that we adopted in fiscal 2018, as described below, and (ii) directly propose nominees for consideration at an annual meeting of our shareholders pursuant to our By‑Laws but not pursuant to the proxy access provision of our By‑Laws. The requirements and procedures shareholders must follow for submitting nominees for inclusion in Harris-sponsored proxy materials and directly proposing nominees for consideration are discussed beginning on page 90 under “Shareholder Nominees for Director and Other Shareholders Proposals for 2019 Annual Meeting of Shareholders.”
“Proxy Access” Implemented in Fiscal 2018
For several years, our Governance and Corporate Responsibility Committee carefully considered the issue of proxy access, monitoring developments and best practices. Based on shareholder engagement, our Governance and Corporate Responsibility Committee recommended to our Board the approval of, and our Board approved, amending our By-Laws to implement proxy access effective May 30, 2018. The newly implemented proxy access provision of our By-Laws allows an individual eligible shareholder, or group of no more than 20 eligible shareholders, to nominate and include in our proxy materials candidates for election to our Board, as long as such shareholder or shareholder group, as applicable, continuously owns 3% or more of the outstanding shares of our common stock for at least three years. The maximum number of proxy access nominees permitted is the greater of two or 20% of our Board of (rounded down to the nearest whole number), provided that the shareholder(s) and the nominee(s) satisfy the eligibility and procedural requirements set forth in our By-Laws. The additional eligibility and procedural requirements include a requirement that a proxy access nomination notice must be delivered to us no earlier than 150 calendar days and no later than 120 calendar days before the first anniversary of the mailing date of our proxy materials for our prior year’s annual meeting of shareholders, as well as requirements that all nominees for directors and nominating stockholder(s) provide certain information, representations and agreements to us in order to be eligible for election. Our Board believes that the newly implemented proxy access provision of our By-Laws strikes an appropriate balance between providing our shareholders with broad and meaningful access to our proxy materials, on one hand, and requiring sufficient transparency, protecting the interests of all shareholders and ensuring effective governance, on the other hand, and reflects best practices by being broadly consistent with other S&P 500 companies’ proxy access by-laws.
Criteria Applicable to Incumbent Nominees
Our Governance and Corporate Responsibility Committee also has a process for considering, reviewing and evaluating incumbent directors as potential nominees for re-election. Pursuant to this process, prior to each annual meeting of shareholders, each current director discusses participation on our Board and its committees and other relevant matters with our Chairman or Lead Independent Director, if one has been designated. Each current director also is requested to discuss any concerns or issues regarding continued membership on our Board with the Chairperson of our Governance and Corporate Responsibility Committee. In addition, our Governance and Corporate Responsibility Committee reviews each current director’s experience, qualifications, attributes, skills, tenure, contributions, other directorships, meeting attendance record, any changes in employment status and other information it deems helpful in considering and evaluating the director for nomination.
Criteria Applicable to all Nominees by our Board
Our Corporate Governance Guidelines contain Board membership criteria that apply to all individuals nominated by our Board for a position on our Board. Our Board, based on the recommendation of our Governance and Corporate Responsibility Committee (which will be based on the criteria set forth below, regardless of whether the individual is recommended by shareholders or identified by our Governance and Corporate Responsibility Committee for nomination by our Board or otherwise), will select nominees considering the following criteria:

•	Demonstrated ability and sound judgment that usually will be based on broad experience;

•	Personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	Willingness to objectively appraise management performance;

•	Current knowledge and contacts in the markets in which we do business and in our industry or other industries relevant to our businesses, giving due consideration to potential conflicts of interest;

•	Ability and willingness to commit adequate time to Board and committee matters, including attendance at Board, committee and annual shareholder meetings;

•	The number of other boards of which the individual is a member;

•
Compatibility of the individual’s experience, qualifications, skills, attributes and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Harris and the interests of our shareholders; and

•	Diversity of viewpoints, background, experience, gender, race, ethnicity and similar demographics.
Consideration of Diversity in Selecting Nominees
Our Board values diversity as a factor in selecting nominees to serve on our Board. Although we have adopted no specific policy on diversity, our Governance and Corporate Responsibility Committee considers our Board membership criteria in selecting nominees for directors, including “diversity of viewpoints, background, experience, gender, race, ethnicity and similar demographics.” Such considerations also may include personal characteristics, functional background, executive or professional experience, and international experience. As a general matter, our Board considers diversity in the context of our Board as a whole and takes into account the personal characteristics and experience of current and prospective directors to facilitate Board deliberations and decisions that reflect a broad range of perspectives.
Assistance of Third-Party Search Firm
Our Governance and Corporate Responsibility Committee generally has retained a third-party search firm to assist in identifying and/or evaluating potential nominees, and all of our current independent directors have been identified and/or evaluated using this process.

Majority Voting for Directors
Pursuant to our By-Laws and Corporate Governance Guidelines, the voting standard applicable for the election of our directors in uncontested elections is a majority voting standard. An uncontested election of directors is an election in which the number of properly nominated nominees does not exceed the number of director positions to be filled. In contested director elections, the plurality voting standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors.
To be elected in an uncontested election under a majority voting standard, a director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect in an uncontested election of directors because only votes cast “For” or “Against” a nominee will be counted. If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, he or she must promptly offer to tender his or her resignation following certification of the vote. Our Governance and Corporate Responsibility Committee shall consider the resignation offer and shall recommend to our Board the action to be taken. Our Board shall take action within 90 days following certification of the vote, unless such action would cause us to fail to comply with the New York Stock Exchange (“NYSE”) independence or other legal requirements, in which event our Board shall take action as promptly as practicable while continuing to meet such requirements. Our Board also will promptly publicly disclose its decision and the reasons therefor. If our Board does not accept the resignation, the nominee will continue to serve as a director until the next Annual Meeting of Shareholders and until his or her successor shall be duly elected and qualified, or until his or her prior death, retirement, resignation or removal from office. If our Board accepts the resignation, then a majority of our Board, in its sole discretion, may fill any resulting vacancy or may choose not to fill the vacancy and to decrease the size of our Board.
The election of directors at the 2018 Annual Meeting of Shareholders is an uncontested election and thus the majority voting standard applies.
Director Retirement Policy
We do not impose term limits for directors. It is our policy that a director who would be age 72 or older at the time of election shall not stand for re-election. A director also is expected to offer to tender automatically his or her resignation in the event of retirement or other significant change in employment position or employer, and our Board then will determine whether such director’s continued Board membership under the new circumstances is in the best interests of Harris and our shareholders, free from conflicts of interest and otherwise appropriate.

OUR BOARD’S ROLE AND RESPONSIBILITIES AND RELATED MATTERS

Overview
Our Board is responsible for overseeing the management of our business, property and affairs and is focused on the creation of sustainable, long‑term shareholder value. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer (“CEO”) and other executives, by reviewing materials provided to them or requested by them, by visiting our offices and facilities and by participating in meetings of our Board and its committees.
Our Board’s major responsibilities include:

•	overseeing the conduct of our business and our strategy and reviewing and approving our key strategic and financial objectives and operating plans and other significant actions;

•	overseeing the management of our business and other enterprise risks;

•
establishing and maintaining an effective governance structure, including appropriate board composition, planning for board succession and appointing directors to fill Board vacancies between annual meetings of shareholders;

•
selecting the CEO and electing our corporate officers, evaluating CEO and other executive officer performance, determining executive compensation, planning for CEO succession and monitoring management’s succession planning for other executive officers;

•	overseeing our ethics and compliance programs; and

•	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures.
Corporate Governance Guidelines
Our Board has long been focused on and committed to responsible and effective corporate governance in order to enhance the creation of sustainable, long-term shareholder value and to be accountable and responsive to our shareholders. Our Board has adopted Corporate Governance Guidelines that trace their history to 1960 and have evolved and been revised over time. Our Governance and Corporate Responsibility Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to our Board concerning corporate governance matters. Our Board regularly reviews our Corporate Governance Guidelines and updates them periodically in response to changing regulatory requirements and evolving governance practices. Our Corporate Governance Guidelines address matters including:

• Board composition	• Prohibitions on hedging
• Director independence	• Prohibition on margin accounts and pledging transactions
• Selection of Chairman	• Meeting schedules and agenda
• Designation and responsibilities of Lead Independent Director	• Executive sessions of independent directors
• Selection of Board nominees	• Access to management
• Board membership criteria	• Board committees and membership
• Majority voting for directors	• Board and director responsibilities
• Director retirement policy	• Director orientation and continuing education
• Other directorships	• CEO performance evaluation and compensation
• Director compensation	• Succession planning
• Stock ownership guidelines	• Board and committee self-evaluations

A copy of our Corporate Governance Guidelines is available on the Corporate Governance section of our website at harris.com/about/corporate-governance.

Director Independence
Our Corporate Governance Guidelines require us to have a board of directors with at least two-thirds of independent directors. Our Board is, and for many years has been, comprised of at least two-thirds of independent directors. Our Board has adopted Director Independence Standards to assist in the evaluation of the independence of each of our directors. Our Board assesses the independence of our directors and examines the nature and extent of any relationships between us and our directors, their families and their affiliates. A copy of our Director Independence Standards is available on the Corporate Governance section of our website at harris.com/about/corporate-governance.
For a director to be considered independent, our Board must affirmatively determine that the director does not have any direct or indirect material relationship with us, other than as a director. A director will not be considered independent if, within the preceding three years:

•
The director was an employee, or an immediate family member of the director was employed as an executive officer, of Harris, provided that serving as an interim chairman, chief executive officer or other executive officer does not disqualify the director from being considered independent after that employment relationship has ended;

•
The director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from Harris, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with Harris); except that compensation received by an immediate family member of the director for services as a non-executive employee of Harris or compensation received by the director for service as an interim chairman, chief executive officer or other executive officer need not be considered in determining independence under this test;

•
The director, or an immediate family member of the director, is or was employed as an executive officer of another company where any of Harris’ present executive officers at the same time served on that company’s compensation committee; or

•
The director currently is an executive officer of or employed by another company, or an immediate family member of the director currently is employed as an executive officer of such other company, that has made payments to, or received payments from, Harris for property or services (not including contributions to tax exempt organizations) in an amount which, in any single fiscal year of such other company, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated annual gross revenues.

A director also will not be considered independent if:

•
The director is a current partner with or employed by the present internal or external auditor of Harris, an immediate family member of the director is a current partner of such a firm, an immediate family member of the director is a current employee of such firm and personally works on the Harris audit, or the director or an immediate family member of the director was within the last three years a partner or employee of such firm and personally worked on the Harris audit within such three-year period.

The following relationships will, individually, not be considered to be material relationships that would impair a director’s independence:

•
If a director of Harris is an executive officer or an employee, or an immediate family member of a director of Harris is an executive officer, of another company that makes payments to, or receives payments from, Harris for property or services in an amount which, in any single fiscal year of such other company, does not exceed the greater of (a) $1 million or (b) 2% of such other company’s consolidated annual gross revenues;

•
If a director of Harris or an immediate family member of a director of Harris is an executive officer of another company that is indebted to Harris, or to which Harris is indebted, and the total amount of the borrower’s indebtedness to the other company is less than 2% of the consolidated assets of the company where the director or immediate family member serves as an executive officer;

•
If a director of Harris is an executive officer of another company in which Harris owns an equity interest, and the amount of the equity interest is less than 5% of the total equity of such other company;

•
If a director of Harris, or the spouse of a director of Harris, serves as a director, officer or trustee of a tax exempt organization, and within the preceding three years, Harris’ or the Harris Foundation’s discretionary contributions to such organization in any single fiscal year of such organization are less than the greater of (a) $1 million or (b) 2% of such organization’s consolidated annual gross revenues; or

•	If a director or a director’s immediate family members own Harris shares.

Pursuant to our Corporate Governance Guidelines, our Board undertook a review of director independence in August 2018, which included a review of the responses of each director to questions regarding his or her commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, and discussions with the director. Based on the NYSE listing standards and our Director Independence Standards, our Board has affirmatively determined in its business judgment that each director, with the exception of Mr. Brown, our Chairman of the Board, President and Chief Executive Officer, is independent and has no direct or indirect material relationship with Harris, other than as a director, that impairs the director’s independence.
Our Board’s Role in Strategy
One of our Board’s major responsibilities is overseeing our strategy and reviewing and approving our key strategic objectives and operating plans. Our Board believes our overall business strategy should be designed with the goal of creating sustainable, long‑term shareholder value. Our Board plays an active role in its oversight of the formulation and implementation of our strategy. As part of our robust annual strategic planning process, our Board dedicates meeting sessions toward the end of a fiscal year for presentations by our senior leadership team and other executives concerning Company-wide and business unit annual operating plans and three-year strategic plans for the upcoming fiscal year(s). Our Board thoroughly reviews and provides substantive insight and guidance on the plans and subsequently reviews and approves the plans, typically during the fourth quarter of the fiscal year. Our Board then receives regular updates throughout the year as to progress, challenges and risks with respect to execution of the plans. Our Board also routinely receives updates on and discusses topics of strategic importance to us, such as technology, cybersecurity, enterprise risk management and merger and acquisition opportunities. Our Board holds executive sessions solely for independent directors, and separately with our CEO present, at each regularly-scheduled Board meeting to discuss strategic and other significant business developments.
Our Board’s Role in Risk Management
In fulfilling its responsibility of overseeing the management of our business and other enterprise risks, our Board has approved our use of an enterprise risk management (“ERM”) process administered by management, as described below, and considers risks and related mitigation identified through the ERM process or raised in the context of a range of matters that management reports on to our Board or one of its committees.
Enterprise Risk Management Process
Our ERM process, among other things, is designed to identify material risks across Harris with input from each business segment and function. Our ERM process has been reviewed by our Board and is the subject of oversight and regular review by our Audit Committee. However, the responsibility for the day-to-day management of risk lies with our management, and our management continually monitors the material risks facing Harris, including strategic risk, financial risk, operational risk, and legal and compliance risk. Under our ERM process, which is coordinated through a cross-functional management committee, various material business risks are regularly identified, assessed and prioritized. The top risks to Harris, which are reflected in an enterprise risk “heat map,” and any mitigation plans associated with those risks are reported to our Board. In addition, our management ERM committee regularly provides reports to our senior executives to ensure dissemination of information about identified risks to management and throughout Harris. We also manage risk through numerous controls and processes embedded in our operations, and such controls and processes are reviewed from time to time with our Board and/or its relevant committees.
Risks Also Considered in Other Contexts
As noted above, our Board also considers risks that are raised in the context of a range of matters that management reports on to our Board or one of its committees, in which case the applicable committee provides reports regarding such risks to our full Board. Examples of risks considered by our Board and its committees are as follows:

•
Full Board – elements of risk related to Company-wide and business unit annual operating plans, three-year strategic plans, cybersecurity, merger and acquisition opportunities, market environment updates, regular financial and operations updates and other strategic discussions.

•
Audit Committee – elements of risk related to financial reporting, internal audit, internal control over financial reporting, auditor independence and related areas of accounting, taxation, law and regulation.

•
Governance and Corporate Responsibility Committee – elements of risk related to corporate governance issues and various aspects of U.S. and international regulatory compliance, ethics, business conduct, social responsibility, environmental, health and safety matters and export/import controls.

•
Finance Committee – elements of risk related to liquidity, financial arrangements, capital structure, ability to access capital markets and the financial and investment aspects of our defined contribution and defined benefit plans.

•	Management Development and Compensation Committee – elements of risk related to compensation policies and practices and talent management and succession planning.

Our Board’s Role in Management Succession Planning
As part of its oversight responsibility for management succession planning, our Board annually dedicates a meeting session to review our management succession strategy and leadership pipeline for key roles, including the CEO, based on our long-term strategy. Our Board’s Management Development and Compensation Committee facilitates the review session, which includes consideration and assessment of key leadership talent throughout our Company, as well as roles for which it may be necessary to consider external candidates, and our talent strategy for critical positions. The review also includes contingency plans in the event the CEO or another executive officer unexpectedly is unable to serve for any reason, including death or disability. Supporting the review session are broader, periodic talent reviews that management conducts of our business segments and corporate functional areas, which include discussion of succession plans for key positions and identification of top talent for development in future leadership roles. Our Board also receives regular updates on key talent indicators for our overall workforce, including diversity, recruiting and development programs and our human capital strategy and has regular opportunities to observe key leaders and high-potential talent through presentations, meetings and other events. On occasion, various of our Board members serve in a mentoring capacity for various of our executives.
Our Board’s Role in Ethics, Compliance and Sustainability
Our Board carries out its responsibility for overseeing our ethics and compliance programs and our activities related to corporate citizenship and responsibility and sustainability largely through its Governance and Corporate Responsibility Committee. The purposes and responsibilities of our Governance and Corporate Responsibility Committee are discussed below under “Board Committees and Committee Charters” and include the following:

•	Assisting our Board in overseeing the goals and objectives of our ethics and business conduct program consistent with sound, ethical business practices and legal requirements;

•	Assisting our Board in overseeing the goals and objectives of our environmental, health and safety programs;

•	Assisting our Board in overseeing the goals and objectives of our charitable, civic, educational and philanthropic activities; and

•
Reviewing and taking appropriate action concerning strategic issues and trends relating to corporate citizenship and responsibility, including social and political trends and public policy issues that may have an impact on our operations, financial performance or public image.

In addition to ensuring a commitment to adherence to our Code of Conduct (which is a key aspect of our ethics and business conduct program, has been in place since 1987 and is described below), our Board and Governance and Corporate Responsibility Committee oversaw our achievement of the following accomplishments in fiscal 2018:

•	Improving workplace safety, with reported injuries 45 percent below the industry average;

•	Reducing waste as well as water and energy usage;

•	Donating millions of dollars and contributing 63,000 employee hours to community programs – with a special emphasis on science, technology, engineering and math (“STEM”) education;

•
Improving inclusion – increasing the number of women in our executive ranks to 33 percent, with women comprising about one-third and people of color approximately 40 percent of our new college graduate and intern pool; and

•	Receiving multiple workplace awards, including being named a top five aerospace and defense company workplace.

Code of Conduct
All Harris directors and employees, including our CEO, Chief Financial Officer, Principal Accounting Officer and other senior officers, are required to abide by our Code of Conduct, originally adopted as our Standards of Business Conduct in 1987, to help ensure that our business is conducted consistently in an ethical and legal manner. Our Code of Conduct is an important component of a comprehensive business conduct program that includes compliance with all laws and corporate policies and procedures, an open relationship among employees that contributes to good business conduct, and an abiding belief that we should conduct all business dealings with integrity, honesty and responsibility. Our Code of Conduct covers many topics, including:

• Respect in the workplace	• Confidential information and intellectual property
• Health and safety	• Material non-public information and insider trading
• Privacy of personally identifiable information	• Communicating Harris information
• Avoiding conflicts of interest	• Social media
• Working with governments	• Business records and record management
• Commitment to quality	• Protecting Harris assets
• Preventing bribery and corruption	• Political activities and lobbying
• Business courtesies	• Human rights
• Fair competition	• Corporate responsibility
• Exports, imports and trade compliance
Employees are required to report any conduct they believe in good faith to be a violation of our Code of Conduct or policies. Our Code of Conduct is posted on our website at harris.com/content/code-of-conduct and also is available free of charge by written request to our Director, Ethics and Compliance, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Any amendment to, or waiver from, our Code of Conduct that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.
Related Person Transaction Policy
Our Board has adopted a written policy and procedures for the review, approval and ratification of transactions among Harris and our directors and executive officers and their related interests. The policy supplements the conflicts of interest policies set forth in our Code of Conduct and our other internal policies and procedures. Under the related person transaction policy, all related person transactions (as defined in the policy) are to be reviewed by our Governance and Corporate Responsibility Committee. Our Governance and Corporate Responsibility Committee may approve or ratify related person transactions if, in its business judgment, it determines that the transaction is in, or is not inconsistent with, the best interests of Harris and our shareholders. This may include situations where we provide to or receive from related persons products or services on an arm’s-length basis on terms comparable to those provided to or received from unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the approval or ratification decision-making process of our Governance and Corporate Responsibility Committee.
Under the policy and consistent with the rules of the Securities and Exchange Commission (“SEC”), a related person transaction is any transaction, arrangement or relationship in which Harris was, is or will be a participant, where the amount involved exceeds $120,000 and in which a related person had, has or will have a direct or indirect material interest. A related person includes any of our directors, nominees for director or executive officers, any person who is known to be the beneficial owner of more than 5% of any class of our common stock, an immediate family member of any person described above and any firm, corporation or other entity controlled by any person described above. The policy requires that each director and executive officer annually complete a questionnaire to identify his or her related interests and persons and notify us of changes in that information. Before entering into a proposed related person transaction, the related person or involved business area of Harris is requested to notify our Secretary of the facts and circumstances of the proposed transaction. If the Secretary determines that the proposed transaction is a related person transaction, it shall be submitted to our Governance and Corporate Responsibility Committee for review and consideration. A related person transaction entered into without our Governance and Corporate Responsibility Committee’s prior approval will not violate this policy or be unenforceable, so long as the transaction is brought to our Governance and Corporate Responsibility Committee promptly after it is entered into or after it becomes apparent that the transaction is covered by this policy and is ratified by our Governance and Corporate Responsibility Committee.

Based on its holdings as reported on a Schedule 13G/A filed with the SEC, each of T. Rowe Price Associates, Inc. and BlackRock, Inc. beneficially owned more than 5% of our common stock as of August 31, 2018. T. Rowe Price Associates, Inc. and certain of its affiliates provided asset management services in fiscal 2018 for our Retirement Plan, for which participants paid or will pay approximately $2,700,000. BlackRock, Inc. and certain of its affiliates provided asset management services in fiscal 2018 for certain of our defined contribution and defined benefit plans, for which participants paid or will pay approximately $1,800,000 and we paid or will pay approximately $2,000,000.
The agreements with each of T. Rowe Price Associates, Inc. and BlackRock, Inc. were negotiated on an arm’s-length basis, and the ownership of our common stock plays no role in the business relations between us and T. Rowe Price Associates, Inc. or BlackRock, Inc. In addition, we believe that the agreements represent standard terms and conditions for asset management services. In accordance with our related person transaction policy, our Governance and Corporate Responsibility Committee reviewed, ratified and approved such agreements.
Communications with Members of our Board of Directors
General
Shareholders and other persons who wish to communicate with a member or members of our Board, including our Chairman, our Lead Independent Director (if one has been designated), the chairperson of any standing committee of our Board or the independent directors as a group, may send an e-mail to the intended recipient(s) c/o our Secretary at corporate.secretary@harris.com or may write to the intended recipient(s) c/o our Secretary, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. Our Secretary will review each such communication and, if it is related to the duties and responsibilities of our Board and its committees, it will be forwarded to the appropriate recipient(s).
Our Board has instructed our Secretary not to forward communications our Secretary deems unduly hostile, threatening, illegal or similarly inappropriate (such as surveys, spam, junk mail, resumes, service or product inquiries or complaints, solicitations or advertisements). Our Secretary will periodically provide our Board a summary of all communications received that were not forwarded to the intended recipient(s) (other than surveys, spam, junk mail, resumes, service or product inquiries or complaints, solicitations or advertisements) and will make those communications available to any director upon request.
Our Chairman, our Lead Independent Director (if one has been designated) or other director in receipt of a communication for which he or she was the intended recipient will determine whether it will be sent to our full Board or a committee. If a communication is determined to be a complaint or concern pertaining to accounting, internal control or auditing matters, it will be handled in accordance with the procedures discussed below under “Accounting, Internal Control, Auditing and Certain Other Matters.”
Accounting, Internal Control, Auditing and Certain Other Matters
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters, financial reporting or disclosure matters, and other matters relating to actual, alleged or potential violations of any law, rule or regulation relating to securities or to fraud against shareholders. Any of our employees may communicate concerns about any of these matters to such employee’s supervisor, manager or ethics advisor, or to the Vice President, Internal Audit and Compliance or the Director, Ethics and Compliance or certain other individuals, or on a confidential and anonymous basis by way of e-mail or our toll-free hotline numbers listed on our website and in our Code of Conduct. Other persons with such complaints or concerns may contact our Vice President, Internal Audit and Compliance or Director, Ethics and Compliance at 1025 West NASA Boulevard, Melbourne, Florida 32919. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control, auditing, financial reporting or disclosure matters, and if it does, it will be handled in accordance with the procedures established by our Audit Committee. A copy of these procedures is available on the Corporate Governance section of our website at harris.com/about/corporate-governance.
Stock Ownership Guidelines for Non-Employee Directors
To further align the interests of our non-employee directors and shareholders, our Board has adopted stock ownership guidelines for our non-employee directors. Our non-employee directors are expected to own, within five years after election or appointment to our Board, Harris stock or stock equivalent units having a minimum value of $500,000. As of August 31, 2018, all of our non-employee directors met the stock ownership guidelines or were on track to achieve such ownership within the applicable compliance timeframe. Directors who are retiring and will not be standing for re-election at the next Annual Meeting are no longer subject to the guidelines.

OUR BOARD’S STRUCTURE AND PROCESSES
Board Leadership Structure and Lead Independent Director
Our Board’s leadership is currently structured as follows:
•a combined position of Chairman of the Board (“Chairman”) and CEO;
•a Lead Independent Director with well-defined duties that support our Board’s oversight responsibilities;
•a robust standing committee structure comprised solely of independent directors; and

•	engaged Board members who are independent (other than our current Chairman, President and CEO) and who conduct candid and constructive discussions and deliberations.
Our Board elects a Chairman from among the directors. Our Board combines or separates the positions of Chairman and CEO based on what its members believe best serves the needs of Harris and our shareholders at any particular time based on then-existing facts and circumstances. Although our Board generally has combined the positions of Chairman and CEO and designated a Lead Independent Director, our Board determined to separate the positions of Chairman and CEO in connection with the CEO transition to Mr. Brown in November 2011 and appointed Mr. Dattilo as non-executive Chairman, effective January 1, 2012, to provide our Board with independent leadership during the CEO transition and enable Mr. Brown as incoming CEO to concentrate on our business operations. In April 2014, our Board determined to adopt its current structure by combining the positions of Chairman and CEO and electing Mr. Brown as Chairman and CEO, and designating Mr. Dattilo as Lead Independent Director. Mr. Dattilo served as Lead Independent Director until our Board designated Mr. Growcock as Lead Independent Director in October 2016. In connection with Mr. Growcock’s retirement from our Board at the 2018 Annual Meeting of Shareholders, our Board anticipates designating a different independent director to serve as Lead Independent Director following the 2018 Annual Meeting of Shareholders.
Our Board believes that its current leadership structure provides independent board leadership and oversight while also benefiting from having Mr. Brown also serve as Chairman following his transition as incoming CEO, during which he demonstrated the strong leadership and vision necessary to drive Harris’ strategies and achieve Harris’ objectives. Our independent directors believe Mr. Brown’s in-depth knowledge of our businesses and their challenges and opportunities, as well as his extensive understanding of our day-to-day operations and his ability to provide insight and direction on important strategic initiatives, make him well positioned to chair regular Board meetings and to bring key business and stakeholder issues to our Board’s attention.
Our Board believes the following are certain key factors providing our Board appropriate opportunities for oversight, discussion and evaluation of Harris’ decisions and direction:
•the Lead Independent Director structure;
•the independence of each director, other than Mr. Brown;

•	the ability of independent directors to participate in the agenda-setting process for our Board and committee meetings;
•regularly scheduled executive sessions of independent directors; and
•our directors’ access to management.
The actions by our Board in changing its leadership structure in connection with the CEO transition process, without a mandated separation of the Chairman and CEO positions or a requirement for an independent Chairman, evidence our Board’s proactive commitment to strong corporate governance and appropriate independent oversight of management. Our Board believes it is fundamentally wrong, however, to permanently and inflexibly separate or combine the positions of Chairman and CEO and remove our Board’s ability to evaluate and change the structure of our Chairman and CEO positions, as and when appropriate, to best serve the needs of Harris and our shareholders based on then-existing facts and circumstances. Our Board believes that its members possess considerable experience and unique knowledge of the challenges and opportunities Harris faces, and therefore, are in the best position to evaluate the needs of Harris and how best to organize the capabilities of our directors and senior management to meet those needs.

Lead Independent Director
At all times while our Chairman is not independent, our independent directors, by the affirmative vote of a majority of all independent directors, will designate one of our independent Board members to serve as Lead Independent Director. The responsibilities and authority of our Lead Independent Director include:

•	Presiding at all meetings of our Board at which our Chairman is not present, including executive sessions of our independent directors;

•	Serving as liaison between our Chairman and our independent directors;

•	Approving the information sent to our Board and the meeting agendas for our Board;

•	Approving our Board meeting schedules to assure sufficient time for discussion of all agenda items;

•	Calling meetings of our independent directors;

•	Ensuring that he or she is available, when appropriate, for consultation and direct communication consistent with our policies regarding shareholder communications, if requested by major shareholders;

•	Providing timely feedback from executive sessions of our independent directors to our CEO or other members of senior management;

•
Playing a key role in the annual CEO evaluation process, together with the Chairperson of our Management Development and Compensation Committee (or the Chairperson of our Governance and Corporate Responsibility Committee if the same individual is serving as Lead Independent Director and Chairperson of our Management Development and Compensation Committee);

•
Playing a key role in our Board’s annual self-evaluation process and related matters, together with the Chairperson of our Governance and Corporate Responsibility Committee (or the Chairperson of our Management Development and Compensation Committee if the same individual is serving as Lead Independent Director and Chairperson of our Governance and Corporate Responsibility Committee);

•	Guiding and playing a key role in the CEO succession planning process;

•	Assisting with the recruitment of director candidates, when applicable;

•	Serving as spokesperson for our Board, when appropriate, it being understood that our CEO is the primary spokesperson for our Board and us; and

•	Other responsibilities and authority as our Board may determine from time to time.
The designation of a Lead Independent Director is not intended to inhibit communications among our directors or between any of them and our Chairman. Our Lead Independent Director will serve a two-year term that generally will commence on the date of our annual meeting of shareholders. Unless our independent directors shall determine otherwise due to particular circumstances, no independent director will serve as Lead Independent Director for more than two consecutive two-year terms. Our Lead Independent Director may be removed from the position by the affirmative vote of a majority of all independent directors.
Our Lead Independent Director currently is Mr. Growcock, whom our Board designated in October 2016, as noted above. In connection with Mr. Growcock’s retirement from our Board at the 2018 Annual Meeting of Shareholders, our Board anticipates designating a different independent director to serve as Lead Independent Director following the 2018 Annual Meeting of Shareholders.
Board Committees and Committee Charters
Our Board currently has the following 4 standing committees to assist in discharging its responsibilities:
•Audit Committee;
•Governance and Corporate Responsibility Committee;
•Finance Committee; and
•Management Development and Compensation Committee.
The committees regularly report their activities and actions to our full Board, generally at the next Board meeting following the committee meeting. Our Board has adopted a written charter for each committee. The charter of each of our Audit Committee, Governance and Corporate Responsibility Committee and Management Development and Compensation Committee complies with the NYSE corporate governance requirements. There are no NYSE requirements with respect to our Finance Committee charter. Copies of all such charters and our Corporate Governance Guidelines are available on the Corporate Governance section of our website at harris.com/about/corporate-governance and also are available to shareholders free of charge upon written request to our Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919. The principal functions of each standing committee are summarized below.

Audit Committee
Our Audit Committee oversees our independent registered public accounting firm and accounting and internal control matters. Our Audit Committee also assists our Board in fulfilling its responsibilities to oversee, among other things:
•The integrity of our financial statements;
•Our compliance with relevant legal and regulatory requirements;
•Our internal control over financial reporting;
•Our independent registered public accounting firm’s qualifications and independence; and
•The performance of our internal audit function and our independent registered public accounting firm.
The purposes and responsibilities of our Audit Committee also include:

•	Directly appointing, compensating, retaining, terminating and overseeing the work of our independent registered public accounting firm;

•
Pre-approving, or adopting appropriate procedures to pre-approve, all audit services, internal control-related services and non-audit services to be provided by our independent registered public accounting firm;

•
Reviewing and discussing with our independent registered public accounting firm, our internal audit department and our management (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) the effect of regulatory and accounting initiatives or actions applicable to us, as well as off-balance sheet structures, on our financial statements, and (iii) any major issues concerning the adequacy of our internal controls and any special steps adopted in light of any material control deficiencies;

•
Discussing guidelines and policies governing the process by which our management assesses and manages exposure to risk, including key credit risks, liquidity risks, market risks, financial risks and operational risks;

•
Reviewing and discussing our earnings press releases, including the use of “pro forma,” “adjusted” or other non-GAAP financial measures, and the types of financial information and earnings guidance provided, and the types of presentations made, by us to analysts and rating agencies; and

•
Reviewing and discussing with our independent registered public accounting firm, our internal audit department and our management quarterly and year-end operating results, reviewing our interim financial statements prior to their inclusion in our Quarterly Reports on Form 10-Q, and recommending to our Board the inclusion of our annual financial statements in our Annual Reports on Form 10-K.

A more detailed description of our Audit Committee’s purposes and responsibilities is contained in its charter.
Our Board has determined in its business judgment that each member of our Audit Committee is independent within the meaning of the NYSE listing standards, the Sarbanes-Oxley Act of 2002 and related SEC rules and our Director Independence Standards.
Our Board also has determined in its business judgment that each member of our Audit Committee satisfies the “financial literacy” requirements of the NYSE listing standards and has “accounting or related financial management expertise” and that Gregory T. Swienton, Chairperson of our Audit Committee, and each of Messrs. Chiarelli, Dattilo, Fradin and Growcock satisfy the “audit committee financial expert” criteria, as that term is defined by SEC rules, and is independent of Harris.
Our Audit Committee held 8 meetings in fiscal 2018, including meeting regularly with Ernst & Young LLP and our internal auditors, both privately and with management present.

Governance and Corporate Responsibility Committee
The purposes and responsibilities of our Governance and Corporate Responsibility Committee include:

•
Identifying individuals determined by the Committee to be qualified to become a Board member consistent with criteria approved by our Board, and recommending that our Board select the nominees for election or re-election, as applicable, and fill vacancies on our Board;

•	Adopting a policy and procedure for consideration of each candidate to serve as a director recommended by our shareholders;

•	Developing and recommending to our Board our Corporate Governance Guidelines and monitoring trends and evolving practices in corporate governance;

•
Periodically assessing the adequacy of our corporate governance framework, including our Restated Certificate of Incorporation and By-Laws, and recommending changes to our Board for approval, as appropriate;

•	Developing, reviewing and recommending to our Board director compensation and benefit plans;

•	Reviewing and making recommendations to our Board concerning the structure, size, composition and operation of our Board and its committees;

•	Recommending establishment or elimination of committees of our Board and committee assignments;

•
In consultation with each committee chairperson and our Lead Independent Director (if one has been designated), setting meeting schedules for our Board and developing, reviewing and recommending to our Board the schedule of regular meetings of our Board and its committees;

•	Reviewing and approving or ratifying related person transactions in accordance with relevant policies;

•	Reviewing and making recommendations to our Board regarding shareholder proposals and a process for shareholder communications with our Board;

•	Facilitating our Board’s annual self-evaluation of its performance and effectiveness;

•
Retaining (after considering the independence and any potential conflicts of interest of director compensation consultants) and terminating director compensation consultants, including approving such consultants’ fees and other retention terms;

•	Assisting our Board in overseeing the goals and objectives of our ethics and business conduct program consistent with sound, ethical business practices and legal requirements;

•	Assisting our Board in overseeing the goals and objectives of our environmental, health and safety programs;

•	Assisting our Board in overseeing the goals and objectives of our charitable, civic, educational and philanthropic activities; and

•
Reviewing and taking appropriate action concerning strategic issues and trends relating to corporate citizenship and responsibility, including social and political trends and public policy issues that may have an impact on our operations, financial performance or public image.

A more detailed description of our Governance and Corporate Responsibility Committee’s purposes and responsibilities is contained in its charter and our Corporate Governance Guidelines.
For additional information regarding the role of our Governance and Corporate Responsibility Committee and our director compensation process and procedures, including the role of compensation consultants relating to director compensation, see the “Director Compensation and Benefits” section of this proxy statement beginning on page 32.
Our Board has determined in its business judgment that each member of our Governance and Corporate Responsibility Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards. Our Governance and Corporate Responsibility Committee held 6 meetings in fiscal 2018.
Finance Committee
Our Finance Committee is authorized to review periodically our financial position, capital structure, working capital, capital transactions, debt ratings, and the financial and investment aspects of our benefit plans, including our defined contribution and defined benefit plans. Our Finance Committee annually reviews and approves our capital investment plan and capital expenditures. Our Finance Committee also reviews our dividend policy and share repurchase policy and makes recommendations to our Board relating to such policies, and reviews and oversees our benefit plan funding policy. A more detailed description of our Finance Committee’s purposes and responsibilities is contained in its charter. Our Board has determined in its business judgment that each member of our Finance Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards. Our Finance Committee held 4 meetings in fiscal 2018.

Management Development and Compensation Committee
The purposes and responsibilities of our Management Development and Compensation Committee include:

•
Reviewing plans for our management training, development, organizational structure and succession, and recommending to our Board for its approval individuals for election as executive officers and other corporate officers;

•	Overseeing and reviewing our overall compensation philosophy and establishing the compensation and benefits of our executive officers;

•
Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and together with all independent directors of our Board, determining and approving our CEO’s annual salary, cash and equity incentives and other benefits based on this evaluation;

•	Reviewing and approving the annual salary, cash and equity incentives and other benefits of our other executive officers;

•
Reviewing and approving the use and the terms of employment, separation, severance and change in control agreements and any special arrangements in the event of termination of employment, death or retirement of executive officers (together, in the case of our CEO, with all independent directors of our Board);

•	Administering our equity-based compensation plans;

•	Determining stock ownership guidelines for our CEO, executive officers and other corporate officers and overseeing compliance with such guidelines;

•
Reviewing and discussing the “Compensation Discussion and Analysis” section in this proxy statement with our management and making a recommendation to our Board on the inclusion of the “Compensation Discussion and Analysis” section in this proxy statement; and

•
Retaining (after considering the independence and any potential conflicts of interest of compensation consultants) and terminating executive compensation consultants, including approving such consultants’ fees and other retention terms.

A more detailed description of our Management Development and Compensation Committee’s purposes and responsibilities is contained in its charter.
Our Management Development and Compensation Committee has delegated to our CEO the authority to grant equity awards to employees who are not executive officers, subject to an annual maximum number of shares underlying the awards that may be granted, and annually reviews these awards.
For additional information regarding the role of our Management Development and Compensation Committee and our executive compensation process and procedures, including the role of executive officers and compensation consultants in recommending the amount or form of executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 38.
Our Board has determined in its business judgment that each member of our Management Development and Compensation Committee is independent within the meaning of the NYSE listing standards, SEC rules and our Director Independence Standards. Our Management Development and Compensation Committee held 6 meetings in fiscal 2018.
Executive Sessions of Independent Directors and Self-Evaluations
Our Board and its standing committees meet throughout the year on a set schedule and also hold special meetings and may act by written consent from time to time as appropriate. Executive sessions of independent directors are provided for in the agenda for each regularly scheduled Board meeting. Our Lead Independent Director chairs these executive sessions of independent directors. Executive sessions of independent directors also are provided for in the agenda for each regularly scheduled standing committee meeting (other than quarterly earnings review meetings of our Audit Committee).
An important part of the executive sessions of independent directors of our Board and its standing committees is the discussion of results from the annual self-evaluations undertaken by our Board and its standing committees, the design of which is for continuous improvement in performance and effectiveness. Our Governance and Corporate Responsibility Committee facilitates our Board’s annual self-evaluation.

Board Refreshment
A key recent focus of our both our Board and Governance and Corporate Responsibility Committee meetings, including executive sessions, has been Board composition and director qualifications, skills and attributes in preparation for director retirements in accordance with our director retirement policy. Over the next 3 years, our Board expects to undertake significant refreshment efforts in connection with 4 director retirements in accordance with our policy, which will result in lower average director tenure. Indeed, this process has already begun, with Messrs. Albaugh and Fradin joining our Board in 2016; our Board appointing Ms. Bailey, a chief financial officer with finance and accounting experience, among other skills and attributes, as a director in April 2018 for a term expiring at the 2018 Annual Meeting of Shareholders; and Mr. Growcock and Dr. Stoffel retiring from our Board effective at the 2018 Annual Meeting of Shareholders.
Fiscal 2018 Board and Committee Meetings and Attendance

	Number of Members	Average Meeting Attendance
Board of Directors	13	100%
Audit Committee	5	100%
Governance and Corporate Responsibility Committee	4	95%
Finance Committee	4	100%
Management Development and Compensation Committee	5	100%
General.    In fiscal 2018, our Board held 6 meetings, and the committees of our Board held a total of 27 meetings. Each director attended at least 93% of the meetings of our Board and committees on which he or she served. All of the directors taken together attended an average of 99% of such meetings of our Board and committees on which they served. In addition to meetings at our corporate headquarters, our Board periodically holds meetings at other facilities and locations.
Attendance at Annual Meetings of Shareholders.   We typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders. In the absence of unavoidable conflict, all Board members are expected to attend each Annual Meeting of Shareholders. All of our then-serving Board members, other than Mr. Joshi, attended our 2017 Annual Meeting of Shareholders.

DIRECTOR COMPENSATION AND BENEFITS
Our Board compensation program is intended to attract and retain directors with demonstrated ability, integrity, judgment and experience to fulfill their responsibility to oversee management and to develop and oversee the implementation of strategies aimed at creating sustainable, long-term value for our shareholders. The program also is intended to recognize the time commitments and potential liability associated with serving on the board of a public company.
The form and amount of director compensation is periodically reviewed and assessed by our Governance and Corporate Responsibility Committee. Our Governance and Corporate Responsibility Committee reviews our compensation comparison peer group data and broad survey data concerning director compensation practices, levels and trends for companies comparable to us in revenue, businesses and complexity, which data is requested by or on behalf of our Governance and Corporate Responsibility Committee from independent compensation consultants, including Pearl Meyer & Partners. Changes to director compensation, if any, are recommended by our Governance and Corporate Responsibility Committee to our Board for action. Employee directors are not separately compensated for service as a director.
Cash Retainers
Directors who are not employees of Harris currently receive the following fees, as applicable, for their service on our Board and its committees:

•
$105,000 annual cash retainer, payable on a quarterly basis, for service as a member of our Board (increased from $80,000 in lieu of attendance fee of $2,000 per Board meeting, effective January 1, 2018);

•	$25,000 annual cash retainer, payable on a quarterly basis, for service as Lead Independent Director;

•	$25,000 annual cash retainer, payable on a quarterly basis, for service as Chairperson of our Audit Committee (increased from $20,000, effective January 1, 2018);

•	$20,000 annual cash retainer, payable on a quarterly basis, for service as Chairperson of our Management Development and Compensation Committee (increased from $15,000, effective January 1, 2018);

•
$15,000 annual cash retainer, payable on a quarterly basis, for service as Chairperson of each committee of our Board other than our Audit Committee or Management Development and Compensation Committee; and

•
an annual cash retainer for service as a member (other than Chairperson) of each committee of our Board in an amount equal to 50% of the annual cash retainer for service as Chairperson of the applicable committee (instituted in lieu of attendance fee of $2,000 per committee meeting, effective January 1, 2018).

Each cash retainer payable for a quarter is pro-rated based on period of service if a director does not serve for the entire quarter as a member of our Board or a committee, Lead Independent Director or Chairperson of a committee. Independent directors may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us. In October 2017, on the recommendation of our Governance and Corporate Responsibility Committee, our Board approved, effective January 1, 2018, the changes in cash retainers and elimination of meeting attendance fees described in the preceding paragraph and the change in the quarterly value of Harris stock equivalent units described in the following paragraph based on evolving market practice and market adjustments according to data provided by our Governance and Corporate Responsibility Committee’s independent compensation consultant, Pearl Meyer & Partners.
Deferred Compensation and Equity Awards
Deferred Compensation
We maintain the Harris Corporation 2005 Directors’ Deferred Compensation Plan, as amended (the “Directors’ Deferred Compensation Plan”), an unfunded, non-qualified deferred compensation plan for the benefit of our non-employee directors. Under the Directors’ Deferred Compensation Plan, quarterly on January 1, April 1, July 1 and October 1 of each year, we credit each non-employee director’s account with a number of Harris stock equivalent units (each unit is equivalent in value to one share of our common stock) having an aggregate fair market value equal to $36,250 (representing an annual rate of $145,000), which amount may be changed from time to time by our Board. In October 2017, on the recommendation of our Governance and Corporate Responsibility Committee, our Board approved, effective January 1, 2018, a $2,500 increase in this quarterly amount from $33,750 (representing a previous annual rate of $135,000) to the current quarterly rate of $36,250. The number of Harris stock equivalent units credited to a non-employee director’s account for a quarter is pro-rated, based on period of service, if the director does not serve on our Board for the entire quarter.
In addition, under the Directors’ Deferred Compensation Plan, prior to the commencement of a calendar year, each non-employee director may make an irrevocable election to defer all or a portion of his or her cash director compensation for the subsequent year or years. The Directors’ Deferred Compensation Plan replaced the Harris Corporation 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (the “1997 Directors’ Plan”). Effective December 31, 2004, no further deferrals of director compensation were permitted and no further annual awards of Harris stock equivalent units were made under the 1997 Directors’ Plan.
Amounts deferred at the election of a non-employee director under such plans are deemed to be invested, at the non-employee director’s discretion, in investment alternatives that mirror those available under our Retirement Plan or in Harris stock equivalent units. A non-employee director may not transfer or reallocate deferred amounts deemed invested in other investments into Harris stock equivalent units, but may reallocate (provided director minimum stock ownership guidelines are satisfied) deferred amounts deemed invested in Harris stock equivalent units into any other available investment alternative. Each Harris stock equivalent unit is credited with dividend equivalents equal to the dividends paid on our common stock, which are deemed reinvested in additional Harris stock equivalent units on the dividend payment date. Deferred amounts deemed invested in Harris stock equivalent units will be appropriately adjusted in the event of any stock dividend or split, recapitalization, merger, spin-off, extraordinary dividends or other similar events.
A non-employee director may elect to receive deferred amounts either in a cash lump sum on a date certain within 5 years after his or her resignation or retirement, or in annual substantially equal cash installments over a designated number of years beginning on a date certain within 5 years after his or her resignation or retirement, provided that all amounts are fully paid within 10 years of resignation or retirement. Within 90 days following a non-employee director’s death, a lump sum cash payment equal to the then-remaining balance in his or her account will be made to his or her beneficiary. Within 90 days following a change in control (as defined in the director deferred compensation plans) and to the extent permitted by Federal tax laws, each non-employee director (or former non-employee director) will receive a lump sum cash payment equal to the then-remaining balance in his or her account. If payment within 90 days following a change in control is not permitted by Federal tax laws, then payment will be made at the time and in the form that payment would have been made if a change in control had not occurred.
Amounts credited to non-employee directors’ accounts under the director deferred compensation plans may be partially or fully funded by a grantor trust, also known as a “rabbi trust.” Upon a change in control, we are required to fund such “rabbi trust” in an amount equal to the amounts credited to the directors’ accounts, as well as anticipated trust and trustee fees and expenses. In all cases, the assets in such trust are subject to the claims of our creditors, and directors are treated as our unsecured general creditors.
Equity Awards to New Non-Employee Directors
When a new non-employee director first becomes a member of our Board, such non-employee director will be granted a restricted share award for a number of shares of our common stock having an aggregate grant date fair value approximately equal to 50% of the then-current annual rate of non-elective deferrals of Harris stock equivalent units (currently $145,000) under our Directors’ Deferred Compensation Plan. Such restricted share award will be granted on the first NYSE trading day of the calendar month following the calendar month in which such non-employee director’s election or appointment to our Board becomes effective and in accordance with our equity grant policy.
Such restricted share awards were granted to Ms. Bailey in connection with joining our Board in fiscal 2018. Each restricted share award vests ratably over three years, provided the non-employee director continuously serves as a director on our Board through the applicable vesting date. Unvested restricted shares may not be sold or otherwise transferred; will be immediately forfeited in the event the non-employee director’s service as a director on our Board terminates for any reason other than death or permanent disability following the 1-year anniversary of the grant date; and will become fully vested upon the non-employee director’s service as a director on our Board terminating due to death or permanent disability following the 1-year anniversary of the grant date or upon a change in control of Harris.
For further information related to these restricted share awards see the Fiscal 2018 Compensation of Non‑Employee Directors Table on page 35 and related notes.
Reimbursement, Insurance and Charitable Gift Matching
We pay or reimburse each non-employee director for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings and other meetings on our behalf and for the costs and expenses of attending director education programs. Spouses or guests are invited occasionally to accompany directors to Board-related events, for which we pay or reimburse travel and related expenses.
In addition, we provide each non-employee director with accidental death and dismemberment insurance of up to $200,000 and business travel insurance of up to an additional $200,000 in the event that he or she is involved in an accident while traveling on business relating to our affairs. We pay the premiums for such insurance, and the premiums for coverage during fiscal 2018 for all non-employee directors collectively was less than $500. We also provide liability insurance coverage for all of our directors and officers.

Non-employee directors may participate in the Harris Foundation charitable gift matching program available to our employees, under which the Harris Foundation matches contributions to eligible educational institutions and tax exempt organizations up to an annual maximum of $10,000 per director and per employee.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and Board-elected officers, including the executive officers named in the Fiscal 2018 Summary Compensation Table on page 65. The indemnification agreements require us to indemnify these directors and officers with respect to their activities as a director, officer or employee of Harris, or when serving at our request as a director, officer or in any other capacity for another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, to which they were, are or are threatened to be made, parties as a result of their service to us. Under the indemnification agreements, each director or officer will continue to be so indemnified with respect to his or her service to or for us even after ceasing to occupy a position as an officer, director, employee or agent of Harris.

Fiscal 2018 Compensation of Non-Employee Directors Table
The following table sets forth information regarding compensation paid to each of our non-employee directors for fiscal 2018. We currently do not have a non-equity incentive plan or pension plan for directors.

Non-Employee Director	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Option Awards $(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(4)	All Other Compensation $(5)	Total $
James F. Albaugh	$111,250	$140,000	$0	$0	$0	$251,250
Sallie B. Bailey	$17,500	$96,638	$0	$0	$0	$114,138
Peter W. Chiarelli	$118,500	$140,000	$0	$0	$0	$258,500
Thomas A. Dattilo	$141,250	$140,000	$0	$0	$0	$281,250
Roger B. Fradin	$112,500	$140,000	$0	$0	$0	$252,500
Terry D. Growcock	$148,750	$140,000	$0	$0	$10,000	$298,750
Lewis Hay III	$132,250	$140,000	$0	$0	$10,000	$282,250
Vyomesh I. Joshi	$112,000	$140,000	$0	$0	$0	$252,000
Leslie F. Kenne	$112,000	$140,000	$0	$0	$0	$252,000
Dr. James C. Stoffel	$127,000	$140,000	$0	$0	$10,000	$277,000
Gregory T. Swienton	$143,000	$140,000	$0	$0	$0	$283,000
Hansel E. Tookes II	$132,250	$140,000	$0	$0	$10,000	$282,250

(1)
Reflects total cash compensation earned in fiscal 2018 for Board, committee, committee Chairperson and Lead Independent Director retainers and Board and committee meeting attendance fees (meeting attendance fees were discontinued, effective January 1, 2018).

(2)
Reflects the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”), with respect to: (a) Harris stock equivalent units awarded in fiscal 2018 and credited to the director’s account under our Directors’ Deferred Compensation Plan and (b) a one-time restricted share award granted to Ms. Bailey in connection with joining our Board in fiscal 2018 for a number of shares of our common stock having an aggregate grant date fair value approximately equal to $72,500 (492 shares granted on May 3, 2018), which award vests ratably over three years, as described above under “Equity Awards to New Non-Employee Directors.”

Under ASC 718, the fair value of the Harris stock equivalent unit awards was determined as of the grant date using the closing market price of Harris common stock on the grant date. The aggregate grant date fair value of each of these awards credited on October 1, 2017 and January 1, 2018 was $33,750 and on April 1, 2018 and July 1, 2018 (pro-rated in the case of Ms. Bailey to reflect her election to our Board effective April 26, 2018) was $36,250. These amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by directors.
As of June 29, 2018, our non-employee directors had the following aggregate number of Harris stock equivalent units accumulated in their deferred accounts for all years of service as a director from deferrals of cash compensation and awards of Harris stock equivalent units, including additional Harris stock equivalent units credited as a result of dividend equivalents earned with respect to such Harris stock equivalent units and any restricted units: Mr. Albaugh — 2,066 units; Ms. Bailey — 167 units; Gen. Chiarelli — 9,575 units; Mr. Dattilo — 47,825 units; Mr. Fradin — 1,827 units; Mr. Growcock — 3,592 units; Mr. Hay — 46,178 units; Mr. Joshi — 6,717 units; Ms. Kenne — 17,393 units; Dr. Stoffel — 360 units; Mr. Swienton — 86,245 units; and Mr. Tookes — 16,336 units.
Under ASC 718, the fair value of the restricted share award to Ms. Bailey was determined as of the grant date of May 3, 2018 using the closing market price of Harris common stock on the grant date. The aggregate grant date fair value of the award was approximately $72,500. This amount reflects our accounting for this award and does not necessarily correspond to the actual value that may be realized by Ms. Bailey. As of June 29, 2018, Ms. Bailey held 492 restricted shares under this award.

(3)	Stock options are not an element of compensation for our non-employee directors, and consequently, our non-employee directors hold no Harris stock options.

(4)	There were no above-market or preferential earnings in our director deferred compensation plans.

(5)
As noted above, non-employee directors may participate in the Harris Foundation gift matching program up to an annual maximum of $10,000 per director. Although our directors participate on the same basis as our employees, SEC rules require disclosure of the amount of a director’s participation in a gift matching program. The amounts shown for Messrs. Growcock, Hay, Stoffel and Tookes include $10,000 of gift matching payments made during fiscal 2018.

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers
Our Board unanimously recommends voting FOR approval of the compensation of our named executive officers as disclosed in this proxy statement
FOR ☑

•
Executive compensation decisions made by independent members of our Board and our Management Development and Compensation Committee
•
Input from our independent executive compensation consulting firm
•
Pay-for-performance alignment, with strong fiscal 2018 financial results and total shareholder return results

More specific information relevant to this proposal can be found below and in the following sections:
•
Compensation Discussion and Analysis - pages 38 - 63
•
Management Development and Compensation Committee Report - page 63
•
Relationship between compensation plans and risk - page 64
•
Fiscal 2018 Summary Compensation Table and other related tables - pages 65 - 73
•
Nonqualified deferred compensation - pages 73 - 74
•
Potential payments upon termination or a change in control - pages 75 - 84

Proposal Overview
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC, we are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (including the “Compensation Discussion and Analysis” section, the Fiscal 2018 Summary Compensation Table and other related tables and accompanying footnotes and narratives).
More specifically, shareholders will be voting on a proposal to approve the following resolution:
“RESOLVED, that the shareholders of Harris Corporation hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Harris Corporation proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2018 Summary Compensation Table and other related tables and accompanying footnotes and narratives.”
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on us, our Board and our Management Development and Compensation Committee. However, our Board and our Management Development and Compensation Committee, which is responsible for designing and administering our executive officer compensation program, value the opinions expressed by our shareholders and will consider the voting results when making future decisions regarding compensation for our named executive officers.
As described in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 38, the overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term shareholder value. The following guiding principles provide a framework for our executive compensation program:

•	Compensation programs must directly align the interests of our executives with those of our shareholders.

•	Compensation and benefits must be competitive within the market to attract, motivate and retain executives that drive our desired business results.

•
To motivate achievement of our financial goals and strategic objectives, a significant portion of compensation will be at-risk and based on our financial performance and the executive’s personal performance.

•	An executive’s realized pay will be aligned with the executive’s performance through above-target compensation for above-target performance and below-target compensation for below-target performance.

We believe that the features of our executive compensation program, which are described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement, accomplish the following:

•	Reflect sound pay practices;

•	Align with our pay-for-performance philosophy;

•	Align further the interests of our executive officers with the long-term interests of our shareholders;

•	Appropriately balance risk and reward; and

•	Reinforce the creation of sustainable, long-term shareholder value.
With respect to the proposal to approve the compensation of our named executive officers as disclosed in this proxy statement, you may:

•	Vote “For” approval;

•	Vote “Against” approval; or

•	“Abstain” from voting on this proposal.
Vote Required and Related Matters
The affirmative vote of a majority of the shares present or represented at the 2018 Annual Meeting of Shareholders and entitled to vote on this proposal will be required to approve the compensation of our named executive officers as disclosed in this proxy statement. Abstaining from voting on this proposal will have the effect of a vote against approval of the compensation of our named executive officers as disclosed in this proxy statement. Any broker non-votes will have no effect on the approval of the compensation of our named executive officers as disclosed in this proxy statement.
We currently hold our advisory vote to approve the compensation of our named executive officers (“Say-on-Pay vote”) annually. Shareholders have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years, and the next advisory vote on the frequency of the Say-On-Pay vote will be at our 2023 Annual Meeting of Shareholders.
Board Voting Recommendation Regarding Proposal 2
Our Board unanimously recommends voting “FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement. If not otherwise specified, proxies will be voted “FOR” approval of this proposal.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The “Compensation Discussion and Analysis” section of this proxy statement is intended to help shareholders understand our overall executive compensation program, objectives, framework and elements and discusses and analyzes the basis for the compensation paid with respect to fiscal 2018 to our named executive officers shown in the Fiscal 2018 Summary Compensation Table on page 65 and other tables and narrative discussion that follow. The focus of this Compensation Discussion and Analysis is to provide background and information relevant to decisions of our Management Development and Compensation Committee (our “Compensation Committee”) and Board about compensation for such named executive officers. Our named executive officers for fiscal 2018 were:

•	William M. Brown, Chairman, President and Chief Executive Officer;

•	Rahul Ghai, Senior Vice President and Chief Financial Officer;

•	Sheldon J. Fox, Senior Vice President, Operations and Information Technology;

•	Dana A. Mehnert, Senior Vice President, Chief Global Business Development Officer; and

•	Scott T. Mikuen, Senior Vice President, General Counsel and Secretary.
In this proxy statement, “other named executive officers” refers to Messrs. Ghai, Fox, Mehnert and Mikuen.
Executive Compensation Overview
Overall Objective and Guiding Principles of Our Executive Compensation Program
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term shareholder value. The following guiding principles provide a framework for our executive compensation program:

•
Alignment with Shareholders’ Interests — We believe an executive’s interests are more directly aligned with our shareholders’ interests when compensation programs appropriately balance short- and long-term financial performance, are impacted by our stock price performance and require meaningful ownership of our stock.

•
Competitiveness at Target Performance Level — We believe an executive’s total compensation should be competitive at the target performance level to attract qualified executives, motivate performance and retain, develop and reward executives who possess the abilities and skills needed to build long-term shareholder value.

•
Motivate Achievement of Financial Goals and Strategic Objectives — We believe an effective way to incentivize an executive to create long-term shareholder value is to make a significant portion of an executive’s overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives and on the value of our stock.

•
Align Realized Pay with Performance — We believe that although an executive’s total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target compensation if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.

Key Features of Our Executive Compensation Program
We believe our executive compensation and governance practices reflect the overall objective and guiding principles of our executive compensation program, and the following summarizes key features of our program in order to encourage and reward the creation of sustainable, long-term shareholder value:

What We Do
✓	Executive compensation decisions made by independent members of our Board and Compensation Committee
✓	Retain independent executive compensation consulting firm
✓	Periodically review and change composition of compensation comparison peer group, as appropriate
✓	Make significant portion of each executive’s overall compensation dependent on our performance against pre-determined targets for short- and long-term financial measures
✓
Provide significant portion of each executive’s overall compensation opportunity in the form of equity to establish a strong relationship between executive’s compensation and our stock price performance

✓	Align performance share unit award payouts with our stock price performance by including a relative total shareholder return (“TSR”) adjustment metric
✓	Have meaningful stock ownership guidelines to maintain alignment of executives’ interests with those of our shareholders
✓	Have annual “say-on-pay” advisory vote and seek input of our large shareholders on key aspects of our executive compensation program
✓	Review and evaluate plans for management development and succession
✓	Pay cash severance payments under executive change in control severance agreements only on a “double trigger” basis
✓	Have a “clawback” policy to recover cash and equity incentive payments from executives in the event of a restatement of our financial statements as a result of errors, omissions or fraud

What We Don’t Do
✗	Provide excessive perquisites
✗	Permit repricing or back-dating of options
✗	Provide excise tax gross-ups under executive change in control severance agreements
✗	Pay dividend equivalents to executive officers on performance share unit and restricted stock unit awards (unless, and only to extent, earned at end of the applicable period)
✗	Permit executives (or directors or other employees) to engage in short sales or enter into hedging, puts, calls or other “derivative” transactions with respect to our securities
✗	Permit executives (or directors) to hold or purchase our stock on margin or in a margin account or otherwise pledge our stock as collateral for margin accounts, loans or any other purpose

Executive Compensation Process, Practices and Elements
Introduction
The philosophy, objectives, elements, policies and practices of compensation for our executive officers are set by our Compensation Committee. In approving compensation levels and targets, individual objectives and financial performance measure targets for our named executive officers, our Compensation Committee reviews the relationship between our executive compensation program and the achievement of our financial goals and strategic objectives, with an emphasis on creating a “pay for profitable growth” environment.
Use of independent executive compensation consultant
Our Compensation Committee has the authority to retain compensation consultants and other advisors to assist in fulfilling its duties and responsibilities. In recent years, our Compensation Committee has directly retained Pearl Meyer & Partners (“PM”), a nationally recognized, independent executive compensation consulting firm, to provide objective analysis, plan design recommendations, advice and information, including competitive market data, to our Compensation Committee related to our CEO compensation and the compensation of our other executive officers. Our Governance and Corporate Responsibility Committee also has directly retained PM to provide objective analysis, plan design recommendations, advice and information to our Governance and Corporate Responsibility Committee related to the compensation of our directors. PM performs these services at the direction and under the supervision of our Compensation Committee or our Governance and Corporate Responsibility Committee, as applicable, and does not provide any other services for, or receive other fees from, us. With regard to PM’s services related to our CEO compensation and the compensation of our other executive officers, our Compensation Committee has the sole authority to modify or approve PM’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement and engage a replacement or additional consultant at any time. Our Compensation Committee also has assessed the independence of PM and whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the NYSE listing standards and SEC rules. Based on that assessment, our Compensation Committee determined in its business judgment that PM was independent and that its work did not raise any conflicts of interest.
Consideration of recommendations from CEO
Our Compensation Committee considers recommendations from our CEO in making decisions regarding our executive compensation program and the compensation of our other executive officers. As part of our annual compensation planning process, our CEO recommends targets for our incentive compensation programs. As part of our annual performance review process, which includes an assessment of each executive officer’s performance with respect to individual objectives, our CEO presents his evaluation of each executive officer’s contributions during the previous year, including strengths and development needs, reviews succession plans for each of the executive positions and recommends specific compensation for our executive officers, including base salary rate adjustments and annual cash incentive and equity awards.
Annual compensation cycle
Our Compensation Committee employs an annual compensation cycle with respect to each new fiscal year that involves the following:

•
Prior to or early in that fiscal year, determining executive compensation plan design changes as well as compensation levels for executive officers (typically finalized at our regularly scheduled Compensation Committee and Board meetings in late August, early in the new fiscal year); and

•
Following the end of that fiscal year, conducting annual performance reviews and approving payouts of at-risk, performance-based elements of compensation to executive officers (typically finalized at our regularly scheduled Compensation Committee and Board meetings in late August, after financial results are released and audited financial statements are available for the recently completed fiscal year).

Annual compensation cycle – determination of executive compensation plan design changes and of compensation levels for executives
Prior to or early in each fiscal year, after considering input from our CEO, as well as from PM, and following the assessment of compensation trends and competitive market data, our Compensation Committee determines what changes, if any, should be made to the executive compensation program and sets the level of compensation for our executive officers, other than our CEO. As part of this process, our Compensation Committee reviews each executive officer’s three-year compensation history, including base salary rate and annual cash incentive and equity awards, and also reviews the types and levels of other benefits, such as change in control severance agreements. In the case of our CEO, the review and final compensation decisions are made by the independent directors of our Board.

In setting the levels of compensation early in the fiscal year, our Compensation Committee also establishes the short- and long-term financial performance measures and relative weighting and associated targets for performance-based, at-risk elements of compensation. For our CEO, such measures, weighting and targets are established by the independent directors of our Board. The specific financial performance measures, weighting and targets are intended to encourage and reward the creation of sustainable, long-term value for our shareholders and to be aligned with our Board-approved annual operating plan and long-term strategic plan.
Annual compensation cycle – performance reviews and payout determinations
Following the end of each fiscal year, the independent directors of our Board meet in executive session without our CEO or other members of management present under the leadership of the Chairperson of our Compensation Committee to conduct a performance review of our CEO. During such review, the independent directors evaluate our CEO’s achievement of agreed-upon objectives established early in the fiscal year, our overall performance, our CEO’s self-evaluation of his performance for the fiscal year and our CEO’s other accomplishments. Also at the end of each fiscal year, our Compensation Committee receives a specific compensation recommendation from our CEO for our other executive officers, which is based on our CEO’s review and assessment of each executive’s performance, achievement of objectives established early in the fiscal year for the executive and his or her business unit or organization within our Company, contribution to our performance and other accomplishments. Based on those performance reviews and our financial results for the applicable fiscal year(s), the independent directors of our Board, in the case of our CEO, and our Compensation Committee, in the case of our other executive officers, determine and approve payouts of performance-based, at-risk elements of compensation to those executives.
Although compensation levels may differ among our named executive officers based on competitive factors and the role, responsibilities and performance of each named executive officer, there are no material differences in our compensation policies or the manner in which total target direct compensation is determined for any of our named executive officers. The material elements of our executive compensation program applicable to our named executive officers also apply to our other executive officers.
Annual compensation cycle – equity-based compensation award practices
Our annual cycle for grants to executive officers of equity awards typically occurs at the same time as decisions relating to base salary rate increases and annual cash incentive awards. This occurs early in the fiscal year, typically in late August, after financial results are released and audited financial statements are available for the preceding fiscal year. The dates for the meetings at which such grants typically are made are set well in advance of such meetings, usually one year or more. We typically make annual equity grants to our other eligible employees on the same date as the grants to executive officers.
Our Compensation Committee also may make grants of equity awards to executive officers at other times during the year due to special circumstances, such as new hires or promotions or for retention or recognition. Pursuant to our policy on equity grant practices previously adopted by our Compensation Committee, the grant date of equity awards made outside of the annual grant cycle, whether for new hires, promotions, retention or recognition, will be the first trading day of the month following the new hire date or promotion, retention or recognition, provided if such trading day is during a “quiet period” under our insider trading policy, the grant will be made on the first trading day following the end of such period.
We do not time equity grants to take advantage of information, either positive or negative, about us that has not been publicly disclosed.
Competitive Considerations
Benchmarking
Each element of our executive compensation program is addressed in the context of competitive practices. In general, our Compensation Committee sets total target direct compensation for our CEO and other executives to be within 20% below to 20% above the median of total target direct compensation for comparable positions, where available, at companies in our compensation comparison peer group. Our Compensation Committee also reviews other applicable market data, including surveys. Although our Compensation Committee reviews compensation comparison peer group and market data, it uses discretion in setting an executive’s compensation after considering experience, position, responsibilities, tenure and contributions. For fiscal 2018, our Human Resources Department performed a comprehensive assessment and benchmarking of the competitive compensation positioning of our CEO and other executive officers and the mix and elements of such compensation. Although the primary focus of such assessment and benchmarking was our compensation comparison peer group, such assessment and benchmarking also included other broad compensation market data to provide additional data points for our Compensation Committee. For fiscal 2018, our Compensation Committee also engaged PM to assess the composition of our compensation comparison peer group and to review, assess and validate our Human Resources Department’s assessment and benchmarking of the median pay levels for our CEO and other executive officers, the competitive position of the compensation for our CEO and other executive officers, and the mix and elements of such compensation.
Compensation comparison peer group
We seek to include in our compensation comparison peer group used for assessing the compensation of our CEO and other executive officers companies with one or more of the following attributes: similarity to us in industry, business model, revenue and/or market capitalization; and businesses that compete with us for executive talent. Our Compensation Committee periodically reviews the composition of our compensation comparison peer group and makes changes it determines are appropriate based on changes to our businesses and changes to the attributes of each company in such group and whether it continues to make its compensation data available. PM, our CEO and management provide input to our Compensation Committee as to changes to the attributes of companies in our compensation comparison peer group.
Our compensation comparison peer group for fiscal 2018 consisted of the following 15 companies:

• Curtiss-Wright Corporation	• Northrop Grumman Corporation	• Rockwell Collins, Inc.
• Huntington Ingalls Industries, Inc.	• Orbital ATK, Inc.	• Spirit AeroSystems Holdings, Inc.
• L-3 Technologies, Inc.	• Parker Hannifin Corporation	• Teledyne Technologies Incorporated
• Leidos Holdings, Inc.	• Raytheon Company	• Textron Inc.
• Motorola Solutions, Inc.	• Rockwell Automation, Inc.	• TransDigm Group Incorporated
Our compensation comparison peer group for fiscal 2018 reflected the following changes versus fiscal 2017, following our divestitures of our government IT services business and our Harris CapRock Communications commercial business in fiscal 2017:

Added	Removed
• Curtiss-Wright Corporation	• B/E Aerospace, Inc. (acquired)
• Orbital ATK, Inc.	• Booz Allen Hamilton Holding Corporation (evolving business disparity)
• Parker Hannifin Corporation	• CACI International, Inc. (evolving business disparity)
• Teledyne Technologies Incorporated	• General Dynamics Corporation (evolving revenue and market capitalization disparity)
• TransDigm Group Incorporated	• Science Applications International Corporation (evolving business disparity)
The additions were made on the basis of similarity to us in industry, business model, revenue and/or market capitalization, and businesses that we believe compete with us for executive talent.
Elements of Our Executive Compensation Program
The compensation program for our executive officers typically consists of the following elements:

•	base salary;

•	annual cash incentive award compensation;

•	equity-based long-term incentive compensation (which included performance share units, stock options and restricted stock units for fiscal 2018);

•	health, welfare and other personal benefits; and

•	change in control, severance, retirement and other post-employment pay and benefits.
Our Compensation Committee believes that the elements of our executive compensation program directly align the interests of our executives and shareholders, are competitive, motivate achievement of our short- and long-term financial goals and strategic objectives and align realized pay with performance, in furtherance of our overall objective of encouraging and rewarding the creation of sustainable, long-term shareholder value. We do not have a formal policy relating to the mix among the various elements of our compensation program. However, we believe the greater an executive’s responsibility level and ability to influence results, the greater the portion of the executive’s overall compensation that should be performance-based, at-risk compensation.
CEO Employment Agreement
On October 8, 2011, we entered into an employment agreement with Mr. Brown pursuant to which he became our President and Chief Executive Officer effective November 1, 2011. Mr. Brown’s compensation arrangement under his employment agreement was the result of arm’s-length negotiation. In negotiating such arrangement, our Compensation Committee received information, analysis and advice from PM, from independent legal counsel and from the national executive search firm retained by our Board’s CEO search committee. In developing the compensation arrangement for

Mr. Brown, our Compensation Committee and Board also considered the same executive compensation objectives and competitive positioning approach used for our other executives and the substantial amount of long-term compensation that he would forfeit to join us. As a result, Mr. Brown’s compensation arrangement addressed both “ongoing” compensation and benefits as well as “transition” compensation. Elements of Mr. Brown’s “ongoing” compensation and benefits provided under his employment agreement that continued in fiscal 2018 included:

•	base salary;

•	annual cash incentive opportunity under our Annual Incentive Plan;

•	eligibility for annual grants of equity-based long-term incentives; and

•	eligibility to participate in our retirement and employee welfare and benefit plans in accordance with their terms.
A description of the material terms of Mr. Brown’s employment agreement, including payments and benefits to be provided to Mr. Brown in the event his employment is terminated by us without “cause” or by Mr. Brown as a result of a “constructive termination” is set forth in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 75. We also entered into an Executive Change in Control Severance Agreement with Mr. Brown, which is described in the “Executive Change in Control Severance Agreements” section of this proxy statement beginning on page 77.
Chief Financial Officer Offer Letter Agreement
Mr. Ghai was promoted to our Senior Vice President and Chief Financial Officer effective February 11, 2016, from his previous role as our Vice President, Finance-Integration. In connection with the promotion, we and Mr. Ghai entered into an amendment to the offer letter agreement entered into by us and Mr. Ghai in January 2015 pursuant to which he joined us (such offer letter agreement, as amended, is referred to as his “offer letter agreement”). Mr. Ghai’s compensation arrangement under his offer letter agreement was the result of arm’s-length negotiation. In developing the compensation arrangement for Mr. Ghai, our Compensation Committee considered the same executive compensation objectives and competitive positioning approach used for our other executives. Mr. Ghai’s compensation arrangement addressed both “ongoing” compensation and benefits as well as “transition” compensation. Elements of Mr. Ghai’s “ongoing” compensation and benefits provided under his offer letter agreement that continued in fiscal 2018 included:

•	base salary;

•	annual cash incentive opportunity under our Annual Incentive Plan;

•	eligibility for annual grants of equity-based long-term incentive; and

•	eligibility to participate in our retirement and employee welfare and benefit plans in accordance with their terms.
For more information regarding the elements of Mr. Ghai’s “ongoing” compensation and benefits and “transition” compensation, see the Fiscal 2018 Summary Compensation Table on page 65 and the related footnotes. We also entered into an Executive Change in Control Severance Agreement with Mr. Ghai, which is described in the “Executive Change in Control Severance Agreements” section of this proxy statement beginning on page 77.
Base Salary and How Base Salary Rate is Determined
We provide executives with a base salary for services rendered during the year. The base salary rate reflects a fixed portion of the overall compensation package and generally is the base amount from which other compensation elements are determined, such as target annual cash incentive awards at the time of approval. The base salary rate represents a relatively small percentage of total target direct compensation. In general, executive officers with higher levels of responsibility and ability to influence results have a lower percentage of compensation fixed as base salary and a higher percentage of performance-based, at-risk compensation.
Our Compensation Committee reviews executive base salary rates on an annual basis early in each fiscal year, as well as any time there is a substantial change in an executive’s responsibilities or in market conditions. Our Compensation Committee generally targets an executive officer’s base salary rate to be within 20% below to 20% above the median of the market for base salary rates for comparable positions, where available, at companies in our compensation comparison peer group. Our Compensation Committee also reviews other applicable market data, including surveys. However, the specific base salary rate for an executive also is influenced by the executive’s experience, position, responsibilities, tenure, contributions and individual performance, as well as current market conditions and our outlook.

Annual Cash Incentive Compensation and How Annual Cash Incentive Compensation is Determined
We provide executives the opportunity to earn annual cash incentive compensation through awards under the Harris Corporation Annual Incentive Plan, which was effective as of July 4, 2015 and approved by our shareholders in October 2015 (our “Annual Incentive Plan”). Annual cash incentive awards to executives are structured to provide payouts ranging from 0% to 200% of award targets, depending on:

•	our financial performance against specific financial performance measures; and

•	named executive officer performance against individual objectives and contribution to our overall results.
This structure produces the following result for executives:

•	upside potential of above-target payouts if our financial performance is above target; and

•	downside risk of below-target payouts if our financial performance is below target.
Our Compensation Committee believes the annual cash incentive motivates our executives to focus on achieving or exceeding the fiscal year financial performance measure targets and individual objectives.
Determination of financial performance measures, relative weighting and associated targets and individual performance objectives
Early in each fiscal year, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of other executive officers, establish specific financial performance measures and relative weighting and the associated targets and thresholds, as well as individual performance objectives for each executive officer, against which performance is measured and payouts are determined under our Annual Incentive Plan.
As a general principle, we seek to establish targets for financial performance measures that are aligned with our annual operating plan and are challenging yet achievable. Targets are set at levels we believe require significant effort on the part of executives, yet also represent a reasonable expectation of financial results based on prior-year performance, existing business conditions, the markets in which we participate and our outlook.
Determination of target value of cash incentive compensation
Early in each fiscal year, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of other executive officers, also set an annual cash incentive compensation target for each executive officer. Annual cash incentive compensation targets for our named executive officers generally are set as a percentage of base salary rate, using our compensation comparison peer group data as a reference point, if available for a comparable position, or broad compensation market data, including surveys.
Determination of payouts of cash incentive compensation
Following the end of each fiscal year, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of our other executive officers, determine and approve payouts of performance-based, cash incentive compensation under our Annual Incentive Plan to those executives based on our financial results and performance reviews for the fiscal year. In certain instances, as permitted under our Annual Incentive Plan, financial performance measure targets and our GAAP results are adjusted by our Compensation Committee, and in the case of our CEO, by the independent directors of our Board, in recognition of unusual or nonrecurring events affecting us or our financial statements, such as items that are determined not to be reflective of normal, ongoing business operations. At the request of the Chairperson of our Audit Committee, our Internal Audit Department independently verifies calculations for payouts under our Annual Incentive Plan.
Broad-Based Performance Reward Plan
We maintain a broad-based annual cash incentive plan available to many of our U.S.-based employees, including our executive officers, which is our Performance Reward Plan. Pursuant to our “self-funding” model for our Performance Reward Plan, if our consolidated operating income for a fiscal year exceeds a target set early in that fiscal year, we would create a pool for eligible employees in an amount equal to a specified percentage (set early in that fiscal year) of such excess, and cash payouts from the pool would be made among eligible employees based on their eligible compensation, which is generally paid wages and earned incentives during that fiscal year. For eligible compensation above the Social Security wage base, we would make a supplemental payment to be determined by us.

Long-Term Compensation — Equity Awards and How Long-Term Compensation is Determined
We provide long-term incentive compensation to our executive officers under the Harris Corporation 2015 Equity Incentive Plan, which our shareholders approved in October 2015 (our “Equity Incentive Plan”), through a combination of awards of performance share units, stock options and restricted stock units. In more limited circumstances, we also may grant performance stock options to better align compensation with execution against certain strategic initiatives and may grant shares of restricted stock and restricted stock unit awards to facilitate recruitment. The long-term compensation elements of our executive compensation program are designed to motivate our executives to focus on achievement of our long-term financial goals and strategic objectives. We award different types of equity-based compensation because we believe that each type incentivizes and rewards shareholder value creation in a different way, as follows:

•
Performance share units - although the value of all forms of equity-based compensation is directly impacted by both increases and decreases in the price of our common stock, performance share unit awards motivate our executives to achieve our multi-year financial and operating goals because the number of units ultimately earned depends on the level of our performance against internal and external financial measures, generally over a three-year period. Under such awards, each new fiscal year begins a new three-year performance cycle for which we establish financial performance measures and relative weighting and associated targets, against which performance is measured and payouts are determined.

•
Stock options - stock options motivate our executives to increase shareholder value because the options have value only to the extent the price of our common stock on the date of exercise exceeds our stock price on the grant date, and thus compensation is realized only if our stock price increases over the term of the award and the option is exercised by the executive.

•
Restricted stock units - restricted stock unit awards primarily facilitate retention and succession planning because the restrictions on these awards typically expire at the end of a three-year period.

All forms of equity awards also are intended to retain executives, encourage share ownership and maintain a direct link between our executive compensation program and the value and appreciation in value of our stock.
Determination of target value of long-term incentive compensation
Early in each fiscal year, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of other executive officers, set a long-term equity incentive compensation target for each executive officer. The total target value of long-term equity incentive compensation for each of our executive officers is typically set using our compensation comparison peer group data as a reference point, if available for a comparable position, and/or other applicable compensation market data, including surveys.
Determination of mix of elements of long-term incentive compensation
Early in each fiscal year, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of other executive officers, determine the appropriate mix of equity-based compensation elements (i.e., the percentage of total target value of an executive officer’s long-term equity-based compensation at the time of award to be allocated to each element of long-term equity-based compensation) after considering the mix of such elements for our compensation comparison peer group, the retention value of each element and other factors important to us, including tax and accounting treatment, linking incentive compensation to performance and the recommendation of PM.
From the total values of each element of awards of long-term equity-based compensation, we determine the specific number of performance share units, restricted stock units and stock options, as applicable, to be granted to executive officers under such awards based on a 60-day average closing market price of our common stock ending August 1 of the applicable year (prior to the grant date), which valuation methodology differs from the grant date fair value method required for the calculation of amounts presented in the “Stock Awards” and “Option Awards” columns of the Fiscal 2018 Summary Compensation Table on page 65.
Performance share unit awards – grants of awards for new fiscal year covering multi-year performance period
Early in the first fiscal year of each multi-year performance period with respect to our performance share unit awards, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of our other executive officers, establish specific financial performance measures and relative weighting and the associated targets and thresholds against which performance is measured and payouts are determined. Actual payouts for performance share unit awards are made in shares of our common stock and can range from 0% to 200% of the target number of performance share units granted under such awards.

As a general principle, we seek to establish targets for financial performance measures that are aligned with our three-year strategic plan and are challenging yet achievable. Targets are set at levels we believe require significant effort on the part of executives, yet also represent a reasonable expectation of financial results based on prior-year performance, existing business conditions, the markets in which we participate and our outlook.
Performance share unit awards – determination of payouts of awards for performance period ending at end of each fiscal year
Following the end of each fiscal year, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of our other executive officers, determine and approve payouts to those executives in respect of performance share unit awards for the multi-year performance period that ends at the end of such fiscal year, based on our financial results for such performance period. In certain instances, as permitted under our Equity Incentive Plan, financial performance measure targets and our actual results are adjusted by our Compensation Committee, and in the case of our CEO, by the independent directors of our Board, in recognition of unusual or nonrecurring events affecting us or our financial statements, such as items that are determined not to be reflective of normal, ongoing business operations. At the request of the Chairperson of our Audit Committee, our Internal Audit Department independently verifies calculations for payouts in respect of performance share unit awards.
Stock options
Stock options granted to our executive officers typically have the following terms:

•	An exercise price equal to the closing price of our stock on the grant date;

•	Vest in equal installments of one-third each on the first, second and third anniversary of the grant date, subject to the recipient’s continued employment through the applicable vesting date;

•	Expire 10 years from the grant date; and

•	Accelerated vesting upon a change in control or other events as discussed elsewhere in this proxy statement.
Without prior approval of our shareholders, stock options, including performance stock options, granted by us may not be repriced, replaced, regranted through cancellation or modified by us if the effect thereof would be to reduce the exercise price of such stock options, other than in connection with a change in our capitalization, including spin-offs.
Restricted stock and restricted stock unit awards
Restricted stock or restricted stock unit awards are used primarily to facilitate retention and succession planning and, in more limited circumstances, as a recruitment mechanism to replace the value of equity awards that may have been forfeited as a result of leaving a former employer. The restrictions on these awards typically expire at the end of a three-year period. The restrictions provide that the shares or units may not be sold or otherwise transferred, and the shares or units will be immediately forfeited in the event of the recipient’s termination of employment for any reason other than involuntary termination, death, disability or retirement.
Health, Welfare and Other Benefits
We maintain health, welfare and other benefit programs for our U.S.-based employees, including medical coverage, prescription coverage, dental and vision programs, short-term disability insurance, basic, supplemental and dependent life insurance, basic and supplemental accidental death and dismemberment insurance and business travel insurance, as well as paid time-off, leave of absence and other similar policies. Our executive officers are eligible to participate in these programs on the same basis as many of our other salaried employees. We also offer a long-term disability plan to many of our U.S.-based employees, including our named executive officers. The plan is fully insured and provides a benefit of 60% of eligible compensation before offsets for Social Security and certain other Company- or government-provided disability or other benefits. Eligible compensation for purposes of the long-term disability plan is currently limited to $400,000 per year. For executives with annual eligible compensation in excess of $400,000, we provide a Company-paid supplemental long-term disability benefit of 50% of eligible compensation above $400,000 up to $800,000, for a maximum annual supplemental disability benefit of up to $200,000. We also provide liability insurance coverage to our officers and offer our executive officers the option to participate in a group excess liability umbrella policy at the executive’s cost.
Perquisites
We have eliminated virtually all executive perquisites. Currently, we provide eligibility for annual physical examinations for Board-elected officers, for which we pay if such an officer elects to have such an examination. We believe this practice is in the best interest of our Company because the health of an executive officer is critical to his or her performance. For our CEO, we also provide limited personal use of Company-owned aircraft. In very limited instances as approved by our CEO, we also may provide limited personal use of Company-owned aircraft for other executives. We do not provide tax reimbursement or gross-up payments with respect to any perquisites provided solely to executive officers. Tax gross-up payments made pursuant to a plan, policy or arrangement applicable to a broad base of management employees, such as a relocation or tax equalization policy, are permitted.
In consideration of the time demands on our CEO and to minimize and more effectively utilize his travel time, our Compensation Committee has authorized the personal use of Company-owned aircraft by our CEO and his family and guests. Such personal use is subject to limits on the number of hours, which are set by our Compensation Committee and reviewed annually. In fiscal 2018, Mr. Brown’s personal use of Company-owned aircraft was below the limits set by our Compensation Committee. Our CEO is responsible for paying the tax on income imputed for such personal use of Company-owned aircraft.
Perquisites provided in fiscal 2018, namely annual physical examinations and limited personal use of Company-owned aircraft represent a small portion of the total compensation of the applicable named executive officer. The dollar values ascribed to these perquisites in fiscal 2018 are set forth in the Fiscal 2018 Summary Compensation Table on page 65 under the “All Other Compensation” column and related notes.
Consideration of Risk Elements
Information regarding consideration of elements of our risk related to our compensation policies and practices is set forth below in the “Relationship Between Compensation Plans and Risk” section of this proxy statement beginning on page 64.

Fiscal 2018 Performance
Business Environment
We are a leading technology innovator, solving our customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. We support government and commercial customers in more than 100 countries, with our largest customers being various departments and agencies of the U.S. Government and their prime contractors. Our products, systems and services have defense and civil government applications, as well as commercial applications. As of the end of fiscal 2018, we had approximately $6.2 billion in annual revenue and about 17,500 employees. In fiscal 2018, we derived approximately 75% of our revenue from sales to U.S. Government customers, including foreign military sales funded through the U.S. Government, whether directly or through prime contractors. Our common stock is listed on the NYSE under the symbol “HRS.”
Exelis Acquisition in Fiscal 2015
In late fiscal 2015, we acquired publicly-held Exelis Inc. (collectively with its subsidiaries, “Exelis”), which was transformative for us. The acquisition created significantly greater scale and brought together two engineering-driven companies that value technology leadership. The two companies’ complementary technologies and capabilities strengthened core franchises and provide new opportunities for innovation to solve our customers’ most complex challenges. The aggregate implied value of the consideration paid to former Exelis shareholders was approximately $4.7 billion, including approximately $1.5 billion of our common stock and approximately $3.2 billion of cash principally from third-party debt financing.
Divestitures to Optimize our Business Portfolio in Fiscal 2017
As part of our portfolio optimization strategy, we completed two significant divestitures in fiscal 2017: the divestiture of our government IT services business (“IT Services”), which primarily provided IT and engineering managed services to U.S. Government agencies, and the divestiture of our Harris CapRock Communications commercial business (“CapRock”), which provided wireless, terrestrial and satellite communications services to energy and maritime customers. These divestitures represented a strategic shift away from non-core markets served by those businesses and enable us to focus on technology-differentiated, high-margin businesses. Consequently, our reported financial results (for current and prior periods) reflect IT Services and CapRock as discontinued operations, and except for discussions related to our cash flows, or unless otherwise specified, discussions in this proxy statement relate solely to our continuing operations. We received net cash proceeds of approximately $1.016 billion from those divestitures, which we used, along with our free cash flow, to deleverage, repurchase shares of our common stock, pay dividends and pre-fund our pension plans.

Key Fiscal 2018 Financial Results
Our strong fiscal 2018 financial results and TSR results reflected our successful execution against the key strategic priorities we set for fiscal 2018, which were:

•	Grow revenue in all three segments;

•	Drive flawless execution while maintaining margins through operational excellence; and

•	Maximize cash flow with balanced capital deployment.
Our key fiscal 2018 results were as follows (including comparisons with fiscal 2017 results):

	FY17 Results	FY18 Results	Change
	(in millions, except per share amounts)
Orders	$6,026	$7,429	23%
Revenue	$5,900	$6,182	5%
Operating income	$1,073	$1,122	5%
Non-GAAP operating income*	$1,131	$1,186	5%
Income from continuing operations per diluted common share	$5.12	$5.94	16%
Non-GAAP income from continuing operations per diluted common share*	$5.53	$6.50	18%
Operating cash flow	$569	$751	$182
Adjusted free cash flow*	$850	$915	$65
Cash used to retire debt	$575	$555	n/m
Cash used to repurchase shares of our common stock	$710	$272	n/m
Annualized cash dividend rate per share**	$2.12	$2.28	8%
Cash used to pay dividends	$262	$272	n/m
Cash used to make voluntary contributions to qualified defined benefit pension plans	$400	$300	n/m
Company-sponsored research and development	$310	$311	—

n/m = not meaningful
* Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix A.
** On August 25, 2018, our Board increased our quarterly cash dividend from $.57 per share to $.685 per share, for an annualized cash dividend rate of $2.74 per share.
Based on these and prior-period results, we delivered strong 1-year, 3-year and 5-year cumulative TSR (based on our fiscal year periods ending June 29, 2018) relative to companies in the Standard & Poor’s 500 and to the median of our compensation comparison peer group for fiscal 2018, as reflected in the following graph:

TSR Results(1) at End of Fiscal 2018
(1) TSR results reflect reinvestment of dividends and, in the case of the median of our compensation comparison peer group for fiscal 2018, exclude Orbital ATK, Inc. due to its acquisition in fiscal 2018.

Fiscal 2018 Compensation Decisions for Named Executive Officers
In accordance with our annual compensation cycle and other aspects of our executive compensation process as described above under “Executive Compensation Process, Practices and Elements,” the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of our other named executive officers, made decisions with respect to the following compensation elements for fiscal 2018:

•	Fiscal 2018 base salary rates;

•	Fiscal 2018 cash incentive compensation award financial performance measures (and relative weighting and associated targets) and individual targets and payouts;

•
Target values for fiscal 2018 grants of long-term equity compensation awards (which were allocated 50% as performance share unit awards, 25% as stock options and 25% as restricted stock unit awards); and

•	Payouts in respect of fiscal 2016 awards of performance share units for the fiscal 2016-2018 performance period.
While specific details of all the decisions are described farther below, the decisions as to some of these elements drive total target direct compensation, which is comprised of base salary rate (annualized), target value of at-risk performance-based annual cash incentive compensation awards, target value of at-risk performance-based performance share unit awards and stock options and target value of restricted stock unit awards. Target direct compensation does not include retirement benefits, severance benefits or health, welfare or other personal benefits.
With respect to target direct compensation, the following charts set forth:

1.
for Mr. Brown and for our other named executive officers on average, respectively, the percentage of fiscal 2018 total target direct compensation represented by each major element of target direct compensation at the time of approval, indicating the percentage of fiscal 2018 total target direct compensation that was at risk in the form of performance-based cash incentive and equity awards; and

2.
Mr. Brown’s target direct compensation (including each major element thereof) for each of fiscal 2016 through fiscal 2018, at the time of approval in each such fiscal year, relative to 1-year, 2-year and 3-year cumulative TSR performance based on our fiscal year periods ending with fiscal 2016, 2017 and 2018, respectively, for Harris, companies in the Standard & Poor’s 500 and our compensation comparison peer group for fiscal 2018.

CEO and Other Named Executive Officer Fiscal 2018 Target Direct Compensation Mix

CEO Annual Target Direct Compensation for Fiscal 2016-2018(1)
(1) Target direct compensation does not include the special one-time share-based retention and Exelis integration award granted in fiscal 2016. TSR results reflect reinvestment of dividends and, in the case of the median of our compensation comparison peer group for fiscal 2018, exclude Orbital ATK, Inc. for all periods for consistency due to its acquisition in fiscal 2018.

Fiscal 2018 Base Salary Rates, Annual Cash Incentive Compensation Awards and Payouts and Long-Term Equity Compensation Awards and Payouts for Named Executive Officers
Base salary rates
The following table shows approved base salary rates for fiscal 2018, as increased (effective September 30, 2017) compared with fiscal 2017 and associated reasons:
Fiscal 2018 Base Salary Rates

	Fiscal 2017 Base Salary Rate	Fiscal 2018 Base Salary Rate	% Increase	Reason for Increase
Mr. Brown	$1,250,000	$1,300,000	4.0%	Merit
Mr. Ghai	$500,000	$550,000	10.0%	Merit and market adjustment
Mr. Fox	$540,000	$555,000	2.8%	Merit
Mr. Mehnert	$540,000	$555,000	2.8%	Merit
Mr. Mikuen	$525,000	$550,000	4.8%	Merit

Information regarding actual base salary amounts paid for fiscal 2018 is set forth in the Fiscal 2018 Summary Compensation Table on page 65 under the “Salary” column.
Annual cash incentive compensation award targets and payouts
Award terms established early in fiscal 2018
AIP Financial Performance Measures and Relative Weighting

30%
40%
30%

Revenue

Revenue measures what we generate from our normal business activities and can be increased by improving market share, introducing new products, enhancing program execution, entering new markets and pricing effectively.

Free Cash Flow

Free Cash Flow measures how much cash we generate after accounting for capital expenditures (such as buildings or equipment) and can be increased by cash receipts, improving payment terms, reducing inventory, increasing selling prices of products and services and reducing expenses.

Operating Income

Operating Income measures our ability to generate profits from revenue by how efficiently we manage our business and the associated costs of doing business, which can be increased by reducing costs, improving procurement and sourcing practices, increasing efficiencies within our businesses and achieving operational excellence.

The tables below show the following, in each case, as established early in fiscal 2018 for our named executive officers:

1.
fiscal 2018 Annual Incentive Plan financial performance measures and relative weighting and associated targets and the payout percentages for financial results as a percentage of each performance measure’s associated target; and

2.	annual cash incentive compensation award targets under our Annual Incentive Plan as a percentage of base salary rates for fiscal 2018, as compared with fiscal 2017.
Fiscal 2018 Annual Cash Incentive Compensation Awards -- Financial Performance Measures, Relative Weighting and Associated Targets

Financial Performance Measures and Weighting	Targets (in millions)	Payout % for Financial Results as % of Each Measure’s Associated Target
		Below 80%	80% (Threshold)	95%	100% (Target)	105%	120% and Above
Operating Income – 40%	$1,168	0%	50%	90%	100%	110%	200%
Free Cash Flow – 30%	$850	0%	50%	90%	100%	110%	200%
Revenue – 30%	$6,114	0%	50%	90%	100%	110%	200%
For each of the operating income, free cash flow and revenue financial performance measures for fiscal 2018, we make no payout for results below the threshold, which was 80% of the associated target, as reflected in the table above.
Fiscal 2018 Annual Cash Incentive Compensation Awards -- Approved Targets

	Fiscal 2017 Cash Incentive Target as % of Base Salary Rate	Fiscal 2018 Cash Incentive Target as % of Base Salary Rate	Fiscal 2018 Cash Incentive Target in Dollars	% Change	Reason for Change
Mr. Brown	168%	169%	$2,200,000	1%	rounding
Mr. Ghai	75%	75%	$412,500	0%	—
Mr. Fox	75%	75%	$416,250	0%	—
Mr. Mehnert	75%	75%	$416,250	0%	—
Mr. Mikuen	70%	70%	$385,000	0%	—
Payouts approved after end of fiscal 2018
The tables below show the following, in each case, as approved for payouts for annual cash incentive compensation awards under our Annual Incentive Plan for fiscal 2018:

1.
financial performance measures and relative weighting and associated targets, reported financial results, adjusted financial results, adjusted financial results as a percentage of target, resulting payout percentages for adjusted financial results and weighted adjusted financial performance measure achievement; and

2.	award targets, weighted adjusted financial measure achievement, actual cash payouts and actual cash payouts as a percentage of target.
Fiscal 2018 Annual Cash Incentive Compensation Awards -- Approved Performance Measures, Targets, Results and Payout Percentages

Financial Performance Measures and Weighting	Targets (in millions)	Reported Financial Results (in millions)	Adjusted Financial Results* (in millions)	Adjusted Financial Results as % of Target	Resulting Payout % For Adjusted Financial Results	Weighted Adjusted Financial Measure Achievement Under Annual Incentive Plan (%)
Operating Income – 40%	$1,168	$1,122	$1,136	97.3%	94.6%	}	99.6%
Free Cash Flow – 30%	$850	$615	$865	101.8%	103.6%
Revenue – 30%	$6,114	$6,182	$6,182	101.1%	102.2%

*
Our reported operating income result was increased $14 million by excluding $12 million for a non-cash charge from an adjustment for deferred compensation and $2 million for charges related to other items. Our reported free cash flow result was increased $250 million, reflecting (i) an increase of $300 million for our voluntary, advance contribution to our qualified defined benefit pension plans; and (ii) a decrease of $50 million for unplanned benefits to cash flow related to tax reform.

Fiscal 2018 Annual Cash Incentive Compensation Awards -- Approved Payouts

	Participant’s Annual Incentive Plan Target in Dollars	Weighted Adjusted Financial Measure Achievement Under Annual Incentive Plan	Participant’s Actual Annual Incentive Plan Payout	Participant’s Actual Payout as % of Target
Mr. Brown	$2,200,000	99.6%	$2,640,000	120.0%
Mr. Ghai	$412,500	99.6%	$500,000	121.2%
Mr. Fox	$416,250	99.6%	$414,585	99.6%
Mr. Mehnert	$416,250	99.6%	$414,585	99.6%
Mr. Mikuen	$385,000	99.6%	$425,000	110.4%

The financial performance measures and associated targets and results in the first of the two tables above represent internal measurements of performance, and although the calculations are based on our financial results calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), our actual GAAP results were adjusted as permitted under our Annual Incentive Plan in recognition of unusual or nonrecurring events affecting us or our financial statements, in accordance with adopted guidelines for making specific decisions for these purposes as to which items to include or exclude from our targets and financial results, including that any adjustment must be objectively measurable under GAAP.
Pursuant to the upward or downward adjustment for individual achievement of pre-established individual objectives and contribution to our overall results, fiscal 2018 payouts under our Annual Incentive Plan for our named executive officers, as calculated based on weighted adjusted financial measure achievement under our Annual Incentive Plan, were adjusted from 0 to 21.6 percentage points higher.
The payouts under our Annual Incentive Plan for fiscal 2018 also are set forth in the note to the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2018 Summary Compensation Table on page 65.
No payouts under broad-based Performance Reward Plan
Pursuant to our “self-funding” Performance Reward Plan in effect for fiscal 2018, early in fiscal 2018, our Compensation Committee approved the following:

•	a fiscal 2018 consolidated operating income target of $1.168 billion (the same as the consolidated operating income target under our Annual Incentive Plan for fiscal 2018); and

•	the creation of a payout pool for eligible employees in an amount equal to 50% of our fiscal 2018 consolidated operating income in excess of such target.
No payouts were made under our Performance Reward Plan for fiscal 2018, because our adjusted consolidated operating income of $1.136 billion was less than our target of $1.168 billion, in each case, as approved under our Performance Reward Plan for fiscal 2018.

Target values of fiscal 2018 grants of long-term equity compensation awards
The following table shows target values for grants of long-term equity compensation awards under our Equity Incentive Plan for fiscal 2018, as compared with fiscal 2017 and associated reasons for changes, as approved early in fiscal 2018 for our named executive officers:
Fiscal 2018 Grants of Long-Term Equity Compensation Awards -- Approved Target Values

	Fiscal 2017 Equity Compensation Target Value in Dollars	Fiscal 2018 Equity Compensation Target Value in Dollars	% Change	Reason for Change
Mr. Brown	$7,650,000	$8,200,000	7.2%	Merit
Mr. Ghai	$1,150,000	$1,300,000	13%	Merit and market adjustment
Mr. Fox	$1,150,000	$1,150,000	0%	—
Mr. Mehnert	$1,150,000	$1,150,000	0%	—
Mr. Mikuen	$1,000,000	$1,100,000	10%	Merit
For fiscal 2018 annual cycle awards, the independent directors of our Board based on the recommendation of our Compensation Committee, in the case of our CEO, and our Compensation Committee, in the case of other executive officers, targeted that the total value of an executive officer’s long-term equity-based compensation at the time of award would be allocated as follows:

•	50% as performance share units;

•	25% as stock options; and

•	25% as restricted stock units.
This reflects a change to the mix of long-term equity-based compensation elements, compared with the mix of elements approved for annual cycle awards the past several fiscal years, by decreasing the percentage of stock options (to 25% of total value, from 50% in the past several fiscal years) and adding restricted stock units (at 25% of total value). This change was determined to be appropriate based on the retention value of each element, equity-based compensation trends within our compensation comparison peer group and in other market data, its anticipated effect of mitigating shareholder dilution and the recommendation of PM.
For information related to grants to our named executive officers in respect of fiscal 2018 annual cycle awards of (1) performance share units covering the fiscal 2018-2020 performance period, (2) stock options and (3) restricted stock units, and related terms and conditions, see the Grants of Plan-Based Awards in Fiscal 2018 Table on page 68 and related notes, and with respect to performance share units, also see the discussion below under “Fiscal 2018 performance share unit awards for fiscal 2018-2020 performance period.”
For information related to equity awards prior to fiscal 2018 and related terms and conditions, see the notes to the Outstanding Equity Awards at 2018 Fiscal Year End Table on page 70 and related notes.

Fiscal 2018 performance share unit awards for fiscal 2018-2020 performance period
Fiscal 2018-2020 PSU Financial Performance Measures and Relative Weighting

3-year earnings per share (“EPS”) compound annual growth rate (“CAGR”)

50%
50%

3-year average annual return on invested capital (“ROIC”)

Subject to a +/- adjustment up to 33% based on relative total shareholder return

Total shareholder return (TSR)

EPS is an indicator of a company's profitability, often considered an important variable in determining a share's price, and is impacted by the amount of operating income we generate, our tax rate and the number of shares outstanding. It is calculated by dividing net income (after-tax) by the diluted weighted-average shares of common stock outstanding.

TSR measures Cumulative value to shareholders through stock price appreciation and dividends and relative TSR is based on our percentile ranking compared with companies in the Standard & Poor’s 500.

ROIC is an indicator of a company’s efficiency in using capital to generate returns (allocating capital under its control to profitable investments) and is calculated as follows:

ROIC Calculation:

$$\frac{\text{Net Operating Profit After Tax}}{\text{(Debt + Equity + Minority Interest – Cash)}}$$

Financial performance measures for grants to our named executive officers of performance share unit awards covering the fiscal 2018-2020 performance period, in each case as established early in fiscal 2018, were as follows:

•	three-year EPS CAGR for the fiscal 2018-2020 performance period, weighted at 50%; and

•	average annual ROIC for the fiscal 2018-2020 performance period, weighted at 50%.
Financial results relative to those performance measures’ associated targets are subject to possible adjustment upward or downward by as much as 33% based on our percentile ranking for our TSR performance over the fiscal 2018-2020 performance period compared with companies in the Standard & Poor’s 500. We measure our TSR performance relative to companies in the Standard & Poor’s 500 because we believe it is a broad market index of companies with whom we compete for stockholder investment. Actual payouts for fiscal 2018 performance share unit awards will be made in shares of our common stock and can range from 0% to 200% of the target number of performance share units granted under such awards. Our Compensation Committee believes that the EPS CAGR and ROIC measures motivate financial performance that management can influence directly and should improve EPS and capital management over the long term and create long-term shareholder value, while the relative TSR measure promotes further alignment with shareholders. In selecting the performance measures for the performance share unit awards for the fiscal 2018-2020 performance period, we considered the input received from our large shareholders, which was one of the factors influencing our Compensation Committee’s determination in fiscal 2016 to include the EPS CAGR measure in lieu of the cumulative operating income measure used in previous fiscal years and to retain the ROIC measure.

Payouts for fiscal 2016 performance share unit awards for fiscal 2016-2018 performance period
Award terms established early in performance period
The following table shows the financial performance measures and relative weighting and associated targets and the payout percentages for financial results as a percentage of each performance measure’s associated target, in each case as established early in fiscal 2016 for performance share unit awards covering the fiscal 2016-2018 performance period:
Financial Performance Measures, Relative Weighting and Associated Targets

Financial Performance Measures and Weighting	Targets	Payout % for Financial Results as % of Performance Measure’s Associated Target										Potential Relative TSR Payout Adjustment
		Below80%	80% (Threshold)	85%	90%	95%	100% (Target)	105%	110%	115%	120% and above
EPS CAGR – 50%	10.0%	0%	50%	63%	75%	88%	100%	113%	125%	138%	150%	+/- up to 33%
Average Annual ROIC – 50%	11.5%	0%	50%	63%	75%	88%	100%	113%	125%	138%	150%	+/- up to 33%
For each of the financial performance measures, we make no payout for results below the threshold, as reflected in the preceding table.
The possible relative TSR performance adjustment for purposes of the calculation of the performance share unit award payout, based on financial results relative to the financial performance measures’ associated targets, was dependent on our quintile ranking for our TSR performance over the fiscal 2016-2018 performance period compared with companies in the Standard & Poor’s 500, based on the following table, which also was established early in fiscal 2016:

Relative TSR Payout Adjustment
Quintile	Top	2nd	3rd	4th	Bottom
Payout Adjustment	+33%	+15%	0%	-15%	-33%

Payout determinations made after performance period
The tables below show the following, in each case as approved in August 2018 for payouts for performance share unit awards for the fiscal 2016-2018 performance period:

1.
financial performance measures and relative weighting and associated targets (original and adjusted), reported financial results, adjusted financial results, adjusted financial results as a percentage of adjusted target, resulting payout percentages for adjusted financial results, relative TSR payout adjustments, relative TSR adjusted payout percentages and weighted adjusted payout percentages; and

2.	units initially granted, weighted relative TSR adjusted payout percentages and actual share payouts.
Fiscal 2016-2018 Performance Share Units -- Approved Performance Measures, Targets, Results and Payout Percentages

Financial Performance Measures and Weighting	Original Targets	Adjusted Targets*	Reported Financial Results	Adjusted Financial Results**	Adjusted Financial Results as % of Adjusted Target	Resulting Payout %	Relative TSR Payout Adjustments***	Relative TSR Adjusted Payout %
EPS CAGR – 50%	10.0%	10.0%	30.5%	8.7%	87.0%	67.5%	+33.0%	89.8%
Average Annual ROIC – 50%	11.5%	12.4%	11.6%	11.7%	94.4%	85.9%	+33.0%	114.2%
Approved Weighted Adjusted Payout %								102.0%

*
As a result of our fiscal 2017 divestitures of IT Services and CapRock (which are reported as discontinued operations), our average annual ROIC target was adjusted to be reflective of our continuing operations, but only in respect of fiscal 2017 and fiscal 2018, by substituting a new annual ROIC for each of fiscal 2017 and fiscal 2018 for our continuing operations based on our original fiscal 2016-2018 strategic plan (and retaining our original annual ROIC for fiscal 2016, reflective of continuing and discontinued operations), which had the effect of increasing our average annual ROIC target.

**
EPS CAGR — Our GAAP EPS from continuing operations compound annual growth rate result was decreased by calculating the result using (i) starting EPS of $4.58, reflecting our previously published amount for non-GAAP EPS from continuing operations for fiscal 2015 (GAAP EPS from continuing operations of $2.67 adjusted by $1.91 for the per share impact of charges for transaction, financing, integration, restructuring and other costs, primarily related to our acquisition of Exelis) and (ii) ending EPS of $5.89, reflecting a decrease of $0.61 for the per share impact of unplanned benefits to EPS related to tax reform and charges related to our decision to transition and exit a commercial line of business and other items, from our previously published amount for non-GAAP EPS from continuing operations for fiscal 2018 of $6.50 (GAAP EPS from continuing operations of $5.94 adjusted by $0.56 for the per share impact of losses and other costs related to debt refinancing, a non-cash charge related to consolidation of certain Exelis facilities initiated in fiscal 2017, non-cash adjustments related to tax reform, charges related to our decision to transition and exit a commercial line of business and other items and a non-cash charge from an adjustment for deferred compensation).

ROIC — Consistent with our approach in adjusting our average annual ROIC target to be reflective of our continuing operations, but only in respect of fiscal 2017 and fiscal 2018, our GAAP average annual ROIC from continuing operations result was adjusted by calculating the result substituting our combined continuing and discontinued operations results for fiscal 2016, as adjusted to exclude from operating income $335 million for a non-cash charge in fiscal 2016 for impairment of goodwill and certain other assets related to CapRock due to the unexpected significant downturn in the energy market and its impact on customer operations (consistent with approvals of fiscal 2016 Annual Incentive Plan payouts and fiscal 2016 and 2017 performance share unit payouts). Our GAAP average annual ROIC from continuing operations result was further adjusted by calculating the result using (a) $14 million higher operating income for fiscal 2018 by excluding $12 million for a non-cash charge from an adjustment for deferred compensation and $2 million for charges related to other items (consistent with approval of fiscal 2018 Annual Incentive Plan payouts) and (ii) $50 million lower debt for fiscal 2018, reflecting the exclusion of incremental debt attributable to “make-whole” and other costs in connection with refinancing $800 million of long-term debt late in fiscal 2018.

***	Our TSR performance over the fiscal 2016-2018 performance period compared with companies in the Standard & Poor’s 500 was in the top quintile and resulted in an upward payout adjustment of 33%.
Fiscal 2016-2018 Performance Share Units -- Approved Payouts

	Performance Share Units Granted	Weighted Relative TSR Adjusted Payout %	Shares Paid Out
Mr. Brown	44,140	102.0%	45,023
Mr. Ghai	2,210	102.0%	2,254
Mr. Fox	7,255	102.0%	7,400
Mr. Mehnert	7,255	102.0%	7,400
Mr. Mikuen	6,310	102.0%	6,436

See the Option Exercises and Stock Vested in Fiscal 2018 Table on page 72 and related notes for additional information regarding these payouts.
In determining the performance share unit award payouts for the fiscal 2016-2018 performance period, our original targets and actual results were adjusted as permitted under our Equity Incentive Plan by our Compensation Committee, and in

the case of our CEO, by the independent directors of our Board, as set forth in the tables above and related notes. These adjustments were made in accordance with the same guidelines for adjusting targets and actual results adopted by our Compensation Committee with respect to our Annual Incentive Plan, as discussed above.
The following table shows performance share unit award payout percentage(s) for the five most recently completed three-year performance periods, as approved by the independent members of our Board or our Compensation Committee, as applicable, for our applicable named executive officers for the final year of the applicable performance period (for performance periods with multiple percentages, different percentages were approved based on different circumstances applicable among such named executive officers):
Approved Payouts for Five Most Recent Performance Share Unit Awards

Performance Period	Approved Payout Percentage(s)
Fiscal 2012-2014	67.4% (former CFO); 80.7% (2 former segment Presidents); 117.6% (CEO)
Fiscal 2013-2015	120.5%
Fiscal 2014-2016	147.6%
Fiscal 2015-2017	112.8%
Fiscal 2016-2018	102.0%
Payout to CEO of Exelis integration performance share unit award
In August 2015, the independent directors of our Board approved a special one-time share-based retention and Exelis integration award for Mr. Brown with a target value of $3,600,000. This award consisted of 132,550 stock options with three-year cliff vesting and 22,700 performance share units that vest on achievement of full-year run rate net synergies from the Exelis acquisition, as measured at the end of the fiscal 2016-2018 three-year performance period against target full-year run rate net synergies established as part of our acquisition business case. The potential payout for performance share units under such award ranged from 0% to 200% of the target number of performance share units granted under such award. The Compensation Committee and independent directors of our Board determined that the performance criteria of full-year run rate net synergies have been satisfied above the maximum threshold level and consequently that Mr. Brown’s Exelis integration performance share unit award vested at 45,400 shares, representing 200% of the target number granted in August 2015. At the request of the Chairperson of our Audit Committee, our Internal Audit Department independently verified the full-year run rate net synergy calculations.
See the Option Exercises and Stock Vested in Fiscal 2018 Table on page 72 and related notes for additional information regarding this payout to Mr. Brown.
Vesting of Exelis integration performance stock options
In May 2015, our Compensation Committee approved a special one-time share-based retention and Exelis integration award to certain of our other named executive officers. This award included performance stock options granted on June 1, 2015 with a June 1, 2018 vesting date contingent on our achievement of full-year run rate net synergies from the Exelis acquisition as measured at the end of the three-year performance period that ended June 1, 2018 against target full-year run rate net synergies established as part of our acquisition business case. Such performance stock options were subject to a threshold achievement of 80% of target full-year run rate net synergies and a maximum of 200% of the target number of shares of common stock for achievement at or above 133% of target full-year run rate net synergies. Our Compensation Committee determined that the performance criteria of full-year run rate net synergies have been satisfied above the maximum threshold level and consequently that such performance stock options vested on June 1, 2018 at 200% of the target number of performance stock options granted on June 1, 2015.
The following table shows the performance stock options granted on June 1, 2015 to each of Messrs. Ghai, Fox and Mikuen and the number that vested on June 1, 2018:

	Performance Stock Options at Target	Performance Stock Options Vested at Maximum
Mr. Ghai	11,550	23,100
Mr. Fox	28,860	57,720
Mr. Mikuen	14,430	28,860
The exercise price of the performance stock options is $79.70. For additional information relating to the terms and conditions of the performance stock options, see the notes to the Outstanding Equity Awards at 2018 Fiscal Year End Table on page 70.

Post-Employment and Change in Control Compensation
Post-Employment Compensation
Severance arrangements
As a general matter, most of our employees are “employees at-will.” Mr. Brown is our only named executive officer with a contract requiring us to make payments upon termination of employment. Mr. Brown’s employment and payments upon termination of employment are governed by his employment agreement discussed elsewhere in this proxy statement.
Although Messrs. Ghai, Fox, Mehnert and Mikuen do not have severance agreements, we have a long-standing practice of providing severance compensation for terminating an executive’s employment without cause. Historically, in determining severance compensation, we have considered the reason for termination, length of employment and other factors.
Employment agreement with our CEO
As discussed above, we are party to an employment agreement with Mr. Brown. The agreement provides for his continued employment as our President and Chief Executive Officer and provides for certain benefits if Mr. Brown’s employment is terminated by us without “cause” or by Mr. Brown as a result of a “constructive termination” (as defined in the agreement). Our obligations in the event of a termination following a change in control will be governed by Mr. Brown’s change in control severance agreement, which is among those agreements summarized below. Our Compensation Committee and the independent directors of our Board approved Mr. Brown’s employment agreement in the belief that such agreement was critical to Mr. Brown’s decision to accept employment with us and assists in retaining Mr. Brown’s valued service. In addition, his employment agreement also binds Mr. Brown to certain non-compete and non-solicitation undertakings that are valuable to us.
A description of Mr. Brown’s employment agreement, as well as a summary of potential payments upon termination or a change in control for our named executive officers, are set forth in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 75.
Retirement programs
Tax-qualified retirement plan
We maintain our Retirement Plan, which is a tax-qualified, defined contribution retirement plan available to many of our U.S.-based employees, including our named executive officers. Subject to applicable limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), employees may generally contribute up to 70% of eligible compensation, with our named executive officers and certain other highly compensated employees limited to contributing 12% of eligible compensation. In general, after one year of service, we will make a matching contribution of up to 6% of eligible compensation that is contributed by a participant.
Non-qualified supplemental retirement plan
To the extent contributions by participants to our Retirement Plan are subject to certain limitations under the Internal Revenue Code, certain of our salaried employees, including our named executive officers, may elect to participate in our Supplemental Executive Retirement Plan (“SERP”), which is an unfunded, non-qualified defined contribution plan. In addition, our Compensation Committee may, in its discretion, provide for the deferral of other compensation under our SERP, including equity awards.
The value of our contributions credited to our named executive officers’ accounts under our Retirement Plan and SERP is set forth in the Fiscal 2018 Summary Compensation Table on page 65 under the “All Other Compensation” column and related notes. Additional information regarding our SERP and credits to accounts under our SERP is set forth in the “Nonqualified Deferred Compensation” section of this proxy statement beginning on page 73.
Change in Control Compensation
Change in control severance agreements
Each of our named executive officers is party to a change in control severance agreement with us. We believe that these agreements align the interests of our officers and shareholders during the period of an actual or rumored change in control and are necessary in some cases to attract and retain executives. Under these agreements, an executive is provided severance benefits if the executive’s employment is terminated without “cause,” or by the executive for “good reason,” within two years following a change in control. These agreements are designed with a “double trigger,” so that benefits are provided only if there is both a change in control and a termination of employment. Such severance benefits are designed to preserve the focus and productivity of our executive officers, avoid disruption and prevent attrition during a period of uncertainty. We also believe these agreements facilitate the objectiveness of an executive’s assessment of a potential transaction that may be in our shareholders’ best interests, notwithstanding the potential negative impact of a transaction on an executive’s future employment.
If triggered, the lump-sum cash severance benefit payable to an executive under the change in control severance agreement consists of:

•	Unpaid base salary through the date of termination;

•	A pro-rated annual bonus (as determined under the change in control severance agreement);

•	Any unpaid accrued vacation pay;

•
To the extent permitted under Section 409A of the Internal Revenue Code, any other benefits or awards that have been earned or became payable pursuant to the terms of any compensation plan but that have not been paid to the executive;

•	Two times the executive’s highest annual rate of base salary during the 12-month period prior to the date of termination; and

•
Two times the greatest of the executive’s: (1) highest annual bonus in the three years prior to the change in control, (2) target bonus for the year in which the change in control occurred or (3) target bonus for the year in which the executive’s employment is terminated.

Change in control severance agreements entered into with our executive officers, including our named executive officers, do not provide for any tax gross-ups for excise taxes to the executive in the event that payout of any benefits is subject to excise taxes imposed by the Internal Revenue Service (“IRS”) under Section 4999 of the Internal Revenue Code. The agreements do provide for a “best net after-tax” payment approach that reduces payments and benefits to an executive if the reduction would result in the executive receiving higher payments and benefits on a net after-tax basis. Our Compensation Committee has determined, in its business judgment, that the substantive terms of these change in control severance agreements are competitive and reasonable.
A description of the material terms of the change in control severance agreements and Mr. Brown’s employment agreement, as well as a summary of potential payments upon termination or a change in control for our named executive officers, are set forth in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 75.
Treatment of cash incentive and equity awards upon change in control
Under our Annual Incentive Plan and equity incentive plans, upon a change in control and irrespective of employment status:

•
Annual cash incentive awards are fully earned and to be paid out promptly following the change in control or, in certain instances, following the end of the fiscal year, in each case at not less than target level;

•
Performance share units are deemed fully earned and fully vested immediately and to be paid at the end of the applicable performance period at not less than target level, subject to accelerated payout or forfeiture in certain circumstances;

•
Restricted stock units and shares of restricted stock immediately vest and are to be paid as soon as practicable but not later than 60 days following the change in control, or in certain events, promptly following the expiration of the initial restriction period; and

•	Unvested options immediately vest and become exercisable until their regularly scheduled expiration date.
A description of the material terms of the change in control severance agreements, as well as a summary of potential payments upon termination or a change in control for our named executive officers, are set forth in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 75.

Other Compensation Policies and Information
Consideration of Advisory “Say-on-Pay” and “Say-on-Frequency” Voting Results
At our 2017 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve on an advisory basis the compensation of our named executive officers as disclosed in our 2017 proxy statement. Approximately 96% of the shares voted on this proposal were cast in support of our 2017 executive compensation and related disclosures. Our Compensation Committee viewed the results of this vote as broad shareholder support for our executive compensation program, and consequently, did not make changes to our executive compensation program or policies as a result of the advisory vote. Our Compensation Committee and Board will continue to consider the advisory shareholder voting results on executive compensation, as well as other shareholder input, when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies.
At our 2017 Annual Meeting of Shareholders, our shareholders strongly supported a continued frequency of “every year” for holding future advisory votes to approve the compensation of our named executive officers, consistent with the recommendation of our Board. As a result, our Board decided to continue to hold annual “Say-on-Pay” votes, and we are presenting a proposal to our shareholders to approve on an advisory basis the compensation of our named executive officers as disclosed in this proxy statement. See Proposal 2 beginning on page 36 of this proxy statement.
Shareholder Outreach
As part of our shareholder engagement, we seek shareholder views and input on our executive compensation program. We have considered the input received from our large shareholders, which was one of the factors influencing our Compensation Committee’s determination to adjust the weighting of the financial performance measures under our annual cash incentive compensation plan for fiscal 2016 (increasing free cash flow weighting to 40% and decreasing revenue weighting to 20%) and to alter the financial performance measures for our performance share unit awards to include an earnings per share compound annual growth rate in lieu of cumulative operating income, and retaining ROIC. We expect to continue to seek the views and input of our large shareholders regarding our executive compensation program on a regular basis.
Recovery of Executive Compensation (“Clawback”)
Our executive compensation program permits us to recover all or a portion of any performance-based compensation, both cash and equity, if our financial statements are restated as a result of errors, omissions or fraud. The amount that may be recovered shall be the amount by which the affected compensation exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount that our Compensation Committee or the independent members of our Board shall determine. In no case shall the amount to be recovered by us be less than the amount required to be repaid or recovered as a matter of law. Recovery of such amounts by us would be in addition to any actions imposed by law, enforcement agencies, regulators or other authorities. We will review the terms of our recovery policy in light of the requirements under the Dodd-Frank Act and will make any necessary changes to be in compliance with those requirements after final regulations have been issued.
Policies Relating to Our Common Stock
Stock ownership guidelines
To further promote ownership of shares by management and to more closely align management and shareholder interests, our Compensation Committee has established stock ownership guidelines for our Board-elected officers. Executives are expected to own Harris stock having a minimum value, denominated as a multiple of their annual base salary rates, which can be accumulated over a five-year period from the date of hire or promotion into a covered position. Our Compensation Committee annually reviews our stock ownership guidelines, including reviewing the stock ownership guidelines of our compensation comparison peer group.
Our current stock ownership guidelines are as follows:

•	CEO — five times base salary rate;

•	Senior corporate officers and segment Presidents (including the other named executive officers) — three times base salary rate; and

•	Other corporate officers — two times base salary rate.
Shares that count toward our stock ownership guidelines include shares owned outright or jointly by the executive, shares credited in our Retirement Plan, share equivalents represented by amounts deferred in the Harris stock fund account of our SERP, and restricted stock and restricted stock unit awards (on an after-tax basis). Stock options, including performance stock options, and unearned performance share units do not count for the purpose of measuring compliance with the ownership guidelines. Executive officers are not permitted under our stock ownership guidelines to sell Harris shares (other than the sale of shares to pay the exercise price and related taxes upon the exercise of stock options) until such executive has satisfied the applicable stock ownership guidelines. Executives age 62 or older are not subject to the guidelines. Our Compensation Committee conducts an annual review to assess compliance with the guidelines. As of August 31, 2018, our named executive officers met their applicable ownership guidelines or were on track to achieve their ownership guidelines within the applicable compliance timeframe.
No repricing of options
We have not repriced options and, if our stock price declined after the grant date, we have not replaced options. The exercise price of stock options is the closing market price of our common stock on the grant date or, if the grant is made on a weekend or holiday, the closing market price of our common stock on the prior business day. Our Compensation Committee or Board also has the discretion to set the exercise price of stock options higher than the closing market price of our common stock on the grant date.
Equity grants by CEO
As permitted by the terms of our equity incentive plans, our Board has delegated to our CEO the authority to grant equity awards to employees who are not executive officers. Such grants are subject to our equity grant policy. The annual maximum number of shares underlying the awards that may be granted pursuant to this delegation is set by our Compensation Committee, which reviews these awards annually.
Insider trading policy and policy against hedging and pledging
Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security (except pursuant to an approved 10b-5 trading plan) or from providing such material non-public information to any person who may trade while aware of such information. This policy also prohibits directors and employees from engaging in short sales with respect to our securities and from entering into hedging, puts, calls or other “derivative” transactions with respect to our securities. Our policies also prohibit directors and executives from purchasing Harris stock on margin, holding Harris stock in a margin account or otherwise pledging Harris stock as collateral for margin accounts, loans or any other purpose. Use of “cashless exercise” procedures to exercise stock options granted by us is permitted by this policy if such exercise complies with our insider trading and other relevant policies. None of our directors or executive officers pledged our stock during fiscal 2018. We also have procedures that require trades by directors and executive officers to be pre-cleared by our General Counsel or his staff.
Tax and Accounting Considerations
Tax deductibility of executive compensation
Section 162(m) of the Internal Revenue Code generally prohibits a public company from deducting compensation paid in any year in excess of $1 million to its CEO or any of its four other most highly compensated executive officers as of the end of the year. In the past, certain compensation was specifically exempt from the deduction limit to the extent it was “performance-based” under Section 162(m). In evaluating whether to structure executive compensation components as performance-based and thus exempt from the deduction limit, our Compensation Committee considered the net cost to us and its ability to effectively administer executive compensation in the long-term interest of shareholders. Our Compensation Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, our Compensation Committee retained the flexibility to approve elements of compensation that it believed are consistent with the objectives of our executive compensation program, but that may not have been fully deductible. For example, sign-on bonuses and time-based restricted stock or restricted stock units granted without performance conditions were not performance-based under Section 162(m) and, in certain instances, deductibility of such compensation may have been limited. Section 162(m) of the Internal Revenue Code was amended by the Tax Cuts and Jobs Act of 2017. Effective for taxable years beginning after December 31, 2017, the new law eliminates the Section 162(m) exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and expands the definition of “covered employee” to include a company’s chief financial officer and any individual who was a covered employee of Harris in any taxable year beginning after December 31, 2016. As a result of the changes to Section 162(m), the Compensation Committee anticipates that the portion of future compensation paid to our named executive officers in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to the “grandfathered” arrangement in place as of November 2, 2017.

Nonqualified deferred compensation
Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. If such requirements are not complied with, amounts that are deferred under compensation arrangements that are subject to Section 409A will be currently includable in income to the employee and subject to an excise tax to be assessed on the employee. In general, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees so that they either are exempt from, or satisfy the requirements of, Section 409A.
Accounting for equity-based compensation
Before we grant equity-based compensation awards, we consider the accounting impact of the award as structured and other scenarios in order to analyze the expected impact of the award.
MANAGEMENT DEVELOPMENT AND COMPENSATION
COMMITTEE REPORT
The following Report of our Management Development and Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference therein.
The Management Development and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement. Based on its review and discussion, the Management Development and Compensation Committee has recommended to the Board, and the Board has approved, that this Compensation Discussion and Analysis be included in this proxy statement for the 2018 Annual Meeting of Shareholders and incorporated by reference in Harris’ Annual Report on Form 10-K for the fiscal year ended June 29, 2018.
Submitted on September 6, 2018 by the
Management Development and Compensation Committee
of the Board of Directors.
Thomas A. Dattilo, Chairperson
James F. Albaugh
Terry D. Growcock
Lewis Hay III
Hansel E. Tookes II

RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK
In fiscal 2017, our Compensation Committee and management, with the assistance of Aon Hewitt Associates LLC, conducted a review of our compensation strategies, plans, programs, policies and practices, including executive compensation and major broad-based compensation programs in which salaried and hourly employees at various levels of our organization participate. The goal of this review was to assess whether any of our compensation strategies, plans, programs, policies or practices, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or excessive risks that were reasonably likely to have a material adverse impact on us.
We reviewed our variable pay, sales commission and other compensation plans and considered the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential and the performance criteria under each plan, and the type of plan. Management and our Compensation Committee also applied a risk assessment to those plans that were identified as having the potential to deliver a material amount of compensation, which included the annual incentive and long-term compensation plans that are described in the “Compensation Discussion and Analysis” section of this proxy statement. Based on the review, management and our Compensation Committee concluded that our compensation strategies, plans, programs, policies and practices do not pose material risk due to a variety of mitigating factors. These factors include:

•	An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements, such as cash and equity, and delivers rewards based on sustained performance over time;

•
Our Compensation Committee’s power to set short- and long-term performance objectives for our incentive plans, which we believe are appropriately correlated with shareholder value and which use multiple financial metrics to measure performance;

•
Our performance share unit awards focus on financial performance measures spanning overlapping three-year performance periods. This creates a focus on driving sustained performance over multiple performance periods, which mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one performance period;

•	The use of equity awards with vesting periods to foster retention and align our executives’ interests with those of our shareholders;

•	Capping potential payouts under both short- and long-term incentive plans to eliminate the potential for any windfalls;

•	A “clawback” policy that allows us to recover all or a portion of any performance-based compensation if our financial statements are restated as a result of errors, omissions or fraud;

•	Share ownership guidelines; and

•	A broad array of competitive benefit programs that offer employees and executives an opportunity to build meaningful retirement assets and benefit protections throughout their careers.
In fiscal 2018, there were no material changes to our compensation strategy, plans, programs, policies or practices, and both management and our Compensation Committee again concluded that our compensation strategies, plans, programs, policies and practices are not reasonably likely to have a material adverse effect on us.

FISCAL 2018 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation paid to, or accrued on behalf of, our named executive officers for the fiscal years ended June 29, 2018, June 30, 2017 and July 1, 2016. Our named executive officers are our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers serving at the end of the fiscal year ended June 29, 2018. The following table and the Grants of Plan-Based Awards in Fiscal 2018 Table on page 68 should be viewed together for a more complete representation of both the annual and long-term incentive compensation elements of our executive compensation program.

Name and Principal Position	Year	Salary $(1)	Bonus $	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $(5)	Total $
William M. Brown Chairman, President and Chief Executive Officer	2018	$1,287,500	$0	$6,974,118	$2,201,394	$2,640,000	$0	$913,101	$14,016,113
	2017	$1,237,499	$0	$4,492,551	$4,198,276	$2,100,000	$0	$447,824	$12,476,150
	2016	$1,172,913	$0	$5,108,799	$4,945,794	$2,000,000	$0	$651,384	$13,878,890
Rahul Ghai (6) Senior Vice President and Chief Financial Officer	2018	$537,499	$0	$1,105,791	$349,014	$500,000	$0	$72,075	$2,564,379
	2017	$487,500	$0	$675,798	$631,220	$400,000	$0	$217,199	$2,411,717
	2016	$376,238	$0	$174,899	$163,343	$300,000	$0	$50,132	$1,064,612
Sheldon J. Fox Senior Vice President, Operations and Information Technology	2018	$551,250	$0	$978,156	$308,733	$414,585	$0	$103,788	$2,356,512
	2017	$536,250	$0	$675,798	$631,220	$365,000	$0	$108,203	$2,316,471
	2016	$521,346	$0	$574,161	$536,663	$375,000	$0	$152,520	$2,159,690
Dana A. Mehnert Senior Vice President, Chief Global Business Development Officer	2018	$551,251	$0	$978,156	$308,733	$414,585	$0	$103,788	$2,356,513
	2017	$536,250	$0	$675,798	$631,220	$365,000	$0	$101,435	$2,309,703
	2016	$527,770	$0	$574,161	$536,663	$375,000	$0	$111,477	$2,125,071
Scott T. Mikuen Senior Vice President, General Counsel and Secretary	2018	$543,750	$0	$935,737	$295,312	$425,000	$0	$98,000	$2,297,799
	2017	$518,750	$0	$587,672	$548,863	$380,000	$0	$98,195	$2,133,480
	2016	$495,683	$0	$499,373	$466,587	$340,000	$0	$130,627	$1,932,270

(1)
The “Salary” column reflects the base salary amount (not base salary rate) for each of our named executive officers for the respective fiscal year. Amounts shown include any portion of base salary deferred and contributed by our named executive officers to our Retirement Plan or our SERP. See the Fiscal 2018 Nonqualified Deferred Compensation Table on page 74 and related notes for information regarding contributions by our named executive officers to our SERP.

(2)
The “Stock Awards” column reflects the aggregate grant date fair value computed in accordance with ASC 718 for the respective fiscal year with respect to performance share units and restricted stock units granted to our named executive officers. Amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of performance share units, except the 22,700 performance share units granted to Mr. Brown in fiscal 2016 as part of his special one-time share-based retention and Exelis integration award, were calculated based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the Standard & Poor’s 500, less a discount because dividends are not paid on performance share units during the performance period. The grant date fair value of the 22,700 performance share units granted to Mr. Brown in fiscal 2016 as part of his special one-time share-based retention and Exelis integration award was determined as of the grant date using the closing market price of our common stock on the grant date, less a discount because dividends are not paid on performance share units during the performance period. The grant date fair values of restricted stock units were determined as of the grant date using the closing market price of our common stock on the grant date. Although dividends also are not paid during the restriction period on fiscal 2018 restricted stock units granted to our named executive officers in August 2017, the grant date fair values of restricted stock units do not reflect any discounts. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

Because dividends are not paid on performance share units during the performance period, the grant date fair values of performance share units reflect the following approximate discounts: (a) $7.18 per share for fiscal 2018 performance share units granted in August 2017; (b) $6.68 per share for fiscal 2017 performance share units granted in August 2016; and (c) $6.01 per share for fiscal 2016 performance share units granted in August 2015, except the 22,700 performance share units granted to Mr. Brown in fiscal 2016 as part of his special one-time share-based retention and Exelis integration award, for which the approximate discount was $6.37 per share. Each performance share unit earned at the end of the applicable multi-year performance period and paid out receives accrued dividend equivalents in an amount equal to the cash dividends or other distributions, if any, which are paid with respect to an issued and outstanding share of our common stock during the performance period. Payment of such dividend equivalents is made in cash at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. Dividends declared with respect to issued and outstanding shares of our common stock were $2.28, $2.12 and $2.00 per share in fiscal 2018, 2017 and 2016, respectively. The dollar value of dividend equivalents on vested performance share units is included in the “All Other Compensation” column.
The grant date fair values of performance share units were computed based on the probable outcome of the performance conditions as of the grant date of such awards, which was at target. The respective grant date fair values of the performance share units granted in fiscal 2018, 2017 or 2016, as applicable, assuming at such grant date the maximum payment of 200% of target, would have been as follows: Mr. Brown — $9,541,398, $8,985,102 and $10,217,597; Mr. Ghai — $1,512,768, $1,351,596 and $349,798; Mr. Fox — $1,338,148, $1,351,596 and $1,148,322; Mr. Mehnert — $1,338,148, $1,351,596 and $1,148,322; and Mr. Mikuen — $1,280,114, $1,175,344 and $998,746. See the Grants of Plan-Based Awards in Fiscal 2018 Table on page 68 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement for information with respect to equity awards granted in fiscal 2018 and the Outstanding Equity Awards at 2018 Fiscal Year End Table on page 70 and related notes for information with respect to equity awards granted prior to fiscal 2018.

(3)
The “Option Awards” column reflects the aggregate grant date fair value computed in accordance with ASC 718 for the respective fiscal year with respect to stock options granted to our named executive officers. Amounts reflect our accounting for these option grants and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of these option grants were calculated at the grant date using the Black-Scholes-Merton option-pricing model. The grant date fair values per share of our common stock underlying these option grants were as follows: (a) $18.59 per share for fiscal 2018 stock option grants in August 2017; (b) $13.82 per share for fiscal 2017 stock option grants in August 2016; and (c) $12.67 per share for fiscal 2016 stock option grants in August 2015. The assumptions used for the valuations are set forth in Note 14 and Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2018 and our Annual Reports on Form 10-K for fiscal 2017 and 2016, respectively. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions. See the Grants of Plan-Based Awards in Fiscal 2018 Table on page 68 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement for information with respect to stock options granted in fiscal 2018 and the Outstanding Equity Awards at 2018 Fiscal Year End Table on page 70 and related notes for information with respect to stock options and performance stock options granted prior to fiscal 2018.

(4)
The “Non-Equity Incentive Plan Compensation” column reflects payouts to our named executive officers of cash amounts earned under our Annual Incentive Plan and, when applicable, our Performance Reward Plan for services performed in the respective fiscal year (there were no payouts under our Performance Reward Plan in fiscal 2018, 2017 or 2016). Payouts were determined by our independent directors, in the case of Mr. Brown, and our Compensation Committee, in the case of our other named executive officers, in August 2018, August 2017 and August 2016, respectively, and paid shortly thereafter. Amounts shown include any portion of these payouts deferred and contributed by the recipient to our Retirement Plan or our SERP. See the Fiscal 2018 Nonqualified Deferred Compensation Table on page 74 and related notes for information regarding contributions by our named executive officers to our SERP. For additional information about our Annual Incentive Plan and Performance Reward Plan and these payouts, see the “Compensation Discussion and Analysis” section of this proxy statement and the Grants of Plan-Based Awards in Fiscal 2018 Table on page 68 and related notes.

(5)	The following table describes the components of the “All Other Compensation” column for fiscal 2018:
Fiscal 2018 All Other Compensation Table

Name	Insurance Premiums (a)	Company Contributions to Retirement Plan (b)	Company Credits to SERP (nonqualified) (c)	Perquisites and Other Personal Benefits (d)	Dividend Equivalents on Vested Stock Awards (e)	Total
William M. Brown	$4,914	$9,500	$193,692	$126,288	$578,707	$913,101
Rahul Ghai	$1,456	$13,962	$42,231	$—	$14,426	$72,075
Sheldon J. Fox	$1,470	$9,535	$45,423	$—	$47,360	$103,788
Dana A. Mehnert	$1,470	$9,535	$45,423	$—	$47,360	$103,788
Scott T. Mikuen	$1,414	$9,615	$45,781	$—	$41,190	$98,000

(a)	Reflects the dollar value of premiums paid by us on life insurance for our named executive officers under our broad-based group basic life insurance benefit.

(b)	Reflects our contributions credited to accounts of our named executive officers under our Retirement Plan, which is a tax-qualified, defined contribution plan.

(c)
Reflects our credits to accounts of our named executive officers under our SERP, which is an unfunded, nonqualified defined contribution retirement plan. For additional information regarding our SERP, see the Fiscal 2018 Nonqualified Deferred Compensation Table on page 74 and related notes.

(d)
The amount for Mr. Brown was for personal use of Harris-owned aircraft. The incremental cost to us of personal use of Harris-owned aircraft is calculated based on our average variable operating costs, which include fuel, maintenance, weather-monitoring, on-board catering, trip-related hangar/parking, landing/ramp fees and other miscellaneous variable costs. Our total annual variable operating costs are divided by the annual number of miles the Harris-owned aircraft flew to derive an average variable cost per mile, which is then multiplied by the miles flown for personal use to derive the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses. The taxable benefit associated with personal use of Harris-owned aircraft is imputed at “Standard Industry Level” rates to the applicable named executive officers, who do not receive any gross-up for payment of taxes for such imputed income. The amount related to the loss of tax deduction to us due to the personal use of Harris-owned aircraft under the Internal Revenue Code is not included.

No amount is reported for Messrs. Ghai or Fox because the total incremental cost per individual to us was less than $10,000. Amounts for Messrs. Mehnert and Mikuen were $0.
As noted above, we also offer a supplemental long-term disability benefit to employees with eligible compensation in excess of $400,000 and offer our executives the option to participate in a group excess liability umbrella policy. No premiums are payable by us for these benefits and there is no incremental cost reflected for our named executive officers.
Certain Harris-related events may include meetings and receptions with our customers, executive management or Board attended by the named executive officer and a spouse or guest. If the Harris-owned aircraft is used and a spouse or guest travels with the named executive officer, no amounts are included because there is no incremental cost to us. We also have Harris-purchased tickets to athletic or other events generally for business purposes. In limited instances, executives, including our named executive officers, may have personal use of Harris-purchased event tickets. No amounts are included because there is no incremental cost to us of such personal use. For a discussion of perquisites and other personal benefits provided to our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.

(e)
Reflects the dollar value of dividend equivalents paid in cash to our named executive officers with respect to performance share units ultimately earned for the fiscal 2016-2018 three-year performance period, including Mr. Brown’s special one-time Exelis integration performance share unit award. The value of such dividend equivalents was not factored into the grant date fair value of the underlying performance share units.

(6)
Mr. Ghai joined us on March 2, 2015 and became a named executive officer upon being named Senior Vice President and Chief Financial Officer effective February 11, 2016. The “All Other Compensation” and “Total” column amounts for Mr. Ghai for fiscal 2017 have been corrected to include immigration expenses of $1,540 we paid on behalf of Mr. Ghai in fiscal 2017.

Salary and Bonus as a Proportion of Fiscal 2018 Total Compensation
Using the amounts shown under the “Salary” and “Bonus” and “Total” columns in the Fiscal 2018 Summary Compensation Table, the salary and bonus of each of our named executive officers as a proportion of such named executive officer’s fiscal 2018 total compensation was as follows:

Name	Salary and Bonus as a Proportion of Fiscal 2018 Total Compensation
William M. Brown	9.19%
Rahul Ghai	20.96%
Sheldon J. Fox	23.39%
Dana A. Mehnert	23.39%
Scott T. Mikuen	23.66%

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2018 TABLE
The following table provides information about cash (non-equity) and equity incentive compensation plan-based awards granted to our named executive officers in fiscal 2018, including: (1) the grant date and approval date of equity awards; (2) the range of cash payouts that were possible in respect of awards under our Annual Incentive Plan and our Performance Reward Plan; (3) the range of performance share units that may be earned in respect of grants under performance share unit awards; (4) grants under restricted stock unit awards; (5) the number of shares underlying, and exercise price of, stock option grants; and (6) the grant date fair value of grants under performance share unit and restricted stock unit awards and stock options grants computed under ASC 718.

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William M. Brown	Annual Incentive Plan	—	—	$330,000	$2,200,000	$4,400,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$0	$0	$450,864	—	—	—	—	—	—	—
	Performance share units	8/25/17	8/25/17				6,169	36,828	73,656	—	—	—	$4,770,699
	Restricted stock units	8/25/17	8/25/17							18,414	—	—	$2,203,419
	Stock options	8/25/17	8/25/17								118,429	$119.66	$2,201,394
Rahul Ghai	Annual Incentive Plan	—	—	$61,875	$412,500	$825,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$0	$0	$104,864	—	—	—	—	—	—	—
	Performance share units	8/25/17	8/24/17				978	5,839	11,678	—	—	—	$756,384
	Restricted stock units	8/25/17	8/24/17							2,920	—	—	$349,407
	Stock options	8/25/17	8/24/17								18,776	$119.66	$349,014
Sheldon J. Fox	Annual Incentive Plan	—	—	$62,438	$416,250	$832,500	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$0	$0	$105,864	—	—	—	—	—	—	—
	Performance share units	8/25/17	8/24/17				865	5,165	10,330	—	—	—	$669,074
	Restricted stock units	8/25/17	8/24/17							2,583	—	—	$309,082
	Stock options	8/25/17	8/24/17								16,609	$119.66	$308,733
Dana A. Mehnert	Annual Incentive Plan	—	—	$62,438	$416,250	$832,500	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$0	$0	$105,864	—	—	—	—	—	—	—
	Performance share units	8/25/17	8/24/17				865	5,165	10,330	—	—	—	$669,074
	Restricted stock units	8/25/17	8/24/17							2,583	—	—	$309,082
	Stock options	8/25/17	8/24/17								16,609	$119.66	$308,733
Scott T. Mikuen	Annual Incentive Plan	—	—	$57,750	$385,000	$770,000	—	—	—	—	—	—	—
	Performance Reward Plan	—	—	$0	$0	$100,464	—	—	—	—	—	—	—
	Performance share units	8/25/17	8/24/17				828	4,941	9,882	—	—	—	$640,057
	Restricted stock units	8/25/17	8/24/17							2,471	—	—	$295,680
	Stock options	8/25/17	8/24/17								15,887	$119.66	$295,312

(1)
The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column shows the range of cash payouts that were possible in respect of awards under our Annual Incentive Plan (no payout is made for performance below threshold) and our Performance Reward Plan in respect of fiscal 2018 performance (no payout is made for performance at or below target). Amounts actually earned for fiscal 2018 were determined by our independent directors, in the case of Mr. Brown, and our Compensation Committee, in the case of our other named executive officers, in August 2018 and paid shortly thereafter and are reported under the “Non-Equity Incentive Plan Compensation” column in the Fiscal 2018 Summary Compensation Table on page 65. For additional information related to our Annual Incentive Plan and our Performance Reward Plan, including financial performance measures and associated weighting and targets, see the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of grants under performance share unit awards under our Equity Incentive Plan in fiscal 2018 for the three-year performance period of fiscal 2018-2020.

For these grants, the number of shares that may be earned will range from 0% to a maximum of 200% of the target number of performance share units and will be based on the extent of weighted achievement of targets for three-year EPS CAGR and average annual ROIC for the performance period, subject to possible adjustment based on our relative TSR compared with companies in the Standard & Poor’s 500. For additional information related to the performance measures and associated weighing and targets, see the “Compensation Discussion and Analysis” section of this proxy statement. For these grants, cash dividend equivalents are not paid during the performance period on performance share units, and instead, each performance share unit earned and paid out will receive accrued dividend equivalents in an amount per share equal to the cash dividends or other distributions, if any, paid with respect to an issued and outstanding share of our common stock during the performance period, with payment of such dividend equivalents to be made in cash at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. For these grants, an executive officer must remain employed with us through the last day of the performance period to earn an award, although, subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, a pro-rata portion of the award will be earned if employment terminates as a result of death, disability or retirement after age 55 with 10 or more years of full-time service. For employment termination as a result of death or disability, performance share units granted in fiscal 2018 are pro-rated based on target and the period worked during the performance period and paid out promptly. See the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 75 for the treatment of performance share units in these situations and upon a change in control.

(3)
The “All Other Stock Awards: Number of Shares of Stock or Units” column shows restricted stock units granted in fiscal 2018. For these grants, cash dividend equivalents are not paid during the restriction period on restricted stock units, and instead, each restricted stock unit paid out will receive accrued dividend equivalents in an amount per share equal to the cash dividends or other distributions, if any, paid with respect to an issued and outstanding share of our common stock during the restriction period, with payment of such dividend equivalents to be made in cash at the time of the actual payout of restricted stock units after completion of the restriction period. In the case of death or disability, subject to a minimum one-year holding period, or upon a change in control, these restricted stock units will immediately vest. In the case of retirement after age 55 with 10 or more years of full-time service, or involuntary termination of employment by us other than for misconduct, subject to a minimum one-year holding period, these restricted stock units will vest and be pro-rated. For additional information related to the terms and conditions of restricted stock units granted by us, see the Outstanding Equity Awards at 2018 Fiscal Year End Table on page 70 and related notes.

(4)
The “All Other Option Awards: Number of Securities Underlying Options” column shows the number of shares of our common stock underlying stock options granted in fiscal 2018, which expire no later than 10 years from the grant date. These options vest in equal installments of one-third each on the first, second and third anniversary of the grant date, subject to the recipient’s continued employment through the applicable vesting date. In the case of death or disability, subject to a minimum one-year holding period, or in the case of a change in control, these options will immediately vest and become exercisable. For additional information related to the terms and conditions of the stock options granted by us, see the Outstanding Equity Awards at 2018 Fiscal Year End Table on page 70 and related notes.

(5)
The “Exercise or Base Price of Option Awards” column shows the exercise price per share for the stock options at the time of grant, which was the closing market price per share of our common stock on the grant date or, if the grant is made on a weekend or holiday, the closing market price per share of our common stock on the preceding business day.

(6)
The “Grant Date Fair Value of Stock and Option Awards” column shows the aggregate grant date fair value computed in accordance with ASC 718 of performance share units (at target), restricted stock units and stock options granted in fiscal 2018. In accordance with SEC rules, the amounts in this column reflect the grant date fair value without reduction for estimates of forfeitures related to service-based vesting conditions.

The grant date fair values of performance share units were computed based on the probable outcome of the performance conditions as of the grant date of such awards, which was at target. The grant date fair values of performance share units granted in fiscal 2018 were calculated based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to other companies in the Standard & Poor’s 500 (which yielded a valuation of approximately $136.73 per share), less a discount (approximately $7.18 per share) because dividends are not paid on performance share units during the performance period, for a grant date fair value of $129.54 per share.
The grant date fair values of restricted stock units were determined as of the grant date using the $119.66 closing market price of our common stock on the grant date.
The grant date fair values of stock option grants were calculated at the grant date using the Black-Scholes-Merton option-pricing model. The grant date fair value per share of our common stock underlying stock options granted to our named executive officers in fiscal 2018 was $18.59 per share.
The assumptions used for the valuations are set forth in Note 14 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 29, 2018. These amounts reflect our accounting for these grants and do not necessarily correspond to the actual values that may be realized by our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END TABLE
The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of June 29, 2018. Each grant of outstanding unexercised stock options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each grant of outstanding unexercised stock options is shown in the footnotes following this table.

Name	Option Awards						Stock Awards
	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
William M. Brown	11/1/2011	366,552	0	—	$36.66	11/1/2021	18,414	$2,661,560	93,800	$13,557,852
	8/25/2012	181,600	0	—	$46.53	8/25/2022			73,656	$10,646,238
	8/23/2013	177,900	0	—	$56.97	8/23/2023			167,456	$24,204,090
	8/23/2014	138,000	0	—	$71.02	8/23/2024
	8/28/2015	171,827	218,463	—	$77.54	8/28/2025
	8/27/2016	101,274	202,546	—	$90.84	8/27/2026
	8/25/2017	0	118,429	—	$119.66	8/25/2027
		1,137,153	539,438
Rahul Ghai	6/1/2015	23,100	0	—	$79.70	6/1/2025	2,920	$422,057	14,110	$2,039,459
	8/28/2015	8,594	4,296	—	$77.54	8/28/2025			11,678	$1,687,938
	8/26/2016	15,227	30,453	—	$90.84	8/26/2026			25,788	$3,727,397
	8/25/2017	0	18,776	—	$119.66	8/25/2027
		46,921	53,525
Sheldon J. Fox	8/24/2012	45,800	0	—	$46.53	8/24/2022	2,583	$373,347	14,110	$2,039,459
	8/23/2013	51,200	0	—	$56.97	8/23/2023			10,330	$1,493,098
	8/22/2014	35,400	0	—	$71.02	8/22/2024			24,440	$3,532,557
	6/1/2015	57,720	0	—	$79.70	6/1/2025
	8/28/2015	28,234	14,116	—	$77.54	8/28/2025
	8/26/2016	15,227	30,453	—	$90.84	8/26/2026
	8/25/2017	0	16,609	—	$119.66	8/25/2027
		233,581	61,178
Dana A. Mehnert	8/22/2014	30,800	0	—	$71.02	8/22/2024	2,583	$373,347	14,110	$2,039,459
	8/28/2015	28,234	14,116	—	$77.54	8/28/2025			10,330	$1,493,098
	8/26/2016	15,227	30,453	—	$90.84	8/26/2026			24,440	$3,532,557
	8/25/2017	0	16,609	—	$119.66	8/25/2027
		74,261	61,178
Scott T. Mikuen	3/1/2013	700	0	—	$47.71	3/1/2023	2,471	$357,158	12,270	$1,773,506
	8/23/2013	40,000	0	—	$56.97	8/23/2023			9,882	$1,428,344
	8/22/2014	30,800	0	—	$71.02	8/22/2024			22,152	$3,201,850
	6/1/2015	28,860	0	—	$79.70	6/1/2025
	8/28/2015	24,547	12,273	—	$77.54	8/28/2025
	8/26/2016	13,240	26,480	—	$90.84	8/26/2026
	8/25/2017	0	15,887	—	$119.66	8/25/2027
		138,147	54,640

(1)
All options granted are nonqualified stock options. The exercise price for all stock option grants is the closing market price of a share of our common stock on the grant date, except that the grants made to Mr. Brown by the independent directors of our Board on August 25, 2012, August 23, 2014 and August 27, 2016 were annual grants made on a Saturday using the closing market price on the prior business day in accordance with the terms of our equity incentive plan. The exercise price may be paid in cash and/or shares of our common stock, or an option holder may use “broker assisted cashless exercise” procedures. If an option holder’s employment is terminated as a result of death, then subject to a minimum one-year vesting period, such option holder’s unvested options immediately fully vest and all options will be exercisable by such option holder’s beneficiaries for up to 12 months following the date of death but not later than the regularly scheduled expiration date. If an option holder’s employment is terminated as a result of disability, then subject to a minimum one-year vesting period, such option holder’s unvested options immediately fully vest and all options will be exercisable until the regularly scheduled expiration date. If an option holder’s employment is terminated as a result of retirement after age 62 with 10 or more years of full-time service, then subject to a minimum one-year vesting period, such option holder’s options shall continue to vest in accordance with their vesting schedule and continue to be exercisable until the regularly scheduled expiration date. If an option holder’s employment is terminated as a result of retirement before age 62, but after age 55 with 10 or more years of full-time service, then such option holder’s options shall cease vesting and options exercisable at the time of such retirement continue to be exercisable until the regularly scheduled expiration date, but unvested options are forfeited. If an option holder’s employment is terminated by us other than for misconduct, then such option holder’s unvested options are forfeited and vested options may be exercised until the sooner of 90 days following such involuntary termination or the regularly scheduled expiration date. If an option holder’s employment is terminated by us for misconduct, then such option holder’s vested and unvested options are automatically forfeited. If an option holder voluntarily terminates or resigns employment (other than due to retirement or for good reason), then such option holder’s unvested options are automatically forfeited and vested options may be exercised until the sooner of 30 days following such voluntary termination or resignation or the regularly scheduled expiration date. Upon a change in control, outstanding unvested options immediately vest and become exercisable until the regularly scheduled expiration date.
Options granted on June 1, 2015 were performance stock options that vested on June 1, 2018 at the maximum of 200% of the target number of shares of common stock to be issued upon exercise based upon our achievement at or above 133% of target full-year run rate net synergies from the Exelis acquisition established as part of our acquisition business case as measured at the end of the three-year performance period.

(2)	The following table details the regular vesting schedule for all unvested stock options for each named executive officer. In general, options expire 10 years from the grant date.

Name	Grant Date	Option Vesting Date	Number of Shares Underlying Options
William M. Brown	8/28/2015	8/28/2018	85,913
	8/28/2015	8/28/2018	132,550
	8/27/2016	8/27/2018	101,273
		8/27/2019	101,273
	8/25/2017	8/25/2018	39,477
		8/25/2019	39,476
		8/25/2020	39,476
Rahul Ghai	8/28/2015	8/28/2018	4,296
	8/26/2016	8/26/2018	15,227
		8/26/2019	15,226
	8/25/2017	8/25/2018	6,259
		8/25/2019	6,259
		8/25/2020	6,258
Sheldon J. Fox	8/28/2015	8/28/2018	14,116
	8/26/2016	8/26/2018	15,227
		8/26/2019	15,226
	8/25/2017	8/25/2018	5,537
		8/25/2019	5,536
		8/25/2020	5,536
Dana A. Mehnert	8/28/2015	8/28/2018	14,116
	8/26/2016	8/26/2018	15,227
		8/26/2019	15,226
	8/25/2017	8/25/2018	5,537
		8/25/2019	5,536
		8/25/2020	5,536
Scott T. Mikuen	8/28/2015	8/28/2018	12,273
	8/26/2016	8/26/2018	13,240
		8/26/2019	13,240
	8/25/2017	8/25/2018	5,296
		8/25/2019	5,296
		8/25/2020	5,295

(3)
These are restricted stock unit awards granted on August 25, 2017 that will vest on August 25, 2020 if the holder is employed by us on such date. During the restriction period of restricted stock unit awards, the holder may not vote, sell, exchange, assign, transfer, pledge or otherwise dispose of the restricted stock units. Each restricted stock unit paid out will receive accrued dividend equivalents in an amount per share equal to the cash dividends or other distributions, if any, paid with respect to an issued and outstanding share of our common stock during the restriction period, with payment of such dividend equivalents to be made at the time of the actual payout of restricted stock units after completion of the restriction period. In the event of involuntary termination other than for misconduct or retirement after age 55 with 10 or more years of full-time service prior to full vesting, subject to a minimum one-year holding period, restricted stock units will be pro-rated based on the period worked during the restriction period and paid out promptly (but subject to any delay required by U.S. Federal tax law). In the event of death or disability prior to full vesting, subject to a minimum one-year holding period, restricted stock units immediately fully vest. Upon a change in control, restricted stock units immediately vest and will be paid as soon as reasonably practicable, but not later than 60 days following the change in control, or in certain events, promptly following the expiration of the initial restriction period.

(4)
The market value shown was determined by multiplying the number of restricted stock units that have not vested by the $144.54 closing market price per share of our common stock on June 29, 2018, the last trading day of our fiscal 2018.

(5)
These are grants under performance share unit awards in: (a) fiscal 2017 for the three-year performance period of fiscal 2017-2019 and (b) fiscal 2018 for the three-year performance period of fiscal 2018-2020. For all of our named executive officers, the numbers of performance share units and related values as of June 29, 2018 represent the maximum possible payouts of the performance share units (200% of target), rather than payouts of the performance share units at target, in accordance with SEC rules requiring reporting of these amounts in this manner because our performance exceeded target during the last completed fiscal year or years over which performance is measured. Actual performance may cause our named executive officers to earn from 0% to 200% of the target award for such performance share units. Each performance share unit earned and paid out will receive accrued dividend equivalents in an amount per share equal to the cash dividends or other distributions, if any, paid with respect to an issued and outstanding share of our common stock during the performance period, with payment of such dividend equivalents to be made at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. In the event of death or disability, in each case, prior to full vesting, subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units are paid pro-rata based on target and the period worked during the performance period, and paid out promptly. Upon a change in control, performance share units are deemed fully earned and fully vested immediately and will be paid at the end of the performance period at not less than the target level, subject to accelerated payout or forfeiture in certain circumstances. For more information regarding performance share units, see the Grants of Plan-Based Awards in Fiscal 2018 Table on page 68 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement. This Outstanding Equity Awards at 2018 Fiscal Year End Table does not include the performance share units granted in fiscal 2016 for the three-year performance period of fiscal 2016-2018, because these performance share units became fully vested at the end of the performance period on June 29, 2018 and consequently are included in the Option Exercises and Stock Vested in Fiscal 2018 Table below under the “Stock Awards” column.

(6)
The market value shown was determined by multiplying the number of unearned performance share units (at maximum) by the $144.54 closing market price per share of our common stock on June 29, 2018, the last trading day of our fiscal 2018.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2018 TABLE
The following table provides information for each of our named executive officers regarding (1) stock option exercises during fiscal 2018, including the number of shares acquired and value realized on exercise, and (2) vesting of stock awards during or in respect of fiscal 2018, including the number of shares acquired and value realized on vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
William M. Brown	—	$—	90,423 (3)	$13,069,740
Rahul Ghai	—	$—	9,630 (4)	$1,438,167
Sheldon J. Fox	50,300	$3,951,220	12,279 (5)	$1,807,097
Dana Mehnert	51,200	$4,926,464	7,400 (6)	$1,069,596
Scott T. Mikuen	33,600	$3,137,917	8,877 (7)	$1,299,235

(1)
Value realized on exercise of stock options was determined by multiplying the number of options exercised by the difference between the weighted-average selling price of the shares of our common stock sold on the date of exercise and the exercise price, irrespective of any taxes owed upon exercise.

(2)
Consists of shares earned and acquired on vesting of performance share unit awards and shares acquired on vesting of restricted stock awards, as described further in the notes below, with value realized on vesting of performance share unit awards determined by multiplying the number of shares earned and vested by the $144.54 closing market price of our common stock on June 29, 2018, the last trading day of our fiscal 2018, and with value realized on vesting of restricted stock awards determined by multiplying the number of shares acquired on vesting by the closing market price of our common stock on the date of vesting, as described further in the notes below. Upon the vesting and release of performance share unit and restricted stock awards, shares are surrendered to satisfy income tax withholding requirements. Amounts shown for number of shares acquired and value realized on vesting, however, have not been reduced to reflect shares surrendered to cover such tax withholding obligations. The number of shares earned and acquired on vesting in fiscal 2018 in respect of performance share unit awards granted in fiscal 2016 for the three-year performance period of fiscal 2016-2018, as a percentage of the target number of units under such awards as granted in fiscal 2016, was 102.0%, except in the case of the performance share units that were granted as part of Mr. Brown’s special one-time share-based retention and Exelis integration award and that vested based on achievement of full-year run rate net synergies from the Exelis acquisition as measured against target full-year run rate net synergies established as part of our acquisition business case, for which the percentage was 200%. For additional information with respect to payouts in respect of performance share unit awards granted in fiscal 2016 for the three-year performance period of fiscal 2016-2018, see the “Compensation Discussion and Analysis” section of this proxy statement.

(3)
Consists of (a) 45,023 shares earned and vested in fiscal 2018 in respect of a “regular” performance share unit award in fiscal 2016 for the three-year performance period of fiscal 2016-2018; and (b) 45,400 shares earned and vested in fiscal 2018 in respect of performance share units that were granted in fiscal 2016 for the three-year performance period of fiscal 2016-2018 as part of Mr. Brown’s special one-time share-based retention and Exelis integration award and that vested based on achievement of full-year run rate net synergies from the Exelis acquisition as measured against target full-year run rate net synergies established as part of our acquisition business case, in each case, as described further in note (2) above.

(4)
Consists of (a) 2,254 shares earned and vested in fiscal 2018 in respect of a performance share unit award in fiscal 2016 for the three-year performance period of fiscal 2016-2018, as further described in note (2) above; (b) 4,866 shares acquired on ratable vesting on May 6, 2018 of a restricted stock award of 14,600 shares granted on May 6, 2015, with value realized on vesting of $729,121 (4,866 shares multiplied by determined using the $149.84 closing market price of our common stock on Friday, May 4, 2018, the last trading day preceding the date of vesting, which was not a trading day); and (c) 2,510 shares acquired on vesting on June 1, 2018 of a restricted stock award granted on June 1, 2015, with value realized on vesting of $383,252 (2,510 shares multiplied by the $152.69 closing market price of our common stock on June 1, 2018).

(5)
Consists of (a) 7,400 shares earned and vested in fiscal 2018 in respect of a performance share unit award granted in fiscal 2016 for the three-year performance period of fiscal 2016-2018, as described further in note (2) above; (b) 869 shares surrendered on December 15, 2017 to satisfy income tax withholding requirements pursuant to retirement eligibility criteria in respect of a restricted stock award of 6,275 shares granted on June 1, 2015, with value realized on vesting of $125,214 (869 shares multiplied by the $144.09 closing market price of our common stock on December 15, 2017); and (c) 4,010 shares acquired on vesting on June 1, 2018 of the remainder of the restricted stock award granted on June 1, 2015, with value realized on vesting of $612,287 (4,010 shares multiplied by the $152.69 closing market price of our common stock on June 1, 2018).

(6)
Shares earned and vested in fiscal 2018 in respect of a performance share unit award granted in fiscal 2016 for the three-year performance period of fiscal 2016-2018, as described further in note (2) above.

(7)
Consists of (a) 6,436 shares earned and vested in fiscal 2018 in respect of a performance share unit award granted in fiscal 2016 for the three-year performance period of fiscal 2016-2018, as described further in note (2) above; (b) 435 shares surrendered on December 15, 2017 to satisfy income tax withholding requirements pursuant to retirement eligibility criteria in respect of a restricted stock award of 3,140 shares granted on June 1, 2015, with value realized on vesting of $62,679 (435 shares multiplied by the $144.09 closing market price of our common stock on December 15, 2017); and (c) 2,006 shares acquired on vesting on June 1, 2018 of the remainder of the restricted stock award granted on June 1, 2015, with value realized on vesting of $306,296 (2,006 shares multiplied by the $152.69 closing market price of our common stock on June 1, 2018).

NONQUALIFIED DEFERRED COMPENSATION
Retirement Plan
Our Retirement Plan is a tax-qualified, 401(k) defined contribution retirement plan available to many of our U.S.-based employees. Under our Retirement Plan, participants may contribute from 1% to 70% of eligible compensation, the most significant components of which are base salary and annual incentive payments, with contributions by named executive officers and certain other highly compensated employees limited to 12% of eligible compensation. In general, following one year of service, we match up to the first 6% of eligible compensation that is contributed by a participant. In addition, at our discretion, we may make a profit sharing contribution to our Retirement Plan, but in recent years we have not done so. Instead, participants were eligible to receive incentive payments under our Performance Reward Plan (if any), which were in cash unless participants elected to defer either half or all of such payments to our Retirement Plan, subject to Internal Revenue Code limitations. The Internal Revenue Code limits certain contributions to a participant’s Retirement Plan account and also limits the amount of compensation that may be considered when determining benefits under our Retirement Plan.
Participants in our Retirement Plan are immediately vested in contributions they make and are fully vested in the remainder of their account (including contributions we make) upon termination of employment on or after the attainment of age 55 or due to their disability or death. In general, participants also become fully vested in the remainder of their account when they have provided four years of service to us (contributions we make generally are subject to four-year graduated vesting).
Supplemental Executive Retirement Plan
To the extent contributions by participants to our Retirement Plan are limited by the Internal Revenue Code, certain of our salaried employees, including our named executive officers, are eligible to participate in our SERP, provided the employee timely elects to participate. The SERP is an unfunded, nonqualified defined contribution retirement plan intended to make up the difference between the amount actually credited to a participant’s account under our Retirement Plan and the amount that, in the absence of certain Internal Revenue Code limits, would have been credited to the participant’s account. In addition, our Compensation Committee may, at its discretion, provide for the deferral of other compensation to executive officers under our SERP, including equity awards.
Deferred compensation under our SERP generally will be paid or commence being paid to a participant in January of the calendar year following the later of the year in which such participant reaches age 55 and the year in which such participant’s employment terminates. Participants select the form in which payment will be made, typically a lump sum or annual payments over a period of 3, 5, 7, 10 or 15 years. Deferred amounts generally may not be withdrawn prior to their payment date, except to meet an “unforeseeable financial emergency,” as defined under U.S. Federal tax law, or in the event of a change in control of Harris that satisfies certain requirements of U.S. Federal tax law. Payments to “specified employees,” as defined under U.S. Federal tax law, are delayed at least six months after termination of employment (this six-month delay generally does not apply to amounts deferred prior to 2005).
The vesting provisions of our SERP are generally the same as the vesting provisions of our Retirement Plan. Participants in our SERP are immediately vested in contributions they make and are fully vested in the remainder of their account upon termination of employment on or after the attainment of age 55 or due to their disability or death. Participants also generally become fully vested in the remainder of their account when they have provided four years of service to us.
Earnings on amounts credited to a participant’s account in our SERP are based on participant selections among investment choices, which mirror the investment choices available to participants in our Retirement Plan. Participants may elect that a portion of their account be deemed invested in the Harris stock fund. Amounts deemed invested in the Harris stock fund are credited with dividend equivalents equal to the dividends paid on our common stock, which are deemed reinvested in the Harris stock fund. No above-market or preferential earnings are paid or guaranteed on investment choices.

Amounts credited to a participant’s account in our SERP may be partially or fully funded by a grantor trust, also known as a “rabbi trust,” and are required to be fully funded upon a change in control of Harris. The assets in such trust are subject to the claims of our creditors, and participants are treated as our unsecured general creditors.
Fiscal 2018 Nonqualified Deferred Compensation Table
The following table summarizes the amounts credited, earnings or losses and account balances for our named executive officers under our SERP. For additional information related to our SERP, see the “Nonqualified Deferred Compensation” section of this proxy statement beginning on page 73.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
William M. Brown	$387,885	$193,692	$483,291	$0	$3,639,758
Rahul Ghai	$56,423	$42,231	$28,388	$0	$192,937
Sheldon J. Fox	$91,415	$45,423	$303,074	$0	$1,950,304
Dana A. Mehnert	$91,415	$45,423	$267,837	$0	$3,069,156
Scott T. Mikuen	$92,292	$45,781	$427,708	$0	$2,883,816

(1)
Represents contributions to our SERP of salary, annual cash incentives or other eligible compensation that have been deferred and credited during fiscal 2018. The portion representing deferral of base salary is included in the Fiscal 2018 Summary Compensation Table on page 65 in the “Salary” column for fiscal 2018. The portion representing deferral of annual cash incentives relates to deferred Annual Incentive Plan payments in fiscal 2018 in respect of fiscal 2017 performance, the amount of which is included in the Fiscal 2018 Summary Compensation Table on page 65 in the “Non-Equity Incentive Plan Compensation” column for fiscal 2017. Any contributions by our named executive officers to our SERP of deferred Annual Incentive Plan payments in respect of fiscal 2018 performance will be contributions in fiscal 2019.

(2)	Represents contributions by us to our SERP credited during fiscal 2018, which are included in the Fiscal 2018 Summary Compensation Table on page 65 in the “All Other Compensation” column.

(3)	None of the earnings in this column are included in the Fiscal 2018 Summary Compensation Table on page 65 because no preferential or above-market amounts are paid on balances in our SERP.

(4)
Includes amounts reported as compensation in the Fiscal 2018 Summary Compensation Table for fiscal 2017 and 2016 as follows: Mr. Brown — $1,111,543; Mr. Ghai — $56,701; Mr. Fox — $282,101; Mr. Mehnert — $155,216; and Mr. Mikuen — $268,121.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
This section sets forth information regarding compensation and benefits that each of our named executive officers would receive in the event of termination of employment of such named executive officer under several different circumstances, including: (1) termination by us for cause; (2) a voluntary termination (resignation) by such named executive officer; (3) termination by such named executive officer for good reason (constructive involuntary termination); (4) involuntary termination by us without cause; (5) death; (6) disability; (7) retirement or (8) termination by us without cause or by such named executive officer for good reason following a change in control of Harris, as well as in the event of a change in control of Harris without termination of employment of such named executive officer.
Employment Agreement — William M. Brown
In October 2011, our Board approved, and Harris and Mr. Brown entered into, an employment agreement providing for Mr. Brown’s employment as our Chief Executive Officer and President. Mr. Brown’s employment agreement provides for an initial employment term that commenced on November 1, 2011 and ended on October 31, 2016. As of November 1, 2016, the employment term automatically extends for successive one-year periods unless we or Mr. Brown provide prior written notice that the employment term will not be so extended. We have agreed to provide Mr. Brown with certain benefits in the event of termination of Mr. Brown’s employment by us without “cause” or by Mr. Brown for a “constructive termination” (as such terms are defined in the agreement).
Under Mr. Brown’s employment agreement, “cause” generally means:

•	A substantial and continual failure or refusal by him to perform his material duties under his employment agreement (other than any failure resulting from illness or disability);

•	A willful breach by him of any material provision of his employment agreement;

•	Any reckless or willful misconduct (including action or failures to act) by him that causes material harm to our business or reputation;

•	Any unexcused, repeated or prolonged absence from work by him (other than as a result of, or in connection with, sickness, injury or disability) during a period of 90 consecutive days;

•	A conviction of him for the commission of a felony (including entry of a nolo contendere plea) or an indictment of him for the commission of a felony under the U.S. Federal securities laws;

•	Embezzlement or willful misappropriation by him of our property;

•	A willful and substantial violation by him of a material Harris policy that is generally applicable to all employees or all of our officers (including our Code of Conduct); or

•	A failure by him to cooperate in an internal investigation after being instructed by our Board to cooperate.
“Constructive termination” generally means, without Mr. Brown’s consent:

•
A reduction in his annual base salary or current annual cash incentive target award, other than a reduction also applicable in a substantially similar manner and proportion to our other senior executive officers;

•	Our removal of him from his position as Chief Executive Officer or President;

•	Our assignment to him of duties or responsibilities that are materially inconsistent with his positions with us;

•	Any requirement by us that he relocate his principal place of employment to a location other than our principal headquarters;

•	Our failure to nominate him for reelection to our Board upon expiration of his term at any annual meeting of our shareholders during the term of his employment;

•	Our failure to obtain an assumption of his employment agreement by a successor of Harris;

•	Our delivery of a notice not to renew his employment term pursuant to his employment agreement; or

•
Our termination of the indemnification agreement we have entered into with him without entering into a replacement or successor agreement, or making other appropriate indemnification arrangements in favor of him, on terms reasonably acceptable to him and no less favorable to him than to our other senior executives.

If Mr. Brown’s employment is terminated by us without cause (other than by reason of death or disability) or by Mr. Brown as a result of a constructive termination, then Mr. Brown will be entitled to receive from us compensation that has accrued but not yet been paid and, subject to his execution and delivery of a release of claims against us:

•	Pro-rated annual cash incentive compensation for the fiscal year of termination based on the achievement of performance objectives;

•
Severance payments, paid in substantially equal monthly installments over a 24-month period, in an aggregate amount equal to two times the sum of his then-current base salary and target annual cash incentive compensation for the year of termination;

•	COBRA continuation medical benefits for a period of 18 months following the termination date;

•	The stock options forming part of his “transition-related” equity awards will remain outstanding for the one-year period following termination, but in no event beyond the normal expiration period;

•
Each other time-based vesting stock option will continue to vest in accordance with its ordinary vesting schedule for the two-year period following the date of termination, at which time any remaining unvested portion of the stock options will be forfeited, and to the extent vested, will remain outstanding for the 27-month period following the termination date, but in no event beyond the normal expiration period;

•
Each performance share unit will remain outstanding and eligible to vest for the remainder of the applicable performance period if the termination date is prior to the end of the applicable performance period, with vesting subject to attainment of the applicable performance goals and to pro-ration based on the portion of the applicable performance period which has elapsed as of the termination date (with the remainder of the award forfeited); and

•	Each other equity award will be treated in the manner set forth in the applicable plan and award agreement.
If Mr. Brown’s employment is terminated by us for cause or due to Mr. Brown’s death or disability, or upon Mr. Brown’s retirement or resignation, then Mr. Brown (or his estate or legal representative, as appropriate) will be entitled to receive from us:

•	Accrued but unpaid base salary and unpaid vacation time through the date of termination;

•	Earned but unpaid annual cash incentive compensation under our Annual Incentive Plan (or any successor plan) for the prior fiscal year;

•	Reimbursement of reasonable business expenses incurred prior to the date of termination; and

•	Other or additional compensation benefits, if any, in accordance with the terms of our applicable plans or employee benefit programs for terminated employees.
If Mr. Brown’s employment is terminated due to death or disability, then Mr. Brown (or his estate or legal representative, as appropriate) also will be entitled to receive from us the vesting of any equity-based awards then held by him, if and to the extent provided in the applicable plan and award agreements. We may, at our option, terminate Mr. Brown’s employment in the event of his disability.
Mr. Brown’s employment agreement also provides that he may not for a two-year period following termination of his employment for any reason, without our prior written consent, directly or indirectly:

•	Hold a 5% or greater equity, voting or profit participation interest in, or associate with, an enterprise that competes with us; or

•	Solicit any customer or any employee to leave us.
Mr. Brown’s employment agreement also contains a non-disparagement clause applicable during the term of his employment and for a period of two years thereafter.
If there is a change in control of Harris and Mr. Brown’s employment terminates under circumstances provided under his change in control severance agreement discussed below under “Executive Change in Control Severance Agreements,” then Mr. Brown will be entitled to the compensation and benefits provided under his change in control severance agreement in lieu of any compensation or benefits receivable under his employment agreement.

Executive Change in Control Severance Agreements
Our Board has approved change in control severance agreements for our Board-elected or appointed officers to provide continuity of management and ensure dedication of our executives in the event of a threatened or actual change in control. Under these agreements, we provide severance benefits to our Board-elected or appointed officers, including our named executive officers, if, within two years following a “change in control:”

•	The executive terminates employment for “good reason;” or

•	We terminate the executive’s employment for any reason other than for “cause” (all terms as defined in the change in control severance agreement and summarized below).
Under these agreements, a “change in control” generally means the occurrence of any one of the following events:

•	Any person becomes the beneficial owner of 20% or more of the combined voting power of our outstanding common stock;

•	A change in the majority of our Board not approved by two-thirds of our incumbent directors;

•
The consummation of a merger, consolidation or reorganization, unless immediately following such transaction: (1) more than 60% of the total voting power resulting from the transaction is represented by shares that were our voting securities immediately prior to the transaction; (2) no person becomes the beneficial owner of 20% or more of the total voting power of our outstanding voting securities as a result of the transaction; and (3) at least a majority of the members of the board of directors of the company resulting from the transaction were our incumbent directors at the time of our Board’s approval of the execution of the initial agreement providing for the transaction;

•	Our shareholders approve a plan of complete liquidation or dissolution of Harris; or

•	We consummate a sale or disposition of all or substantially all of our assets.
Under these agreements, “good reason” generally means:

•	A reduction in the executive’s annual base salary or current annual incentive target award;

•
The assignment of duties or responsibilities that are inconsistent in any material adverse respect with the executive’s position, duties, responsibility or status with us immediately prior to the change in control;

•	A material adverse change in the executive’s reporting responsibilities, titles or offices with us as in effect immediately prior to the change in control;

•
Any requirement that the executive: (1) be based more than 50 miles from the facility where the executive was located at the time of the change in control or (2) travel on Harris business to an extent substantially greater than the travel obligations of the executive immediately prior to the change in control; or

•
Failure by us to continue in effect any employee benefit or compensation plans or provide the executive with employee benefits as in effect for the executive immediately prior to the change in control.

Under these agreements, the term “cause” generally means:

•	A material breach by the executive of the duties and responsibilities of the executive’s position; or

•	The conviction of the executive of, or plea of nolo contendere by the executive to, a felony involving willful misconduct that is materially injurious to us.
If triggered, the lump-sum cash severance benefit payable to an executive under the executive’s change in control severance agreement consists of:

•	Unpaid base salary through the date of termination;

•	A pro-rated annual bonus (as determined under the change in control severance agreement);

•	Any unpaid accrued vacation pay;

•
To the extent permitted under Section 409A of the Internal Revenue Code, any other benefits or awards that have been earned or became payable pursuant to the terms of any compensation plan but that have not yet been paid to the executive;

•	Two times the executive’s highest annual rate of base salary during the 12-month period prior to the date of termination; and

•
Two times the greatest of the executive’s (1) highest annual bonus in the three years prior to the change in control, (2) target bonus for the year in which the change in control occurred or (3) target bonus for the year in which the executive’s employment is terminated.

In addition, if triggered, severance benefits to an executive under the executive’s change in control severance agreement include:

•
Receipt of the same level of medical, dental, accident, disability and life insurance and any similar benefits as are in effect on the date of termination (or the highest level of coverage provided to active executives immediately prior to the change in control, if more favorable), for the two years following the date of termination, but in no event later than age 65;

•	Reimbursement for any relocation expense related to the pursuit of other business opportunities incurred within two years following the date of termination;

•	Reimbursement for recruitment or placement services of up to $4,000; and

•	Reimbursement for professional financial or tax planning services of up to $5,000 per year for the calendar year in which the termination occurs and the next calendar year.
Further, these agreements:

•	Do not provide for a tax gross-up of excise taxes;

•
Do provide for a “best net after-tax” payment approach that reduces payments and benefits to an executive if the reduction would result in the executive receiving higher payments and benefits on a net after-tax basis;

•	Do provide that we will reimburse the executive for any legal fees and costs with respect to any dispute arising under the agreement; and

•
Do provide that, not later than the date on which a change in control occurs, we are required to contribute to an irrevocable “rabbi trust” in cash or other liquid assets, an amount equal to the total payments expected to be paid under the agreements, assuming that the employment of the executives is terminated, plus the amount of trust administration and trustee fees reasonably expected to be incurred (in recognition that in certain situations payments under the agreements will be required to be deferred for up to six months following the triggering event to comply with Section 409A of the Internal Revenue Code).

Payments and Benefits Upon Any Termination
Many of our salaried employees, including our named executive officers, are entitled to receive certain elements of compensation on a non-discretionary basis upon termination of employment for any reason. Subject to the exceptions noted below, these include:

•	Accrued salary and pay for unused vacation;

•	Distributions of vested plan balances under our Retirement Plan or SERP; and

•	Earned but unpaid bonuses.
The amounts shown in the “Tables of Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 81 do not include these elements of compensation or benefits. For a description of our SERP and the account balances credited to our named executive officers under our SERP as of June 29, 2018, see the Fiscal 2018 Nonqualified Deferred Compensation Table on page 74.
Termination for Cause
A named executive officer whose employment is terminated by us for cause is not entitled to any compensation or benefits other than those generally paid to all of our salaried employees upon any termination of employment as described above. In addition, as noted under “Recovery of Executive Compensation (“Clawback”)” in the “Compensation Discussion and Analysis” section of this proxy statement, depending on the circumstances giving rise to such termination, we may be entitled to recover all or a portion of any performance-based compensation if our financial statements are restated as a result of errors, omissions or fraud. Annual incentive awards, vested and unvested options, performance share units, restricted stock units and shares of restricted stock are automatically forfeited following a termination for cause or misconduct.
Involuntary Termination Without Cause
In the case of termination of employment by us without cause, Mr. Brown is entitled to the compensation and benefits described above under the description of his employment agreement, and our other named executive officers are not contractually entitled to any compensation or benefits other than those that are generally paid to all salaried employees upon any termination of employment as described above. However, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we have a long-standing practice of providing reasonable severance compensation for involuntary termination of an executive’s employment without cause. The specific amount would be based on the relevant circumstances, including consideration of the reason for termination, length of employment and other factors.

Under our Annual Incentive Plan, following an involuntary termination by us without cause, subject to being employed a minimum of 180 days during the fiscal year, annual incentive compensation awards are paid pro-rata based on the period worked during such fiscal year, with payment continuing to be made following the fiscal year end based on our performance.
Under our equity incentive plans, following an involuntary termination by us other than for misconduct:

•	Unvested options are forfeited and vested options may be exercised until the sooner of 90 days following such termination or the regularly scheduled expiration date;

•	Performance share units are forfeited; and

•
Subject to a minimum one-year vesting or holding period, restricted stock units and shares of restricted stock will be pro-rated based on the period worked during the restriction period and paid out promptly following involuntary termination (but subject to any delay required by U.S. Federal tax laws).

Voluntary Termination/Resignation
A named executive officer who voluntarily terminates or resigns employment (other than due to retirement or for good reason) is not entitled to any compensation or benefits other than those generally paid to all of our salaried employees upon any termination of employment as described above. Annual incentive awards and unvested options, performance share units, restricted stock units and shares of restricted stock are automatically forfeited following a voluntary termination or resignation. Vested options may be exercised until the sooner of 30 days following a voluntary termination or resignation or the regularly scheduled expiration date.
Death
If a named executive officer’s employment is terminated as a result of death, the beneficiaries of such named executive officer are eligible for benefits under the death benefit programs generally available to many of our U.S.-based employees, including basic group life insurance paid by us and supplemental group life insurance if elected and paid for by the employee. In addition, for such named executive officer:

•	Account balances in our Retirement Plan and SERP become fully vested;

•
Subject to being employed a minimum of 180 days during the fiscal year, annual incentive compensation awards are paid pro-rata based on the period worked during the fiscal year, with payment continuing to be made following the fiscal year end based on our performance;

•
Subject to a minimum one-year vesting period, options immediately fully vest (at target, in the case of performance stock options) and will be exercisable by the beneficiaries for up to 12 months following the date of death but not later than the regularly scheduled expiration date;

•
Subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units are paid pro-rata based on target and on the period worked during the performance period and paid out promptly; and

•	Subject to a minimum one-year holding period, restricted stock units and shares of restricted stock immediately fully vest.
Disability
If a named executive officer’s employment is terminated as a result of disability, such named executive officer is eligible for benefits under the disability programs generally available to many of our U.S.-based employees. These include a long-term disability income benefit and, in most cases, continuation of health and survivor and accident life insurance coverage applicable to active employees for specified periods, while disabled. In addition, for such named executive officer:

•	Account balances in our Retirement Plan and SERP become fully vested;

•
Subject to being employed a minimum of 180 days during the fiscal year, annual incentive compensation awards are paid pro-rata based on the period worked during the fiscal year, with payment continuing to be made following the fiscal year end based on our performance;

•
Subject to a minimum one-year vesting period, options immediately fully vest (at target, in the case of performance stock options) and will be exercisable until the regularly scheduled expiration date;

•
Subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units are paid pro-rata based on target and on the period worked during the performance period and paid out promptly; and

•	Subject to a minimum one-year holding period, restricted stock units and shares of restricted stock immediately fully vest.

Retirement
Among our named executive officers, as of June 29, 2018, Messrs. Fox, Mehnert and Mikuen were retirement-eligible for purposes of our Retirement Plan, SERP, Annual Incentive Plan, Performance Reward Plan and our equity incentive plans. If a named executive officer’s employment is terminated as a result of retirement, such named executive officer would receive retirement benefits generally available to our retirement-eligible salaried employees. In addition, for such named executive officer:

•	Account balances in our Retirement Plan and SERP become fully vested;

•
Subject to being employed a minimum of 180 days during the fiscal year, annual incentive compensation awards are paid pro-rata based on the period worked during the fiscal year, with payment continuing to be made following the fiscal year end based on our performance;

•
After age 55 with 10 or more years of full-time service, but before age 62, options cease vesting and options exercisable at the time of retirement continue to be exercisable until the regularly scheduled expiration date, but unvested options (including unvested performance stock options) are forfeited;

•
After age 62 with 10 or more years of full-time service, subject to a minimum one-year vesting period, options continue to vest in accordance with their vesting schedule and continue to be exercisable until the regularly scheduled expiration date, except unvested performance stock options, which are forfeited;

•
After age 55 with 10 or more years of full-time service, subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, performance share units are paid pro-rata based on the period worked during the performance period, with payment continuing to be made at the end of the performance period based on our performance; and

•
After age 55 with 10 or more years of full-time service, subject to a minimum one-year holding period, restricted stock units and shares of restricted stock are paid pro-rata based on the period worked during the restriction period, promptly following retirement (but subject to any delay required by U.S. Federal tax law).

Change in Control
Each of our named executive officers has entered into a “double trigger” change in control severance agreement with us providing for benefits only upon both a change in control and a subsequent qualifying termination of employment in accordance with the terms of the agreement. For additional information regarding the terms of such agreements, see “Executive Change in Control Severance Agreements” beginning on page 77. In addition, upon a change in control and irrespective of employment status:

•
Annual cash incentive compensation awards under our Annual Incentive Plan are fully earned and paid out promptly following the change in control or, in certain instances, following the end of the fiscal year, in each case at not less than the target level;

•
All options immediately vest (in the case of performance stock options, at target or at such greater level of performance as our Board or Compensation Committee may authorize) and become exercisable until the regularly scheduled expiration date;

•
All performance share units are deemed fully earned and fully vested immediately and will be paid at the end of the performance period at not less than the target level, subject to accelerated payout or forfeiture in certain circumstances; and

•
All restricted stock units and shares of restricted stock immediately vest and will be paid as soon as practicable, but not later than 60 days following the change in control, or in certain events, promptly following the expiration of the initial restriction period.

Tables of Potential Payments Upon Termination or Change in Control
The following tables set forth on an executive-by-executive basis, the amounts of the estimated incremental compensation and benefits that would be provided to each of our named executive officers if such executive’s employment with us is terminated for any reason, including termination by us for cause, voluntary termination (resignation), termination by the executive for good reason or for constructive termination, involuntary termination by us without cause, death, disability, retirement (to the extent the named executive officer is retirement-eligible), or termination by us without cause or by the executive for good reason following a change in control of Harris, as well as in the event of a change in control of Harris without termination of employment of such executive. The actual amounts to be paid are determinable only at the time of a named executive officer’s termination of employment or a change in control.
The estimated amounts included in the tables also are based on the following:

•
The applicable provisions in the agreements and other arrangements between the named executive officer and us, which are summarized in the “Potential Payments Upon Termination or a Change in Control” section of this proxy statement beginning on page 75;

•
We have assumed that the termination event occurred as of June 29, 2018, the last day of our fiscal 2018, and that the value of our common stock was $144.54 per share based on the closing market price on such date;

•
Cash severance includes multiples of salary and annual incentive compensation, but does not include paid or unpaid salary or annual incentive compensation or cash incentives earned for fiscal 2018 because a named executive officer is entitled to annual incentive compensation if employed on June 29, 2018;

•	We have not included the value of any options that were vested prior to June 29, 2018;

•	We have assumed that all unvested, in-the-money options that were not automatically forfeited on June 29, 2018 vested and were exercised on such day;

•
The value of accelerated performance share units is based on the target number of performance share units previously granted, includes the dollar value of dividend equivalents paid in cash with respect to such accelerated performance share units and does not include performance share units for the performance period ended June 29, 2018 because a named executive officer is entitled to such performance share units if employed on June 29, 2018 (see the Option Exercises and Stock Vested in Fiscal 2018 Table on page 72 of this proxy statement for the value associated with such performance share units);

•	The value of accelerated restricted stock units includes the dollar value of dividend equivalents paid in cash with respect to such accelerated restricted stock units;

•	We have not included any payment of the aggregate balance shown in the Fiscal 2018 Nonqualified Deferred Compensation Table on page 74 of this proxy statement;

•	We have included the estimated value of continuation of health and welfare benefits and perquisites, where applicable; and

•
For a termination by us without cause or by the named executive officer for good reason following a change in control, the “Other Benefits” line includes $4,000 for placement services, $10,000 ($5,000 per year for two years) for financial or tax planning services, $300,000 for estimated relocation assistance and an estimate of reimbursement for taxes associated with relocation assistance, in each case pursuant to the change in control severance agreement.

With respect to a named executive officer over the age of 55 and who has completed at least 10 years of full-time service (Messrs. Fox, Mehnert and Mikuen as of June 29, 2018), a termination of such executive’s employment with us that is within such executive’s control would be expected to be designated as retirement, as opposed to voluntary termination (resignation) or termination by such executive for good reason.

William M. Brown

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Constructive Termination		Involuntary Termination by Harris without Cause		Death	Disability	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$7,000,000		$7,000,000		$0	$0	$0	$7,000,000
Value of Accelerated or Continued Vesting of Unvested Options	$0	$0	$27,478,092	*	$27,478,092	*	$25,513,741	$25,513,741	$28,460,255	$28,460,255
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0		$0		$0	$0	$2,703,543	$2,703,543
Value of Accelerated or Continued Vesting of Unvested Performance Share Units	$0	$0	$6,442,206	*	$6,442,206	*	$6,442,206	$6,442,206	$12,392,373	$12,392,373
Health and Welfare Benefits	$0	$0	$32,633		$32,633		$0	$0	$0	$59,236
Other Benefits	$0	$0	$0		$0		$0	$0	$0	$511,237
TOTAL	$0	$0	$40,952,931		$40,952,931		$31,955,947	$31,955,947	$43,556,171	$51,126,644
_________________________

*
Under the terms of Mr. Brown’s employment agreement, if his employment is terminated by us without cause or by Mr. Brown for constructive termination, (a) each time-based vesting stock option held by Mr. Brown will continue to vest in accordance with its ordinary vesting schedule for the two-year period following the date of termination, and (b) each performance share unit is subject to vesting based on achievement of performance goals and pro-ration. Amounts shown represent the value of such unvested options that would vest during such 24-month period and of such unvested performance share units that would be pro-rated, based on the $144.54 closing market price of our common stock on June 29, 2018, the last trading day of our fiscal 2018.

Rahul Ghai

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Good Reason	Involuntary Termination by Harris without Cause	Death	Disability	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$0	$0	$0	$0	$1,925,000
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$1,923,158	$1,923,158	$2,390,305	$2,390,305
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$0	$0	$0	$428,714	$428,714
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$0	$983,678	$983,678	$1,908,054	$1,908,054
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	$0	$51,588
Other Benefits	$0	$0	$0	$0	$0	$0	$0	$511,237
TOTAL	$0	$0	$0	$0	$2,906,836	$2,906,836	$4,727,073	$7,214,898

Sheldon J. Fox

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Good Reason	Involuntary Termination by Harris without Cause	Death	Disability	Retirement	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$0	$0	$0	$0	$0	$1,961,665	*
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$2,581,098	$2,581,098	$0	$2,994,330	$2,994,330
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$0	$0	$0	$0	$379,236	$379,236
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$0	$951,084	$951,084	$951,084	$1,809,097	$1,809,097
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	$0	$0	$45,571
Other Benefits	$0	$0	$0	$0	$0	$0	$0	$0	$511,237
TOTAL	$0	$0	$0	$0	$3,532,182	$3,532,182	$951,084	$5,182,663	$7,701,136
_________________________

*	Includes $1,665 in respect of the difference in Mr. Fox’s fiscal 2018 Annual Incentive Plan target and his actual fiscal 2018 Annual Incentive Plan payout.

Dana A. Mehnert

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Good Reason	Involuntary Termination by Harris without Cause	Death	Disability	Retirement	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$0	$0	$0	$0	$0	$1,944,165	*
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$2,581,098	$2,581,098	$0	$2,994,330	$2,994,330
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$0	$0	$0	$0	$379,236	$379,236
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$0	$951,084	$951,084	$951,084	$1,809,097	$1,809,097
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	$0	$0	$66,150
Other Benefits	$0	$0	$0	$0	$0	$0	$0	$0	$511,237
TOTAL	$0	$0	$0	$0	$3,532,182	$3,532,182	$951,084	$5,182,663	$7,704,215
_________________________

*	Includes $1,665 in respect of the difference in Mr. Mehnert’s fiscal 2018 Annual Incentive Plan target and his actual fiscal 2018 Annual Incentive Plan payout.

Scott T. Mikuen

Executive Benefits and Payment	Termination by Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Good Reason	Involuntary Termination by Harris without Cause	Death	Disability	Retirement	Change in Control without Termination	Termination by Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$0	$0	$0	$0	$0	$1,950,000
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$2,244,267	$2,244,267	$0	$2,639,536	$2,639,536
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$0	$0	$0	$0	$362,792	$362,792
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$0	$848,771	$848,771	$848,771	$1,639,185	$1,639,185
Health and Welfare Benefits	$0	$0	$0	$0	$0	$0	$0	$0	$64,838
Other Benefits	$0	$0	$0	$0	$0	$0	$0	$0	$511,237
TOTAL	$0	$0	$0	$0	$3,093,038	$3,093,038	$848,771	$4,641,513	$7,167,588

CEO PAY RATIO
We are required under Item 402(u) of Regulation S‑K to calculate and disclose our “CEO pay ratio.” As permitted under SEC rules for such calculation and disclosure, from our total employee population of 17,494 full-time, part-time, seasonal and temporary workers as of May 1, 2018 (other than our CEO), we excluded all 781 non-U.S. employees1 (less than 5% of total employees) and then identified the median employee based on W-2 taxable Medicare wages (Box 5) for the 12 months leading up to May 1, 2018, as reported to the Internal Revenue Service. We calculated such median employee’s annual total compensation of $97,422 for fiscal 2018 in the same manner we calculated our CEO’s annual total compensation of $14,016,113 for fiscal 2018, as reported in the “Total” column of the Fiscal 2018 Summary Compensation Table on page 65. Based on this information, for fiscal 2018 the ratio of the median of the annual total compensation of all employees (other than our CEO) to the annual total compensation of our CEO was 1:144, which pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S‑K. Because applicable SEC rules permit various methodologies, assumptions and exclusions, such pay ratio may not be comparable to pay ratios calculated and disclosed by other companies.
_____________
1 Approximate number of non-U.S. employees excluded, by jurisdiction: Australia (175), Canada (116), Germany (78), Pakistan (25), United Arab Emirates (16), United Kingdom (310) and 10 or fewer in each of Algeria, Brazil, Estonia, France, Hong Kong, India, Japan, Italy, Malaysia, Poland, Qatar, Romania, Saudi Arabia, Singapore and Taiwan.

REPORT OF THE AUDIT COMMITTEE
The following Report of our Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.
The role of the Audit Committee is, among other things, to assist the Board in its oversight of:

•	The integrity of Harris’ financial statements;

•	Harris’ compliance with relevant legal and regulatory requirements;

•	Harris’ internal control over financial reporting;

•	The qualifications and independence of Harris’ independent registered public accounting firm; and

•	The performance of Harris’ internal audit function and independent registered public accounting firm.
The Board has determined that, in its business judgment, all members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Harris’ Director Independence Standards.
Harris’ management is responsible for the preparation, presentation and integrity of Harris’ financial statements and the effectiveness of Harris’ system of internal control over financial reporting and disclosure controls and procedures. Management and the Internal Audit department are responsible for maintaining and evaluating appropriate accounting and financial reporting practices and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Harris’ independent registered public accounting firm for fiscal 2018, Ernst & Young LLP (“EY”), is responsible for auditing Harris’ consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. EY also is responsible for auditing the effectiveness of Harris’ internal control over financial reporting. Representatives of EY attended all regularly scheduled meetings of the Audit Committee during fiscal 2018. The Audit Committee has met and held discussions with management, the head of Internal Audit and EY. The Audit Committee discussed with the internal auditors and EY the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with EY, the head of Internal Audit, the Principal Accounting Officer and the Chief Financial Officer, with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of Harris’ internal control over financial reporting and the overall quality of Harris’ financial reporting. Management has represented to the Audit Committee that Harris’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.
In the performance of its oversight function, the Audit Committee has:

•
Reviewed and discussed with management and EY Harris’ internal control over financial reporting, including a review of management’s report on its assessment and EY’s audit of the effectiveness of Harris’ internal control over financial reporting and any significant deficiencies or material weaknesses;

•
Considered, reviewed and discussed the audited financial statements with management and EY, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies and other financial accounting and reporting principles and practices;

•
Discussed with EY the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and No. 2410, Related Parties;

•
Received, reviewed and discussed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence;

•
Reviewed the services provided by EY other than its audit services and considered whether the provision of such other services by EY is compatible with maintaining its independence, discussed with EY its independence, and concluded that EY is independent from Harris and its management; and

•
Reviewed the contents of SEC-required certification statements from the CEO and Chief Financial Officer and also discussed and reviewed the process and internal controls for providing reasonable assurances that the financial statements included in the Harris Annual Report on Form 10-K for the fiscal year ended June 29, 2018 are true in all important respects, and that the report contains all appropriate material information of which they are aware.

In reliance on the reports, reviews and discussions described in this Report, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Harris’ Annual Report on Form 10-K for the fiscal year ended June 29, 2018, for filing with the SEC. The Audit Committee also has appointed, and has requested shareholder ratification of the appointment of, EY as Harris’ independent registered public accounting firm for the fiscal year ending June 28, 2019.
Submitted on August 24, 2018 by the Audit Committee of the Board of Directors.
Gregory T. Swienton, Chairperson
Peter W. Chiarelli
Thomas A. Dattilo
Roger B. Fradin
Terry D. Growcock

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Board unanimously recommends voting FOR ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2019
FOR ☑

•
Independent accounting firm with breadth of knowledge, support and expertise of accessible national office
•
Significant industry and government contracting expertise
•
Periodic mandated rotation of audit firm’s lead engagement partner

More specific information relevant to this proposal can be found below and in the following sections:
•
Fees paid to independent registered public accounting firm - page 87
•
Pre-approval of audit and non-audit services - pages 87 - 88

Proposal Overview
Our Audit Committee has appointed EY to audit our books and accounts and internal control over financial reporting for the fiscal year ending June 28, 2019. With respect to the proposal to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019, you may:

•	Vote “For” ratification;

•	Vote “Against” ratification; or

•	“Abstain” from voting on this proposal.
Although applicable law does not require shareholder ratification of the appointment, our Board believes that obtaining shareholder ratification of the appointment is a sound corporate governance practice. If our shareholders do not ratify the appointment of EY, our Audit Committee will reconsider whether to retain EY and may retain EY or hire another firm without resubmitting the matter to shareholders for approval. We expect that a representative of EY will be present at the 2018 Annual Meeting to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.
As provided in our Audit Committee’s charter and as discussed above, our Audit Committee is responsible for directly appointing, compensating, retaining, terminating and overseeing our independent registered public accounting firm. Although we have a very long-standing relationship with EY, our Audit Committee frequently evaluates the independence and effectiveness of our independent registered public accounting firm and its personnel, and the cost and quality of its audit and audit-related services. In accordance with sound corporate governance practices and in order to ensure that our Audit Committee and our shareholders are receiving the best and most cost-effective audit services available, our Audit Committee periodically considers issuing a request for proposal from EY and other large nationally recognized accounting firms with regard to our audit engagement. A determination to use a request for proposal process could result in a firm other than EY providing audit engagement services to us in later years. Our Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.

Vote Required and Related Matters
The affirmative vote of a majority of the shares present or represented at the 2018 Annual Meeting of Shareholders and entitled to vote on this proposal will be required to ratify our Audit Committee’s appointment of EY as our independent registered public accounting firm for fiscal year 2019. Abstaining from voting on this proposal will have the effect of a vote against ratification of the appointment of our independent registered public accounting firm. Any broker non-votes will have no effect on the ratification of the appointment of our independent registered public accounting firm; however, because brokers, banks and other nominees are permitted under NYSE rules to vote on this routine proposal even if such broker, bank or other nominee does not receive voting instructions, we do not expect broker non-votes on this routine proposal.
Board Voting Recommendation Regarding Proposal 3
Our Board of Directors unanimously recommends voting “FOR” ratification of our Audit Committee’s appointment of EY as our independent registered public accounting firm for the fiscal year ending June 28, 2019. If not otherwise specified, proxies will be voted “FOR” approval of this proposal.
Fees Paid to Independent Registered Public Accounting Firm
EY served as our independent registered public accounting firm for the fiscal year ended June 29, 2018. In addition to the engagement to audit our financial statements and internal control over financial reporting and to review the financial statements included in our quarterly reports on Form 10-Q, EY also was engaged by us during fiscal 2018 to perform certain tax services. The following table presents fees for professional audit services and other services rendered by EY for the fiscal years ended June 29, 2018 and June 30, 2017:

	Fiscal 2018	Fiscal 2017
Audit Fees[1]	$12,243,000	$12,595,427
Audit-Related Fees[2]	0	2,500,000
Tax Fees[3]	1,425,000	3,606,000
All Other Fees[4]	0	0
Total	$13,668,000	$18,701,427

1 Audit fees included fees associated with the annual audit and the audit of internal control over financial reporting, including purchase accounting and audit procedures relating to our acquisition of Exelis, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements and other filings, comfort letter procedures, accounting and reporting consultations and statutory audits required internationally for certain of our subsidiaries.
2 No audit-related services were rendered or fees billed for fiscal 2018. Audit-related fees for fiscal 2017 primarily related to audit services for a “carve-out” audit required in connection with a divestiture in fiscal 2017.
3 Tax fees for fiscal 2018 consisted of $782,000 related to tax compliance, including foreign and domestic return preparation and transfer pricing studies, and $643,000 related to tax planning and tax advisory services. Tax fees for fiscal 2017 consisted of $1,226,000 related to tax compliance, including foreign and domestic return preparation and transfer pricing studies, and $2,380,000 related to tax planning and tax advisory services.
4 For fiscal 2018 and fiscal 2017, no professional services were rendered or fees billed for services not included within Audit Fees, Audit-Related Fees or Tax Fees.
EY did not perform any professional services related to financial information systems design and implementation for us in fiscal 2018 or fiscal 2017.
Our Audit Committee has determined in its business judgment that the provision of the services described above is compatible with maintaining EY’s independence.
Pre-Approval of Audit and Non-Audit Services
Under our Audit Committee Pre-Approval Policy and Procedures, as adopted by our Audit Committee, our Audit Committee must pre-approve all audit and non-audit services provided by our independent registered public accounting firm to ensure that the provision of such services does not impair the firm’s independence. The policy utilizes a framework of both general pre-approval for certain specified services and specific pre-approval for all other services.
Early in each fiscal year, our Audit Committee reviews and, as it deems appropriate, pre-approves the audit services and any audit-related services, tax services and other services to be performed by our independent registered public accounting firm, together with specific details regarding such services anticipated to be required for such fiscal year including, when available, estimated fees. Our Audit Committee periodically reviews the services provided to date and the actual fees against the estimates, and such fee amounts may be updated to the extent appropriate at regularly scheduled meetings of our Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. Our Audit Committee also may revise the list of pre-approved services and related fees from time to time. All of the services described as “Audit Fees,” “Audit-Related Fees” and “Tax Fees” in the table above and related notes were pre‑approved in accordance with this policy.
If we seek to engage our independent registered public accounting firm for other services that are not considered subject to general pre-approval as described above, then our Audit Committee must approve such specific engagement as well as the estimated fees. Such engagement will be presented to our Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the Chairperson of our Audit Committee to pre-approve such engagement. Any such pre-approval by the Chairperson is then presented to our full Audit Committee for ratification at the next Audit Committee meeting. In any event, pre-approval of any engagement by our Audit Committee or the Chairperson of our Audit Committee is required before our independent registered public accounting firm may commence any engagement. Additional pre-approval is required before any fees can exceed approved fees for any such specifically approved services.

SHARE OWNERSHIP BY OUR DIRECTORS, NOMINEES AND
EXECUTIVE OFFICERS
The following table sets forth beneficial ownership of shares and equivalent units of our common stock, as of August 31, 2018, by: (a) each member of our Board, including the nominees for election at the 2018 Annual Meeting; (b) our CEO and each other named executive officer; and (c) all of our directors and executive officers as a group. Except as otherwise noted, the named individual had sole voting and investment power with respect to the securities.

Name	Shares Beneficially Owned				Stock Equivalent Units(4)
	Shares Owned(1)	Shares Under Exercisable Options(2)	Total Shares Beneficially Owned(3)	Percentage of Shares
DIRECTORS AND NOMINEES:
James F. Albaugh	1,725	—	1,725	*	2,066
Sallie B. Bailey	492	—	492	*	167
Peter W. Chiarelli	1,000	—	1,000	*	9,575
Thomas A. Dattilo	1,000	—	1,000	*	10,000
Roger B. Fradin	725	—	725	*	1,827
Terry D. Growcock	2,021	—	2,021	*	3,592
Lewis Hay III	5,228	—	5,228	*	21,777
Vyomesh I. Joshi	1,000	—	1,000	*	6,717
Leslie F. Kenne	1,000	—	1,000	*	17,393
James C. Stoffel	1,000	—	1,000	*	360
Gregory T. Swienton	1,000	—	1,000	*	26,245
Hansel E. Tookes II	2,000	—	2,000	*	16,336
NAMED EXECUTIVE OFFICERS:
William M. Brown†	233,474	1,496,366	1,729,840	1.47%	145,918
Rahul Ghai	10,603	72,703	83,306	*	23,775
Sheldon J. Fox	54,136	222,661	276,797	*	20,278
Dana A. Mehnert	78,380	109,141	187,521	*	22,037
Scott T. Mikuen	51,146	168,956	220,102	*	20,646
All Directors and Executive Officers, as a group (22 persons)(5)	510,699	2,438,145	2,948,844	2.51%	412,345
________________________

*	Less than 1%.

†	Also serves as a director and Chairman of our Board.

(1)
Includes shares over which the individual or his or her immediate family members hold or share voting and/or investment power and excludes shares listed under the “Shares Under Exercisable Options” and “Stock Equivalent Units” columns. For each non-employee director other than Ms. Bailey and Messrs. Albaugh and Fradin, also includes 333 unvested restricted units in respect of an award of 1,000 restricted units granted on February 10, 2016 that vest ratably over three years, provided the non-employee director continuously serves as a director on our Board through the applicable vesting date, and are payable in shares of our common stock. Unvested restricted units may not be sold or otherwise transferred; will be immediately forfeited in the event the non-employee director’s service as a director on our Board terminates for any reason other than death, disability, retirement, resignation or failure to be re-nominated or elected to our Board (excluding, in the case of such failure to be re-nominated or elected, a termination of service due to cause or misconduct); and will become fully vested upon a change in control of Harris. For Ms. Bailey, includes 492 unvested restricted shares granted on May 3, 2018, and for each of Messrs. Albaugh and Fradin, also includes 483 unvested restricted shares in respect of an award of 725 restricted shares granted on November 2, 2016, in each case, that vest ratably over three years, provided the non-employee director continuously serves as a director on our Board through the applicable vesting date, as discussed above under “Director Compensation and Benefits.” For our named executive officers and other executive officers, includes shares owned through our retirement plan.

(2)	Includes shares underlying options granted by us that are exercisable as of August 31, 2018 and shares underlying options that become exercisable within 60 days thereafter.

(3)	Represents the total of shares listed under the “Shares Owned” and “Shares Under Exercisable Options” columns.

(4)
For non-employee directors, represents stock equivalent units credited under our 1997 Directors’ Plan and our Directors’ Deferred Compensation Plan discussed above under “Director Compensation and Benefits.” Stock equivalent units deferred under our 1997 Directors’ Plan and our Directors’ Deferred Compensation Plan are settled in cash following a director’s resignation, retirement or death, may not be voted and may be reallocated into other investment alternatives, as discussed above under “Director Compensation and Benefits.”

For named executive officers and other executive officers, includes amounts deferred in the form of stock equivalent units under our SERP, which are settled in cash following, or under certain circumstances prior to, retirement, may not be voted and may be reallocated into other investment alternatives. For named executive officers and other executive officers, also includes performance share units and restricted stock units that have been granted and for which the performance period or restricted period has not ended and which have not vested and are subject to adjustment, including as follows for our named executive officers: Mr. Brown — 112,912 performance share units and 33,006 restricted stock units; Mr. Ghai — 18,201 performance share units and 5,574 restricted stock units; Mr. Fox — 15,537 performance share units and 4,242 restricted stock units; Mr. Mehnert — 16,034 performance share units and 4,490 restricted stock units; and Mr. Mikuen — 15,056 performance share units and 4,461 restricted stock units. Amounts in this column are not included in the “Total Shares Beneficially Owned” column.

(5)
The shares reported as beneficially owned by all directors and executive officers, as a group, include 1,458 shares of restricted stock awarded to certain directors and executive officers for which the restriction period had not expired and as to which such directors and executive officers have sole voting power, but no investment power. No directors or executive officers have pledged any shares of our common stock, nor are any such persons permitted to make any such pledge under our policies.

PRINCIPAL SHAREHOLDERS
Pursuant to SEC rules requiring disclosure regarding any persons known to us to be a beneficial owner of more than 5% of our common stock, the following table sets forth beneficial ownership of our common stock, as of August 31, 2018, by each person who has reported to the SEC beneficial ownership of more than 5% of our common stock, based on the reports filed by these persons:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	14,557,742(1)	12.2%(1)

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	13,214,444(2)	11.08%(2)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,600,628(3)	7.2%(3)
__________________________

(1)
Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. indicating that, as of December 31, 2017, T. Rowe Price Associates, Inc. had sole voting power over 5,129,473 shares, shared voting power over 0 shares, sole dispositive power over 14,548,924 shares and shared dispositive power over 0 shares.

(2)
Based on information contained in Amendment No. 7 to Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group indicating that, as of December 31, 2017, The Vanguard Group had sole voting power over 169,603 shares, shared voting power over 33,816 shares, sole dispositive power over 13,015,251 shares and shared dispositive power over 199,193 shares.

(3)
Based on information contained in Amendment No. 9 to Schedule 13G filed with the SEC on January 25, 2018 by BlackRock, Inc. indicating that, as of December 31, 2017, BlackRock, Inc. had sole voting power over 7,632,428 shares, shared voting power over 0 shares, sole dispositive power over 8,600,628 shares and shared dispositive power over 0 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than 10% of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our securities with the SEC. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis.
Based solely on a review of the forms furnished to us, or written representations from certain persons that no Forms 5 were required, we believe that all required forms have been timely filed for fiscal 2018 with the exception of a Form 4 filing on behalf of Christopher D. Young, President, Communications Systems, with respect to vesting of a restricted stock award, which was filed late as a result of inadvertent administrative oversight.
SHAREHOLDER NOMINEES FOR DIRECTOR AND OTHER SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS
A shareholder who intends to nominate a person for election to our Board or to present a proposal for consideration, in either case, at the 2019 Annual Meeting of Shareholders must deliver written notice of such nomination or proposal to our Secretary at Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida, 32919, which notice must be received within the applicable timeframe described below and must include all of the specific information or other documents required by our By-Laws and otherwise must comply with the requirements set forth in our By-Laws, and if applicable, with SEC regulations.
With respect to a shareholder nomination of a person for election to our Board at the 2019 Annual Meeting of Shareholders, written notice must be received by our Secretary as follows:

•
no earlier than April 13, 2019 and no later than May 13, 2019 (no earlier than 150 days and no later than 120 days before September 10, 2019, the anniversary of the date we mailed our proxy statement for the 2018 Annual Meeting of Shareholders), in the case of a nomination submitted for inclusion in Harris-sponsored proxy materials for that meeting pursuant to the proxy access provision of our By-Laws; and

•
no earlier than June 28, 2019 and no later than July 28, 2019 (not more than 120 nor less than 90 days prior to October 26, 2019, the first anniversary date of the 2018 Annual Meeting of Shareholders), in the case of a nomination submitted pursuant to our By‑Laws but not pursuant to the proxy access provision of our By‑Laws (in which case we are not required to include the nomination in Harris-sponsored proxy materials for that meeting).
With respect to other shareholder proposals for consideration at the 2019 Annual Meeting of Shareholders, written notice must be received by our Secretary as follows:

•
no later than May 13, 2019, in the case of a proposal submitted for inclusion in Harris-sponsored proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and

•
no earlier than June 28, 2019 and no later than July 28, 2019 (not more than 120 nor less than 90 days prior to October 26, 2019, the first anniversary date of the 2018 Annual Meeting of Shareholders), in the case of a proposal submitted pursuant to our By‑Laws and not pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (in which case we are not required to include the proposal in Harris-sponsored proxy materials for that meeting).

However, the applicable timeframes described above would be different if the 2019 Annual Meeting of Shareholders is scheduled to be held on a date outside the period that commences on September 26, 2019 and ends on November 25, 2019 or if the number of directors to be elected to our Board of Directors at the 2019 Annual Meeting of Shareholders is increased and either all of the nominees for director at the 2019 Annual Meeting of Shareholders or the size of the increased Board of Directors is not publicly announced or disclosed by us by July 18, 2019.
We refer shareholders intending to submit a nomination or proposal to our By-Laws for more detailed information. A copy of our By-Laws is available on the Corporate Governance section of our website at harris.com/about/corporate-governance. or may be obtained by written request to our Secretary at the address above. A nomination or proposal submitted by a shareholder that does not supply adequate information about a nominee or proposal and the shareholder submitting the nomination or proposal, or that does not comply with our By-Laws, will be disregarded. Further, any proxy granted with respect to the 2019 Annual Meeting of Shareholders will confer discretionary authority to vote with respect to a nomination or proposal submitted by a shareholder if notice of such nomination or proposal is not received by our Secretary within the applicable timeframe described above.
DISCRETIONARY VOTING ON OTHER MATTERS
Except for the matters described in this proxy statement, our Board of Directors is not aware of any matter that will or may be properly presented at the 2018 Annual Meeting of Shareholders. The deadline under our By-Laws for any shareholder proposal not discussed in this proxy statement to be properly presented at the 2018 Annual Meeting of Shareholders has passed. If any other matter is properly brought before the 2018 Annual Meeting of Shareholders, the persons named as proxies in our proxy materials intend to vote the shares for which we have received proxies in accordance with their best judgment.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
What is a proxy and what is a proxy statement?
A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
The rules of the SEC permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All shareholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.
Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
We are providing paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials to our shareholders who have previously requested to receive paper copies of our proxy materials. In addition, we are providing notice of the availability of our proxy materials by e-mail to our shareholders who have previously elected to receive proxy materials electronically. Those shareholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the 2018 Annual Meeting of Shareholders over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials also are available on our website at harris.com/about/corporate-governance.
Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.
How may I obtain a paper copy of the proxy materials?
If you receive a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our proxy materials by mail.
What is a record date and who is entitled to vote at the meeting?
A record date is the date, as of the close of business on which, shareholders of record are entitled to notice of and to vote at a meeting of shareholders. The record date for the 2018 Annual Meeting is August 31, 2018 and was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Harris common stock as of the close of business on August 31, 2018 are entitled to receive notice of and to vote at the 2018 Annual Meeting and at any adjournments or postponements thereof.
How many shares can be voted and what is a quorum?
You are entitled to one vote for each share of Harris common stock that you owned as of the close of business on August 31, 2018, and you may vote all of those shares. Only our common stock has voting rights. On the record date, there were 117,506,554 shares of our common stock outstanding and entitled to vote at the 2018 Annual Meeting and approximately 12,200 holders of record and approximately 210,100 beneficial owners holding shares in “street name.”
A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the 2018 Annual Meeting. The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the 2018 Annual Meeting, or 58,753,278 shares of our common stock based on the record date of August 31, 2018, will constitute a quorum to hold the 2018 Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the 2018 Annual Meeting and counted toward the quorum.
What different methods can I use to vote my shares?
You have a choice of voting your shares:

•	Over the Internet;

•	By telephone;

•	By mail; or

•	In person at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your particular situation.
If you vote your shares over the Internet or by telephone, you should not return a proxy/voting instruction card.
What is the difference between a “record holder” and a “beneficial owner”
holding shares in “street name”?
You are a “record holder” if your shares are registered in your name, in which case you either hold a stock certificate or have an account directly with our transfer agent, Computershare Shareowner Services. Your shares are held in “street name” if your shares are registered or held in the name of your broker, bank or other nominee, in which case you are considered the “beneficial owner” of such shares.

How do I vote my shares if I am a “record holder” (shares registered in my name)?
Voting over the Internet
Voting over the Internet is easy, fast and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a proxy/voting instruction card by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the proxy/voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
Voting by telephone
Voting by telephone also is easy, fast and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a proxy/voting instruction card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
Voting by mail
You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a proxy/voting instruction card by mail, you can vote by mail by completing, signing, dating and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.
Voting in person at the meeting
If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to present at the Annual Meeting evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport.
How do I vote my shares if I am a “beneficial owner” (shares held in “street name”)?
Voting over the Internet, by telephone or by mail
If your shares are registered or held in the name of your broker, bank or other nominee (“street name”), you have the right to direct your broker, bank or other nominee on how to vote your shares by using the method specified by your broker, bank or other nominee. In addition to voting by mail, a large number of brokerage firms and banks are participating in Internet or telephone voting programs. These programs provide eligible “street name” shareholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for shareholders whose brokerage firms or banks are participating in these programs.
Voting in person at the meeting
If your shares are registered or held in the name of your broker, bank or other nominee and you plan to attend the Annual Meeting to vote in person, you should contact your broker, bank or other nominee to obtain a broker’s proxy and bring it with you to the Annual Meeting, together with a valid, government-issued photo identification, such as a driver’s license or passport, and your account statement or other evidence of your share ownership.
Can I revoke my proxy or change my vote?
If your shares are registered in your name (“record holder”), you may revoke your proxy or change your vote at any time before your shares are voted at the Annual Meeting. There are several ways you can do this:

•	By sending a written notice of revocation to our Secretary at Harris Corporation, Attention: Secretary, 1025 West NASA Boulevard, Melbourne, Florida 32919;

•	By duly signing and delivering a proxy/voting instruction card that bears a later date;

•	By subsequently voting over the Internet or by telephone as described above; or

•	By attending the Annual Meeting and voting in person by ballot.
If your shares are held in “street name,” you may revoke your proxy or change your vote by submitting new voting instructions to your broker, bank or other nominee.

How do I vote my shares held in the Harris Corporation Retirement Plan?
If you are a participant in our Retirement Plan and you own shares of Harris common stock through our Retirement Plan, your voting instruction covers the shares of Harris common stock you own through our Retirement Plan. You may provide voting instructions for those shares to the trustee of our Retirement Plan over the Internet, by telephone or by mail as described above. If you do not timely provide voting instructions for those shares, then as directed by the terms of our Retirement Plan, those shares will be voted by the trustee in the same proportion as the shares for which other participants in our Retirement Plan have timely provided voting instructions, except as otherwise required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
How do I vote my shares held in the Harris Dividend Reinvestment Plan?
If you are a participant in the Harris Dividend Reinvestment Plan (“DRIP”) administered by Computershare Trust Company, N.A., your voting instruction covers the shares of Harris common stock held in your DRIP account. Computershare Trust Company, N.A., as the DRIP administrator, is the shareholder of record of Harris common stock owned through the DRIP and will not vote those shares unless you provide it with voting instructions, which you may do over the Internet, by telephone or by mail as described above.
What happens if I return an unmarked proxy/voting instruction card?
If you properly execute and return a proxy/voting instruction card with no votes marked, your shares will be voted as recommended by our Board. Our Board’s recommendations, together with the description of each proposal, are set forth above in this proxy statement. In summary, our Board unanimously recommends you vote:

•	FOR election of all 11 of the nominees for director named in this proxy statement for a one-year term expiring at the 2019 Annual Meeting of Shareholders (see Proposal 1);

•	FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2); and

•	FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019 (see Proposal 3).
Could other matters be decided at the meeting?
At the date of this proxy statement, our Board did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement and did not intend to bring before the Annual Meeting any matter other than the proposals described in this proxy statement. With respect to other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof, your shares will be voted at the discretion of the proxy holders.
How will my shares be voted if I do not provide instructions to my broker?
It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under NYSE rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters, but not on “non-routine” matters. Under NYSE rules as currently in effect, “routine” matters include, among other things, ratification of the appointment of an independent registered public accounting firm. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019 is the only proposal set forth in this proxy statement that is considered “routine” under NYSE rules. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019. Under NYSE rules, the proposal to elect the 11 nominees for director named in this proxy statement and the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement are not “routine” and your broker, bank or other nominee will not have the discretion to vote your shares on these proposals.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?
If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Harris common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Shareowner Services, which may be reached by telephone at 1-888-261-6777 or over the Internet at www.computershare.com/investor.
Who pays for the solicitation of proxies?
We actively solicit proxy participation by Internet, by telephone, by e-mail, by letter or in person. We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing and mailing of proxy and solicitation materials. In addition, we request and encourage brokers and other custodians, nominees and fiduciaries to make available, forward or supply proxy and solicitation materials to our shareholders, and, upon request, we will reimburse them for their expenses in accordance with the fee schedule approved by the NYSE, as applicable. Our officers, directors and employees may, by telephone, e-mail or letter, or in person, make additional requests for the return of proxies, although we do not reimburse our own officers, directors or employees for soliciting proxies. We also have engaged Georgeson LLC to assist in the solicitation of proxies for a fee not to exceed $10,000 plus reimbursement of out-of-pocket expenses.
Will there be a webcast of the Annual Meeting of Shareholders?
Our 2018 Annual Meeting of Shareholders will be webcast live on October 26, 2018. To access the webcast, you may visit the Investors section of our website at harris.com/investors. The webcast will enable you only to listen. You will not be able to ask questions or vote your shares via the webcast. A replay of the webcast will be available on our website through November 26, 2018. The information contained on our website is not incorporated by reference into this proxy statement.
Who will tabulate and oversee the vote?
Representatives of Broadridge Investor Communication Solutions, Inc. will tabulate and oversee the vote.
Do I need an admission ticket to attend the Annual Meeting?
All shareholders are welcome to attend the Annual Meeting. Because seating is limited, admission will be on a first-come, first-served basis. No ticket is required for admission to the Annual Meeting. For security purposes, however, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting. Additionally, packages, boxes, handbags, briefcases and other items are subject to inspection.
Where can I find the voting results of the Annual Meeting?
We intend to announce the preliminary voting results at the Annual Meeting and to disclose final results in a Current Report on Form 8-K, which we will file with the SEC and make available through the Investors section of our website at harris.com/investors/financial-reports within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).
MISCELLANEOUS MATTERS
Annual Report on Form 10-K
Our Annual Report on Form 10-K for our fiscal year ended June 29, 2018 has been filed with the SEC and is available on the Investors section of our website at harris.com/investors/financial-reports. Upon request, we will furnish to shareholders without charge a copy of the Annual Report on Form 10-K. Shareholders may obtain a copy by calling (321) 727-9100 or writing to our Secretary at:
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919
Shareholder List
A list of our shareholders of record as of the record date of August 31, 2018 will be available for examination for any purpose germane to the 2018 Annual Meeting of Shareholders during normal business hours at 1025 West NASA Boulevard, Melbourne, Florida, at least 10 calendar days prior to, and also at, the 2018 Annual Meeting of Shareholders.
By Order of the Board of Directors
Scott T. Mikuen
Senior Vice President, General Counsel and Secretary
Melbourne, Florida
September 6, 2018

APPENDIX A
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
To supplement our income from continuing operations before income taxes, income from continuing operations per diluted common share and net cash provided by operating activities financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide the following non-GAAP financial measures: non-GAAP operating income, non-GAAP income from continuing operations per diluted common share and adjusted free cash flow, which have been adjusted to include, exclude or deduct certain costs, charges, expenses, losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting and long-term planning processes, and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

NON-GAAP OPERATING INCOME
		FY2016	FY2017	FY2018
		(in millions)
GAAP income from continuing operations before income taxes		$884	$905	$926
Net interest expense		181	170	168
Non-operating (income) loss		(10)	(2)	28
GAAP operating income		$1,055	$1,073	$1,122
Adjustments (a), (b)		53	58	64
Non-GAAP operating income		$1,108	$1,131	$1,186
NON-GAAP INCOME FROM CONTINUING OPERATIONS PER DILUTED COMMON SHARE
	FY2015	FY2016	FY2017	FY2018
GAAP income from continuing operations per diluted common share	$2.67	$4.87	$5.12	$5.94
Adjustment (c), (d)	1.91	0.27	0.41	0.56
Non-GAAP income from continuing operations per diluted common share	$4.58	$5.14	$5.53	$6.50
ADJUSTED FREE CASH FLOW
		FY2016	FY2017	FY2018
		(in millions)
Net cash provided by operating activities		$924	$569	$751
Adjustment for voluntary contribution to qualified pension plan		—	400	300
Less net capital expenditures (e)		(152)	(119)	(136)
Adjusted free cash flow		$772	$850	$915

(a)	Adjustments for Exelis Inc. acquisition-related charges and other items.
(b)
Adjustments for the fiscal year ended June 29, 2018 also included costs related to a decision to transition and exit a commercial line of business and other items and a one-time non-cash charge from an adjustment for deferred compensation.

(c)	Adjustments for the per share impact of Exelis Inc. acquisition-related charges and other items.
(d)
Adjustments for the fiscal year ended June 29, 2018 also included the per share impact of charges related to a decision to transition and exit a commercial line of business and other items, losses and other costs related to debt refinancing and one-time non-cash charges from an adjustment for deferred compensation and the impact of tax reform.

(e)	Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

A-1

HARRIS CORPORATION 1025 WEST NASA BOULEVARD MELBOURNE, FL 32919
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to submit your proxy/voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 25, 2018. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy/voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Harris in printing and mailing proxy materials, you can elect to receive all future proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To elect electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to submit your proxy/voting instructions up until 11:59 P.M. Eastern Time on October 25, 2018. Have your proxy/voting instruction card in hand when you call and then follow the instructions.

NOTE: Your Internet or phone voting instructions authorize the named proxies and/or provide the Plan Trustee with instructions to vote these shares in the same manner as if you marked, signed, dated and returned your proxy/voting instruction card.

VOTE BY MAIL (ONLY IF NOT VOTING BY INTERNET OR PHONE)

Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —	E31649-P96818 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARRIS CORPORATION PROXY/VOTING INSTRUCTION CARD
The Board of Directors recommends a vote “FOR” each nominee listed in Proposal 1; “FOR” Proposal 2; and “FOR” Proposal 3.
1. Election of Directors for a One-Year Term Expiring at 2019 Annual Meeting of Shareholders
Nominees:	For	Against	Abstain		For	Against	Abstain
1a. James F. Albaugh	☐	☐	☐	1j. Gregory T. Swienton	☐	☐	☐
1b. Sallie B. Bailey	☐	☐	☐	1k. Hansel E. Tookes II	☐	☐	☐
					For	Against	Abstain
1c. William M. Brown	☐	☐	☐	2. Advisory Vote to Approve the Compensation of Named Executive Officers as Disclosed in Proxy Statement	☐	☐	☐
					For	Against	Abstain
1d. Peter W. Chiarelli	☐	☐	☐	3 Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2019	☐	☐	☐

1e. Thomas A. Dattilo	☐	☐	☐
NOTE: If this proxy/voting instruction card is properly executed, then the undersigned’s shares will be voted in the manner instructed herein, or if no instruction is provided, then either as the Board of Directors recommends or, if the undersigned is a participant in the Harris Corporation Retirement Plan, as may otherwise be provided in the plan. The named proxies also are authorized, in their discretion, to consider and act upon such other business as may properly come before the 2018 Annual Meeting or any adjournments or postponements thereof.

1f. Roger B. Fradin	☐	☐	☐
1g. Lewis Hay III	☐	☐	☐
1h. Vyomesh I. Joshi	☐	☐	☐
1i. Leslie F. Kenne	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
(See reverse side for information on how to submit your proxy/voting instructions over Internet, by telephone or by mail.)
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be Held on October 26, 2018:
The Notice of 2018 Annual Meeting and Proxy Statement and Annual Report for Fiscal Year Ended
June 29, 2018 are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
E31650-P96818

HARRIS CORPORATION
Annual Meeting of Shareholders
October 26, 2018, 1:00 PM Local Time
This proxy is solicited on behalf of the Board of Directors of Harris Corporation and the Harris Corporation Retirement Plan Trustee.

You are receiving this proxy/voting instruction card because you are a registered shareholder and/or a participant in the Harris Corporation Retirement Plan. This proxy/voting instruction card revokes all prior proxies/voting instructions given by you. If you are voting by mail with this proxy/voting instruction card, please mark your choices and sign and date on the reverse side exactly as your name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.

If the undersigned is a registered shareholder, the undersigned hereby appoints WILLIAM M. BROWN, RAHUL GHAI and SCOTT T. MIKUEN, and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of Harris Corporation common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Harris Corporation to be held on October 26, 2018 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting. If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then the undersigned’s shares will be voted “FOR” the election of the Board of Directors’ nominees; “FOR” Proposal 2; and “FOR” Proposal 3.

If the undersigned is a participant in the Harris Corporation Retirement Plan, the undersigned hereby instructs the Plan Trustee to vote, as instructed on the reverse side of this proxy/voting instruction card, the shares allocable to the undersigned’s Harris Corporation Stock Fund Account at the Annual Meeting of Shareholders of Harris Corporation to be held on October 26, 2018 or at any adjournments or postponements thereof. If the undersigned does not provide voting instructions, the Plan Trustee will vote such shares in the same proportion as the shares for which other participants in the Plan have timely provided voting instructions, except as otherwise provided in accordance with ERISA.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be marked, signed and dated on reverse side